Exhibit 4.27

Private & Confidential
Dated 16 March 2009

SUPPLEMENTAL AGREEMENT
relating to a Revolving Credit Facility and a Guarantee
and Letter of Credit Facility of
up to (originally) US$1,000,000,000
to
AEGEAN MARINE PETROLEUM S.A.
as Borrower

provided by
THE BANKS AND FINANCIAL INSTITUTIONS
listed in schedule 1
as Banks

Mandated Lead Arranger and Bookrunner
HSH NORDBANK AG
Agent, Security Agent, Issuing Bank and Account Bank
THE ROYAL BANK OF SCOTLAND PLC

THIS SUPPLEMENTAL AGREEMENT is dated 16 March 2009 and made BETWEEN:

(1)	AEGEAN MARINE PETROLEUM S.A., a corporation incorporated in the Republic of Liberia whose registered office is at 80 Broad Street, Monrovia, Liberia (the “Borrower”);

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in schedule 1 as Banks (together the “Banks”);

(3)	THE ROYAL BANK OF SCOTLAND PLC as agent (the “Agent”);

(4)	THE ROYAL BANK OF SCOTLAND PLC as account bank (the “Account Bank”);

(5)	THE ROYAL BANK OF SCOTLAND PLC as security agent (the “Security Agent”);

(6)	THE ROYAL BANK OF SCOTLAND PLC as issuing bank (the “Issuing Bank”);

(7)	HSH NORDBANK AG as mandated lead arranger and bookrunner (the “Arranger”);

(8)	THE COMPANIES listed in schedule 2 as Owners (together the “Owners” and each an “Owner”);

(9)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Manager”);

(10)	AEGEAN MANAGEMENT SERVICES M.C., a company incorporated in the Hellenic Republic whose registered office is at 42 Hatzikiriakou Street, 185 38 Piraeus, Greece (the “New Manager”); and

(11)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated in the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Corporate Guarantor”).

WHEREAS:

(A)
this Agreement is supplemental to a loan agreement dated 30 September 2008 as amended and supplemented by various supplemental letters and agreements (together, the “Principal Agreement”) made between (1) the Borrower as borrower, (2) the Banks, (3) the Agent, (4) the Arranger, (5) the Security Agent, (6) the Account Bank and (7) the Issuing Bank, relating to a secured credit facility of up to One billion Dollars ($1,000,000,000), made available by the Banks to the Borrower upon the terms and conditions set out therein; and

(B)
the Borrower has requested that (inter alia) the Banks agree to the extension of the Final Maturity Date for all the Facilities and that certain other changes are made to the Principal Agreement and this Agreement sets out (inter alia) the terms and conditions upon which the Creditors shall, at the request of the Borrower, agree to such changes.

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NOW IT IS HEREBY AGREED as follows:

1	Definitions

1.1	Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Creditors” means the Agent, the Arranger, the Security Agent, the Banks, the Account Bank and the Issuing Bank and “Creditor” means any of them;

“Effective Date” means the date, no later than 20 March 2009, on which the Agent notifies the Borrower in writing that the Agent has received the documents and evidence specified in clause 5 and schedule 4 in a form and substance satisfactory to it;

“Loan Agreement” means the Principal Agreement as amended and restated by this Agreement;

“Mortgage Addendum” means, in relation to a Ship subject to an existing Mortgage (which is a Liberian or a Panamanian mortgage), the addendum executed or (as the context may require) to be executed by the relevant Owner of that Ship in favour of the Security Agent or the Banks (as the case may be) and supplemental to the existing Mortgage, executed by such Owner of such Ship in the form required by the Agent in its sole discretion, and “Mortgage Addenda” means all of them;

“New Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in the form set out in schedule 6;

“New Security Documents” means, together, the Mortgage Addenda, the New Corporate Guarantee and the Overdraft Account Pledge;

“Overdraft Account” means the interest bearing Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with HSH Nordbank AG as Bank and includes any sub-accounts thereof and any other account designated in writing by such Bank to be an Overdraft Account for the purposes of this Agreement;

“Overdraft Account Pledge” means the pledge of the Overdraft Account executed or (as the context may require) to be executed by the Borrower in favour of the Banks in such form as the Banks may in their absolute discretion require;

“Relevant Documents” means this Agreement and the New Security Documents;

“Relevant Parties” means the Borrower, the Owners, the Manager, the New Manager and the Corporate Guarantor or, where the context so requires or permits, means any or all of them; and

“Ship” means each of the vessels listed in schedule 3 (being the Ships referred to in the Principal Agreement).

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1.3     Principal Agreement

References in the Principal Agreement to “this Agreement” shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as “herein”, “hereof”, “hereunder”, “hereafter”, “hereby” and “hereto”, where they appear in the Principal Agreement, shall be construed accordingly.

1.4	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5	Construction of certain terms

Clauses 1.2 to 1.5 (inclusive) of the Principal Agreement shall apply to this agreement (mutatis mutandis) as if set out herein and as if references therein to “this Agreement” were references to this Agreement.

2	Consent of the Creditors

2.1
The Creditors, relying upon the representations and warranties made by each of the Relevant Parties in clause 4, agree with the Borrower that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 20 March 2009 of the conditions contained in clause 5 and schedule 4, the Creditors agree to the amendment of the Principal Agreement on the terms set out in clause 3.

2.2	The Agent (acting on the instructions of all the Banks) shall advise the Borrower in writing of the Effective Date.

3	Amendments to Principal Agreement

3.1	Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended so as to read in accordance with the form of the amended and restated Loan Agreement set out in schedule 5 and (as so amended) will continue to be binding upon the Creditors and the Borrower in accordance with its terms as so amended and restated.

3.2	Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and this Agreement shall be read and construed as one instrument.

4	Representations and warranties

4.1	Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

4.1.1	Existing representations and warranties

the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of the Corporate Guarantee and each Owner’s Guarantee were true and correct on the date of the Principal Agreement and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made on the date of this Agreement with reference to the facts and circumstances existing on such date;

4.1.2	Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3	Binding obligations

the Relevant Documents to which it is or is to be a party are duly executed by the Relevant Parties and constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4	No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5	No filings required

save for the registration of the Mortgage Addenda with the relevant ship registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6	Choice of law

the choice of English law to govern the Relevant Documents (other than the Mortgage Addenda and the Overdraft Account Pledge), the choice of the law of the relevant Flag State to govern each of the Mortgage Addenda, the choice of German law to govern the Overdraft Account Pledge and the submissions by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding; and

4.1.7	Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2	Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement and clause 7 of the form of the amended and restated Loan Agreement set out in schedule 5, shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5	Conditions

5.1	Documents and evidence

The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 4 in form and substance satisfactory to the Agent.

5.2	General conditions precedent

The consent of the Creditors referred to in clause 2 shall be further subject to:

5.2.1	the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2	no Event of Default having occurred and continuing at the time of the Effective Date.

5.3	Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of all the Banks) in whole or in part with or without conditions.

6	Relevant Parties' confirmations

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and agrees that:

6.1
each of the Security Documents to which it is a party, and its obligations thereunder, shall remain in full force and effect notwithstanding the amendments made to the Principal Agreement by this Agreement;

6.2
its obligations under the relevant Security Documents to which it is a party includes any and all amounts owing by the Borrower under the Principal Agreement as amended and restated by this Agreement; and

6.3
with effect from the Effective Date, references to “the Agreement” or the “the Loan Agreement”, or the “Facility Agreement” (or equivalent references) in any of the Security Documents to which it is a party, shall henceforth be references to the Principal Agreement as amended and restated by this Agreement and as from time to time hereafter amended.

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7	Expenses

7.1	Expenses

The Borrower agrees to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

7.1.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the New Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the New Security Documents; and

7.1.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or the New Security Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the New Security Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2	Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.3	Stamp and other duties

The Borrower agrees to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the New Security Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

8	Miscellaneous and notices

8.1	Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the “Borrower” in the said clause 17.

8.2	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

9	Applicable law

9.1	Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by and shall be construed in accordance with English law.

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9.2     Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts.  Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

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Schedule 1

Names and lending offices of the Banks

Name	Lending Office
The Royal Bank of Scotland plc	45 Akti Miaouli 185 36 Piraeus Greece
HSH Nordbank AG	Gerhart-Hauptmann- Platz 50 20095 Hamburg Germany

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Schedule 2

The Owners

	(1) Owner	(2) Country of Incorporation	(3) Registered office
1	Aegean Daisy Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
2	Aegean Rose Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
3	Baltic Navigation Company	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
4	Carnaby Navigation Inc.	Liberia	80 Broad Street, Monrovia, Republic of Liberia
5	Mare Vision S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
6	Aegean Tanking S.A.	Liberia	80 Broad Street, Monrovia, Republic of Liberia
7	Ouranos Tanking S.A.	Liberia	80 Broad Street, Monrovia, Liberia
8	Sea Breezer Marine S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
9	Aegean Breeze Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
10	Aegean Tiffany Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece
11	Aegean X Maritime Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
12	Pontos Navigation Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960
13	Aegean Marine Petroleum LLC (Collateral Owner A)	United Arab Emirates	P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates
14	Aegean Seven Maritime Inc. (Collateral Owner B)	Liberia	80 Broad Street, Monrovia, Republic of Liberia
15	Venus Holding Company (Collateral Owner C)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

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Schedule 3

The Ships and their details

	(1) Name/Hull Number	(2) Flag State	(3) IMO No.	(4) Owning Company
1	Aegean Daisy	Greek	7729007	Aegean Daisy Maritime Company
2	Aegean Rose	Greek	7729019	Aegean Rose Maritime Company
3	Aegean Force	Liberia	8007080	Baltic Navigation Company
4	Aegean Pride I	Liberia	8027195	Carnaby Navigation Inc.
5	Aegean XI	Gibraltar	8411255	Mare Vision S.A.
6	Fos	Liberia	8033314	Aegean Tanking S.A.
7	Ouranos	Liberia	8138683	Ouranos Tanking S.A.
8	Aegean Princess	Liberia	8821759	Sea Breezer Marine S.A.
9	Aegean Breeze I	Greek	9314466	Aegean Breeze Maritime Company
10	Aegean Tiffany	Greek	9314478	Aegean Tiffany Maritime Company
11	Aegean X	Panama	8209664	Aegean X Maritime Inc.
12	Leader	Panama	8400000	Pontos Navigation Inc.
13	Aegean Flower (Collateral Ship A)	United Arab Emirates	8978394	Aegean Marine Petroleum LLC
14	Aegean VII (Collateral Ship B)	Liberia	8313544	Aegean Seven Maritime Inc.
15	Aegean IX (Collateral Ship C)	Panama	7402623	Venus Holding Company

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Schedule 5

Form of Amended and Restated Loan Agreement

Private & Confidential

FACILITY AGREEMENT
for a Revolving Credit Facility
and a Guarantee and Letter of Credit Facility
of up to US$1,000,000,000
to
AEGEAN MARINE PETROLEUM S.A.

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1

Mandated Lead Arranger and Bookrunner
HSH NORDBANK AG

Agent, Security Agent and Account Bank
THE ROYAL BANK OF SCOTLAND PLC

ATH-#2531092-v4

Contents

Clause		Page

1	Purpose and definitions	1

2	The Facilities	22

3	Interest and Interest Periods	41

4	Indemnities; repayments; cancellations; prepayments	44

5	Fees, commissions and expenses	48

6	Payments and taxes; accounts and calculations	50

7	Representations and warranties	55

8	Undertakings	61

9	Conditions	72

10	Events of Default	73

11	Indemnities	79

12	Unlawfulness and increased costs	81

13	Security, set off and pro-rata payments	83

14	Accounts	86

15	Assignment, transfer and lending office	88

16	Arranger, Agent, Security Agent and Reference Banks	91

17	Notices and other matters	102

18	Governing law and jurisdiction	104

Schedule 1 The Banks and their Percentages		105

Schedule 2 Documents and evidence required as conditions precedent		106

Schedule 3 The Owners and their Ships		111

Schedule 4 Transfer Certificate		114

2

THIS AGREEMENT is dated 30 September 2008 as amended and supplemented by several supplemental agreements and as further amended and restated by a supplemental agreement dated 16 March 2009 and made BETWEEN:

(1)	AEGEAN MARINE PETROLEUM S.A. as Borrower;

(2)	THE ROYAL BANK OF SCOTLAND PLC as Agent, Security Agent and Account Bank;

(3)	HSH NORDBANK AG as Arranger; and

(4)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as Banks.

IT IS AGREED as follows:

1	Purpose and definitions

1.1	Purpose

This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrower:

1.1.1
a reducing revolving credit facility in the amount of up to the Applicable RCF 1 Limit, for the purpose of assisting the Borrower to finance the working capital needs of the Borrower and any other members of the Group in connection with trade related activities;

1.1.2
a multi-currency revolving guarantee and letter of credit facility in the amount of up to the Applicable Guarantee Facility Limit (inclusive of the limit of the revolving credit facility referred to in clause 1.1.3 below), for the purpose of assisting the Borrower to finance the purchase and transportation of fuel cargoes and the payment of other expenses incidental to the supply of bunkers and lubricants to its customers; and

1.1.3
a revolving credit facility in the amount of up to the Applicable RCF 2 Limit, for the purpose of assisting the Borrower to finance the working capital needs of the Borrower and any other members of the Group in connection with trade related activities.

1.2	Definitions

In this Agreement, unless the context otherwise requires:

“Account Bank” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other bank as may be designated by the Agent as the Account Bank for the purposes of this Agreement and includes its successors in title;

“Account Pledges” means, together, the Operating Account Pledge, the Cash Collateral Account Pledge, the Overdraft Account Pledge and any Illegality Security Account Pledge and “Account Pledge” means any of them;

“Accounts” means, together, the Operating Account, the Manager’s Operating Account, the Cash Collateral Account, the Overdraft Account and any Illegality Security Account and “Account” means any of them;

“Actual Exposure” means, at any relevant time, the aggregate of:

(a)	the Loan;

(b)	the Outstanding Amounts for all L/Cs (subject to clause 2.8);

(c)	all other Outstandings of all Banks; and

(d)
any part of the Available Amount of the RC Facilities taken into account by the Corporate Guarantor for the purpose of complying with clause 5.3.1(c) of the Corporate Guarantee at the then latest time when compliance was tested by the Security Agent;

“Additional Mortgage Date” means, in relation to each Additional Owner and the Additional Ship owned by it, the date when the Borrower has actually delivered the documents and evidence specified in clause 8.5.3 in connection with such Additional Ship in accordance with the terms of such clause 8.5.3;

“Additional Owner” means, in relation to an Additional Ship, the member of the Group which is the registered owner of such Additional Ship at any relevant time, and “Additional Owners” means any or all of them;

“Additional Ship” means each vessel owned by a member of the Group, if and to the extent it has been designated by the Borrower and accepted by the Agent (acting on the instructions of the Majority Banks in their absolute discretion) pursuant to clause 8.5.3 to become an “Additional Ship” for the purpose of this Agreement and “Additional Ships” means any or all of them;

“Advance” means, in relation to each RC Facility, each borrowing by the Borrower of a portion of such RC Facility or (as the context may require) the principal amount of such borrowing outstanding at any relevant time and “Advances” means any or all of them;

“Aegean Bunkering” means Aegean Bunkering Services Inc. of the Marshall Islands and includes its successors in title;

“Agent” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as agent by the Banks pursuant to clause 16 and includes its successors in title;

“Aggregate Liabilities” means, at any relevant time, the aggregate of the Loan and the Outstandings of all the Banks;

“Ancillary Bank” means HSH Nordbank AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany as the Bank that is the lender of the Ancillary Facility (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

Ancillary Commencement Date means the date on which the Ancillary Facility is first made available in accordance with clause 2.20, which date shall be a Banking Day within the Availability Period for the Guarantee Facility and RCF 2;

Ancillary Commitment means $15,000,000 (or such other maximum amount which the Ancillary Bank has agreed with the prior written consent of all the Banks) (whether or not subject to satisfaction of conditions precedent) to make available from time to time under the Ancillary Facility and which has been authorised as such under clause 2.20, to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents;

Ancillary Document means each document relating to or evidencing the terms of the Ancillary Facility;

Ancillary Facility means the overdraft facility made or (as the context may require) to be made available by the Ancillary Bank in accordance with clause 2.20;

Ancillary Outstandings means, at any time, the aggregate of the principal amount outstanding under the Ancillary Facility (net of any credit balances on the Overdraft Account to the extent that the credit balances are freely available (including under the terms of this Agreement) to be set off by the Ancillary Bank against liabilities owed to it by the Borrower under the Ancillary Facility), as determined by the Ancillary Bank acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Documents;

“Applicable Accounting Principles” means, at any relevant time, the most recent and up-to-date US GAAP;

“Applicable Guarantee Facility Limit” means, at any relevant time, the sum of:

(a)
the GF Relevant Amount or the equivalent thereof in Optional Currencies, as the same may be increased from time to time under and in accordance with clause 2.16 but not exceeding the Maximum Guarantee Facility Limit, minus

(b)	the outstanding Advances under RCF 2 at the relevant time; and

(c)	the total amount of the Ancillary Commitment for as long as the Ancillary Facility remains available under the Ancillary Documents and this Agreement,

as the same may be reduced by any of the terms of this Agreement;

“Applicable Limit” means, in relation to a Facility at any relevant time:

(a)     in relation to the Guarantee Facility, the Applicable Guarantee Facility Limit at such time;

(b)     in relation to RCF 1, the Applicable RCF 1 Limit at such time; or

(c)     in relation to RCF 2, the Applicable RCF 2 Limit at such time,

and Applicable Limits means any or all of them;

“Applicable RCF 1 Limit” means $102,500,000 as the same may be reduced from time to time pursuant to the terms of this Agreement (including under clause 4.3.1);

“Applicable RCF 2 Limit” means, at any relevant time, the lower of:

(a)
the RCF 2 Relevant Amount (or such other higher or lower sum as may be approved in writing by all the Banks in their absolute discretion not exceeding the then Applicable Guarantee Facility Limit), as the same may be increased from time to time under and in accordance with clause 2.16 but not exceeding the Maximum RCF 2 Limit; and

(b)	the amount in Dollars which is equal to the available and unutilised portion of the Applicable Guarantee Facility Limit at the relevant time;

minus

(c)	the total amount of the Ancillary Commitment for as long as the Ancillary Facility remains available under the Ancillary Documents and this Agreement,

as the same may be reduced by any of the terms of this Agreement;

“Arranger” means HSH Nordbank AG of Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany, in its capacities as mandated lead arranger and bookrunner (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) and includes its successors in title;

“Availability Period” means, in relation to each Facility, the period commencing on the date of this Agreement and ending on the earlier of:

(a)	the date falling seven (7) days before the Final Maturity Date (or such later date as the Banks may agree with the Borrower); and

(b)	the date on which the Banks’ obligation to make the relevant Facility available is fully cancelled or terminated under the terms of this Agreement;

“Available Amount” means, at any time and in relation to each RC Facility, the amount by which the Applicable Limit for such Facility exceeds the aggregate of all Advances outstanding at such time under such RC Facility;

“Banking Day” means a day on which banks are open in London, Hamburg and Piraeus and, in respect of a day on which payment is required to be made or other dealing is due to take place under this Agreement:

(a)	in Dollars, a day on which banks are open in New York City;

(b)	in an Optional Currency (other than euros), a day on which banks are open in New York City and the principal financial centre of the country of that Optional Currency; and

(c)	in euros, a Target Day,

or any other relevant place of payment under clause 6;

“Banks” means the banks and financial institutions set out in schedule 1 and includes their respective successors in title and Transferee Banks and “Bank” means any of them;

“Basel 2 Accord” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement;

“Basel 2 Approach” means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel 2 Accord) adopted by a Bank (or its holding company) for the purposes of implementing or complying with the Basel 2 Accord;

“Basel 2 Regulation” means (a) any law or regulation implementing the Basel 2 Accord or (b) any Basel 2 Approach adopted by a Bank;

“Beneficiary” means, in relation to a L/C, the person in whose favour the L/C has been issued under this Agreement;

“Borrowed Money” means, in relation to a person (the “debtor”), a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount (and when calculating the value of any such transaction, only the marked to market value as at any date shall be taken into account);

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person; or

(g)	any other Indebtedness which would be regarded as debt pursuant to the Applicable Accounting Principles,

and, in calculating the Borrowed Money of any person, none of the above items shall be deducted or added or otherwise taken into account more than once in any such calculation;

“Borrower” means Aegean Marine Petroleum S.A. of 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

“Borrowing Base Report” means each report in the form set out in schedule 10;

“Capital Adequacy Law” means any law or any regulation (whether or not having the force of law, but, if not having the force of law, with which a Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits or other banking or monetary controls or requirements which affect the manner in which that Bank allocates capital resources to its obligations hereunder (including, without limitation, those resulting from the implementation or application of or compliance with the Basel 2 Accord or any Basel 2 Regulation);

“Cash Collateral Account” means an interest bearing account of the Borrower opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a “Cash Collateral Account” for the purposes of this Agreement;

“Cash Collateral Account Pledge” means the pledge of the Cash Collateral Account executed or (as the context may require) to be executed by the Borrower in favour of the Banks and the Agent in such form as the Banks may in their absolute discretion require;

“Casualty Amount” means, in relation to each Ship, Two hundred and fifty thousand Dollars ($250,000) or the equivalent in any other currency;

“Classification” means, in relation to each Ship, the highest classification for a vessel of such Ship’s type with the Classification Society or such other classification as the Agent (acting on the instructions of the Majority Banks) shall, at the request of an Owner, have agreed in writing shall be treated as the Classification for such Owner’s Ship for the purposes of the Security Documents;

“Classification Society” means, in relation to each Ship, any classification society which is a member of the International Association of Classification Societies (IACS) or such other classification society which the Agent (acting on the instructions of the Majority Banks) shall, at the request of an Owner, have agreed in writing shall be treated as the Classification Society for such Owner’s Ship for the purposes of the Security Documents;

“Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741(18) of the International Maritime Organisation and incorporated into the International Convention for the Safety of Life at Sea 1974 (as amended) and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“Collateral Mortgage Date” means, in relation to each Collateral Owner and the Ship owned by it, the latest date when the Borrower is required to deliver the documents and evidence specified in clause 8.1.14 in connection with such Collateral Ship in accordance with the terms of such clause 8.1.14;

“Collateral Owner” means:

(a)	in relation to Collateral Ship A, the Collateral Owner A;

(b)	in relation to Collateral Ship B, the Collateral Owner B; or

(c)	in relation to Collateral Ship C, the Collateral Owner C,

and “Collateral Owners” means any or all of them;

“Collateral Owner A” means Aegean Marine Petroleum LLC of P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates and includes its successors in title;

“Collateral Owner B” means Aegean Seven Maritime Inc. of 80 Broad Street, Monrovia, Liberia and includes its successors in title;

“Collateral Owner C” means Venus Holding Company of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and includes its successors in title;

“Collateral Ship” means:

(a)	in relation to Collateral Owner A, the Collateral Ship A;

(b)	in relation to Collateral Owner B, the Collateral Ship B;

(c)	in relation to Collateral Owner C, the Collateral Ship C;

and “Collateral Ships” means any or all of them;

“Collateral Ship A” means the Ship owned by the Collateral Owner A, as described in more detail in row 13 of Part B of schedule 3;

“Collateral Ship B” means the Ship owned by the Collateral Owner B, as described in more detail in row 14 of Part B of schedule 3;

“Collateral Ship C” means the Ship owned by the Collateral Owner C, as described in more detail in row 15 of Part B of schedule 3;

“Commitment” means, in relation to each Bank:

(a)	in connection with a RC Facility at any relevant time, the amount in Dollars equal to such Bank’s Percentage of the Applicable Limit of that RC Facility at such time; or

(b)	in connection with both RC Facilities at any relevant time, the amount in Dollars equal to such Bank’s Percentage of the Applicable Limits of both RC Facilities at such time,

(but, in each case in relation to RCF 2 only, for the purposes of this definition without deducting from the Applicable RCF 2 Limit the amount of the Ancillary Commitment as would be required by paragraph (c) of the definition “Applicable RCF 2 Limit” in this clause 1.2), in each case as reduced or increased by any relevant term of this Agreement;

“Compulsory Acquisition” means, in relation to a Ship, requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of that Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

“Contribution” means, in relation to each Bank, the principal amount of the Loan owing to such Bank at any relevant time;

“Corporate Guarantee” means the corporate guarantee executed or (as the context may require) to be executed by the Corporate Guarantor in favour of the Security Agent in the form set out in schedule 6 of the Supplemental Agreement;

“Corporate Guarantor” means Aegean Marine Petroleum Network Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MHJ96960 and includes its successors in title;

“Creditors” means, together, the Arranger, the Agent, the Account Bank, the Security Agent, the Ancillary Bank and the Banks and “Creditor” means any of them;

“Customer” means each person from whom Receivables are due to the Borrower at any relevant time and “Customers” means any or all of them;

“Default” means any Event of Default or any event or circumstance which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

“Direct Credit Substitute” means a letter of credit or bank guarantee issued or to be issued by a Bank in favour of a Beneficiary in such form as is agreed between that Bank and the Borrower which is required by the Borrower in the ordinary course of its business and which is neither a Documentary L/C nor a Transaction Related Standby L/C;

“Documentary L/C” means a letter of credit issued or to be issued by a Bank in favour of a Beneficiary in such form as is agreed between that Bank and the Borrower which directly relates to the purchase of Oil Products by the Borrower and which imposes on that Bank a primary obligation to pay upon presentation of specified documents as specified in such letter of credit;

“DOC” means a document of compliance issued to an Operator in accordance with rule 13 of the Code;

“Dollars” and “$” mean the lawful currency of the United States of America and in respect of all payments to be made under any of the Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

“Drawdown Date” means, in relation to each Advance, any date, being a Banking Day falling during the Availability Period, on which such Advance is, or is to be, made available;

“Drawdown Notice” means, in relation to each Advance, a notice substantially in the form of schedule 5, Part A in respect of such Advance;

“Earnings” means, in relation to a Ship, all moneys whatsoever from time to time due or payable to the Owner of such Ship during the Security Period arising out of the use or operation of such Ship including (but without limiting the generality of the foregoing) all freight, hire and passage moneys, income arising out of pooling arrangements, compensation payable to such Owner in the event of requisition of such Ship for hire, remuneration for salvage or towage services, demurrage and detention moneys and damages for breach (or payment for variation or termination) of any charterparty or other contract for the employment of such Ship;

“Effective Date” means the Effective Date as defined in the Supplemental Agreement;

“EMU Legislation” means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, a single or unified European Currency being part of the implementation of the Third Stage;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including without limitation title transfer and/or retention arrangements having a similar effect);

“Environmental Affiliate” means any agent or employee of the Borrower or any other Relevant Party or any person having a contractual relationship with the Borrower or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship;

“Environmental Approval” means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from such Relevant Ship required under any Environmental Law;

“Environmental Claim” means any and all material enforcement, clean-up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Law or any Environmental Approval together with claims made by any third party relating to damage, contribution, loss or injury, resulting from any actual or threatened emission, spill, release or discharge of a Pollutant from any Relevant Ship;

“Environmental Laws” means all national, international and state laws, rules, regulations, treaties and conventions applicable to any Relevant Ship pertaining to the pollution or protection of human health or the environment including, without limitation, the carriage of Pollutants and actual or threatened emissions, spills, releases or discharges of Pollutants;

“EURIBOR” means, in relation to a particular period:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for that period, the arithmetic mean of the rates (rounded upwards to four decimal places) quoted to the Agent by the Reference Banks at the request of the Agent to be the rate offered to each Reference Bank by leading banks in the European Interbank Market, as of 11:00 a.m. (Brussels time) on the Quotation Date for the offering of deposits in euro for a period comparable to that period;

“euro” and “euros” means, for the time being, the single currency of Participating Member States as provided in the EMU Legislation;

“Event of Default” means any of the events or circumstances described in clause 10.1;

“Expiry Date” means, in relation to a L/C, the expiry date specified in the Issue Request relating thereto and initially applicable thereto or, as the context may require, any extended expiry date requested and agreed to by the Bank that issued such L/C pursuant to clause 2.6 and/or clause 2.13 provided that in no circumstances shall the expiry date of a L/C be a date falling after the Final Maturity Date for the Guarantee Facility, except in accordance with clause 2.13;

“Extension Notice” shall have the meaning given to it in clause 4.3.2(b);

“Facilities” means, together, RCF 1, RCF 2 and the Guarantee Facility and “Facility” means any of them;

“Final Maturity Date” means 30 January 2011 or such other later date as all the Banks may agree in their absolute and unfettered discretion and the Agent notifies to the Borrower by an Extension Notice sent pursuant to clause 4.3.2;

“Flag State” means, in relation to each Ship (other than an Additional Ship), such state or territory (if any) specified opposite such Ship’s name in the column headed “Flag State” in Part B of schedule 3 or such state or territory designated in writing by the Majority Banks in their absolute discretion, at the request of an Owner as being the “Flag State” of such Owner’s Ship for the purpose of the Security Documents;

“General Assignment” means, in relation to each Ship, a general assignment or a deed of covenant (as the case may be) collateral to the Mortgage of that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Security Agent or any of the other Creditors in such form as the Banks may in their absolute discretion require, and “General Assignments” means any or all of them;

“GF Relevant Amount” means the aggregate of:

(a)	until the RBS Reduction Date $197,500,000 or, with effect from the RBS Reduction Date and at all times thereafter, $147,500,000;

plus

(b)	with effect from the date of any reduction of the Applicable RCF 1 Limit under clause 4, the amount of such reduction; and

(c)	with effect from the date of any prepayment of RCF 1 under clause 8.2.1, the amount of such prepayment;

“Government Entity” means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

“Group” means, together, the Corporate Guarantor and its Subsidiaries from time to time (which, for the avoidance of doubt, includes all other Security Parties) and “member of the Group” shall be construed accordingly;

“Guarantee Facility” means the multi-currency revolving guarantee and letter of credit facility referred to in clause 2.1.1(a)(ii) in the amount of up to the Applicable Guarantee Facility Limit and made available by the Banks to the Borrower pursuant to this Agreement;

“Guarantee Facility Commitment” means, in relation to each Bank at any relevant time, the amount in Dollars equal to such Bank’s Percentage of the Applicable Guarantee Facility Limit at such time (but, for the purposes of this definition, without deducting therefrom the amount of the Ancillary Commitment as would be required by paragraph (c) of the definition of “Applicable Guarantee Facility Limit” in this clause 1.2), as reduced or increased by any relevant term of this Agreement;

“Illegality Security Account” means, in respect of a L/C, each account opened or (as the context may require) to be opened by the Borrower with the Account Bank following the Agent’s request pursuant to clause 14.7 in respect of that L/C and includes any sub-accounts thereof and “Illegality Security Accounts” means any or all of them;

“Illegality Security Account Pledge” means, in respect of an Illegality Security Account, the pledge of such account executed or (as the context may require) to be executed by the Borrower in favour of the Bank that issued the L/C to which such Illegality Security Account relates, in such form as that Bank may in its absolute discretion require and “Illegality Security Account Pledges” means any or all of them;

“Increase Notice” shall have the meaning given to it in clause 2.16;

“Increasing Bank” shall have the meaning given to it in clause 2.16;

“Indebtedness” means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

“Insurance Letter” means, in respect of a Ship, a letter from the Owner of such Ship in the form set out in schedule 7;

“Insurances” means, in relation to a Ship, all policies and contracts of insurance (which expression includes all entries of that Ship in a protection and indemnity or war risks association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of the relevant Owner (whether in the sole name of such Owner, or in the joint names of such Owner and the Security Agent or otherwise) in respect of such Owner’s Ship and her Earnings or otherwise howsoever in connection with such Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

“Interest Payment Date” means the last day of an Interest Period;

“Interest Period” means, in relation to an Advance, each period for the calculation of interest in respect of such Advance ascertained in accordance with clauses 3.2 and 3.3;

“ISPS Code” means the International Ship and Port facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organization now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea 1974 (as amended) as adopted by a Diplomatic conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC” means, in relation to each Ship, an International Ship Security Certificate issued in respect of  that Ship pursuant to the ISPS Code;

“Issue Date” means, in relation to a L/C, the date, being a Banking Day falling within the Availability Period, on which the Borrower requests that such L/C be issued, as specified in the Issue Request for such L/C or (as the context may require) the date on which such L/C is actually issued;

“Issue Request” means, in relation to a L/C, a notice in the form or substantially in the form of schedule 5, Part B;

“L/C” means:

(a)	a Documentary L/C; or

(b)	a Transaction Related Standby L/C; or

(c)	a Direct Credit Substitute;

“L/C Valuation Date” has the meaning given to that term in clause 2.8;

“LIBOR” means in relation to a particular period:

(a)
in respect of any amount outstanding hereunder in Dollars or in an Optional Currency (other than euros), the rate for deposits of the relevant currency for a period equivalent to such period at or about 11:00 a.m. on the Quotation Date for such period as displayed on Reuters page LIBOR 01 (British Bankers’ Association Interest Settlement Rates) (or such other page as may replace such page LIBOR 01 on such system or on any other system of the information vendor for the time being designated by the British Bankers’ Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers’ Association’s Recommended Terms and Conditions (“BBAIRS” terms) applicable at the relevant time)); or

(b)
if on such date no such rate is so displayed, the arithmetic mean of the rates (rounded upwards to four decimal places) quoted to the Agent by the Reference Banks at the request of the Agent, as the rate for deposits of the relevant currency in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to such period offered to each Reference Bank by leading banks in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for such period;

“Loan” means the aggregate principal amount owing to the Banks under this Agreement at any relevant time under the Advances of both RC Facilities;

“Majority Banks” means, at any relevant time, Banks the aggregate of whose Percentages equals to or exceeds sixty per cent (60%);

“Management Agreement” means, in relation to each Ship, the management agreement made or (as the context may require) to be made between the relevant Owner and the Manager of that Ship in a form previously approved in writing by the Majority Banks, providing (inter alia) for the relevant Manager to manage that Ship and “Management Agreements” means any or all of them;

“Manager” means, in relation to each Ship, Aegean Bunkering Services Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 or Aegean Management Services M.C. of 42 Hatzikiriakou Street, 185 38 Piraeus, Greece or any other person appointed by the Owner of such Ship, with the prior written consent of the Majority Banks, as the manager of such Ship and, in each such case, includes their respective successors in title and “Managers” means any or all of them;

“Manager’s Operating Account” means an interest bearing Dollar account of Aegean Bunkering opened by Aegean Bunkering with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be a “Manager’s Operating Account” for the purposes of this Agreement;

“Manager’s Undertaking” means, in relation to each Ship, the first priority undertaking and assignment in relation to that Ship executed or (as the context may require) to be executed by the Manager of that Ship in favour of the Security Agent in such form as the Banks may require in their sole discretion and “Manager’s Undertakings” means any or all of them;

“Margin” means, in relation to the Loan, two point five per cent (2.5%) per annum;

“Mandatory Cost” means, in relation to any period, a percentage calculated by the Agent for such period at an annual rate determined by the application of the formula set out in schedule 6;

“Maximum Guarantee Facility Limit” means $897,500,000 or the equivalent thereof in Optional Currencies;

“Maximum RCF 1 Limit” means $102,500,000;

“Maximum RCF 2 Limit” means $730,800,000;

“month” means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and “months” and “monthly” shall be construed accordingly;

“Mortgage” means, in relation to each Ship, the first priority or (as the case may be) first preferred mortgage of that Ship executed or (as the context may require) to be executed by the relevant Owner in favour of the Security Agent or any of the other Creditors in such form as the Banks may in their absolute discretion require, and “Mortgages” means any or all of them;

“Mortgage Addendum” means each addendum to a Mortgage entered into or (as the context may require) to be entered into pursuant to the terms of the Supplemental Agreement and “Mortgage Addenda” means any or all of them;

“Mortgaged Ship” means, at any relevant time, any Ship which is at such time subject to a Mortgage and/or the Earnings, Insurances and Requisition Compensation of which are subject to an Encumbrance pursuant to the relevant Ship Security Documents and a Ship shall, for the purposes of this Agreement, be deemed to be a Mortgaged Ship as from whichever shall be the earlier of (a) the date that the General Assignment for such Ship shall have been executed in accordance with this Agreement and (b) the date that the Mortgage of that Ship shall have been executed and registered in accordance with this Agreement, until whichever shall be the earlier of (i) the payment in full of the amount (if any) required to be paid by the Borrower and/or required to be placed to the credit of the Cash Collateral Account pursuant to clause 4.4 following the Total Loss of such Ship and (ii) the date on which all moneys owing under the Security Documents have been repaid in full;

“Oil Products” means oil bunkering products and lubricants used in the maritime industry;

“Oil Products Security Deed” means a deed creating security over (inter alia) Oil Products executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent in such form as the Banks may in their absolute discretion require;

“Operating Account” means an interest bearing account of the Borrower opened by the Borrower with the Account Bank and includes any sub-accounts thereof and any other account designated in writing by the Agent to be an “Operating Account” for the purposes of this Agreement;

“Operating Account Pledge” means the pledge of the Operating Account executed or (as the context may require) to be executed by the Borrower in favour of the Banks and the Agent in such form as the Banks may in their absolute discretion require;

“Operator” means any person who is from time to time during the Security Period concerned in the operation of a Ship and falls within the definition of “Company” set out in rule 1.1.2 of the Code;

“Optional Currency” means the euro and any other currency (other than Dollars) which is acceptable to all the Banks and is, for the time being, freely transferable and convertible into Dollars in the London Foreign Exchange Market;

“Optional Currency L/C” means a L/C denominated in an Optional Currency;

“Original Dollar Amount” means, in relation to a L/C:

(a)	(if denominated in Dollars) the amount in Dollars which is, or is to be outstanding under such L/C; or

(b)
(if denominated in an Optional Currency) the amount in Dollars which would have been outstanding if such L/C had first been issued and had remained denominated in Dollars (and such amount shall be the amount in Dollars required for the purchase of the relevant amount of the relevant Optional Currency of that L/C in the London Foreign Exchange Market on the Issue Date of such L/C for spot delivery on the basis of the rate determined by the Agent (following advice from the relevant Bank) to have been the spot rate of exchange of the Bank that issued such L/C for such purchase at or about 11.00 a.m. on such Issue Date), as reduced from time to time by reductions of such L/C under this Agreement;

“Outstanding Amount” means, in relation to a L/C issued by a Bank, the maximum amount (whether of principal or interest or otherwise) determined by the Agent (following advice by the relevant Bank) to be that for which such L/C was issued and, in relation to an Optional Currency L/C, the amount in Dollars last determined by the Agent (following advice by the relevant Bank) as the Outstanding Amount in accordance with clause 2.8.2, in each case less the aggregate amount of all reductions to such L/C which have been made in accordance with the provisions of clause 2.9 (subject always to clause 10.5);

“Outstandings” means, at any relevant time and in relation to a Bank, the aggregate of (a) the Outstanding Amounts for all L/Cs issued by it and (b) any amounts paid by that Bank under L/Cs issued by it and which have not been fully paid or reimbursed by the Borrower under this Agreement (subject always to clause 10.5);

“Overdraft Account” means the interest bearing Dollar account of the Borrower opened or (as the context may require) to be opened by the Borrower with the Ancillary Bank and includes any sub-accounts thereof and any other account designated in writing by the Ancillary Bank to be an Overdraft Account for the purposes of this Agreement;

“Overdraft Account Pledge” means the pledge of the Overdraft Account executed or (as the context may require) to be executed by the Borrower in favour of the Banks in such form as the Banks may in their absolute discretion require;

“Owner” means each of the companies listed in Part A of schedule 3 in the column headed “Owner”, each being a company incorporated in such jurisdiction as specified opposite such company’s name in the column headed “Country of Incorporation” in Part A of schedule 3 and whose registered office is as specified opposite such company’s name in the column headed “Registered Office” in Part A of schedule 3 and, in relation to a Ship, means the company set out opposite the name of such Ship in the column headed “Owning Company” in Part B of schedule 3 or, in the case of an Additional Ship, the relevant Additional Owner owning such Ship and it includes each Owner’s successors in title and “Owners” means any or all of them;

“Owner’s Guarantee” means, in relation to each Owner and its Ship, the corporate guarantee executed or (as the context may require) to be executed by such Owner in favour of the Security Agent or any of the other Creditors in such form as the Banks may in their sole discretion require and “Owner’s Guarantees” means any or all of them;

“Participating Member State” means each state so described in any EMU Legislation;

“Participation” means, in relation to a Bank, the aggregate of that Bank’s Contribution and Outstandings at any relevant time;

“Percentage” means, in relation to a Bank:

(a)	until the RBS Reduction Date, the percentage set opposite its name in schedule 1 under the heading “Percentage - Pre-RBS Reduction”; or

(b)	with effect from the RBS Reduction Date and at all times thereafter, the percentage set opposite its name in schedule 1 under the heading “Percentage - Post-RBS Reduction”,

or, as the case may be, the percentage set opposite its name in any relevant Transfer Certificate, in each case as the same may be reduced or increased by any relevant term of this Agreement;

“Permitted Encumbrance” means any Encumbrance in favour of the Security Agent or any of the other Creditors created pursuant to the Security Documents and Permitted Liens;

“Permitted Liens” means, in relation to each Ship, any lien on that Ship for master’s, officer’s or crew’s wages outstanding in the ordinary course of trading, any lien for salvage and any ship repairer’s or outfitter’s possessory lien for a sum not (except with the prior written consent of the Majority Banks) exceeding the relevant Casualty Amount;

“Pollutant” means and includes pollutants, contaminants, toxic substances, oil as defined in the United States Oil Pollution Act of 1990 and all hazardous substances as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act 1980;

“Qualifying Receivables” means Receivables which, at the relevant time:

(a)	have been assigned to the Security Agent pursuant to the Receivables Assignment;

(b)
have been included in a Schedule of Receivables submitted to the Agent pursuant to clause 2.4 or clause 8.2.1(b) and meet the requirements of clause 2.4, each together with the copies of documents,  receipt(s) and invoice(s) relating to such Receivables required to be submitted pursuant to clause 2.4 and:

(c)	(i) in the case of Receivables due in respect of lubricants, are payable within 60 days of the date of the relevant receipt and are not overdue for payment; and

(ii) in the case of Receivables due in respect of oil bunkering, are payable within 30 days of the date of the relevant receipt and are not overdue for payment by more than 15 days;

“Quotation Date” means, in relation to any period for which an interest rate is to be determined under any provision of this Agreement or any other Security Documents:

(a)
in the case of deposits in Dollars or an Optional Currency (other than euros), the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the relevant currency to which such rate is to be determined for delivery on the first day of that period; and

(b)
in the case of deposits in euros, the Target Day on which quotations would ordinarily be given by leading banks in the European Interbank Market for deposits in euros for delivery on the first day of that period;

 “RC Facility” means RCF 1 or RCF 2 and “RC Facilities” means either or both of them;

“RBS Reduction Date” means 31 March 2009 or such other later date as The Royal Bank of Scotland plc in its capacity as Bank may in its sole discretion agree in writing;

“RCF 1” means the reducing revolving credit facility referred to in clause 2.1.1(a)(i) in the amount of up to the Applicable RCF 1 Limit and made available by the Banks to the Borrower pursuant to this Agreement;

“RCF 1 Reduction Dates” means, subject to clause 6.3, each of 31 March 2009, 30 September 2009, 31 March 2010, 30 September 2010 and 30 January 2011;

“RCF 2” means the revolving credit facility referred to in clause 2.1.1(a)(iii) in the amount of up to the Applicable RCF 2 Limit and made available by the Banks to the Borrower pursuant to this Agreement;

“RCF 2 Relevant Amount” means the aggregate of:

(a)	until the RBS Reduction Date $147,500,000 or, with effect from the RBS Reduction Date and at all times thereafter, $105,750,000;

plus

(b)	with effect from the date of any reduction of the Applicable RCF 1 Limit under clause 4, the amount of such reduction; and

(c)	with effect from the date of any prepayment of RCF 1 under clause 8.2.1, the amount of such prepayment;

“Receivables” means sums due and owing at any relevant time to the Borrower by its customers in respect of oil bunkering and/or lubricant sales;

“Receivables Assignment” means an assignment of the Receivables executed or (as the context may require) to be executed by the Borrower in favour of the Security Agent in such form as the Banks may in their sole discretion require;

“Reference Banks” in relation to LIBOR, EURIBOR and Mandatory Cost, means the Agent, HSH Nordbank AG and any other bank or financial institution appointed as such by the Agent from time to time in its discretion;

“Registry” means, in relation to a Ship, any registrar, consul, commissioner or representative of the relevant Flag State who is duly authorised and empowered to register such Ship, the relevant Owner’s title to such Ship and the relevant Mortgage under the laws and flag of the relevant Flag State;

“Related Company” of a person means any Subsidiary of that person, any company or other entity of which that person is a Subsidiary and any Subsidiary of any such company or entity;

“Relevant Amount” shall have the meaning given to it in clause 2.16;

“Relevant Jurisdiction” means any jurisdiction in which or where any Security Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or is otherwise effectively connected;

“Relevant Party” means the Borrower, any other Security Party and each member of the Group from time to time;

“Relevant Proportion” means, in relation to each Bank and in connection with a RC Facility at any relevant time, the proportion which that Bank’s part of the Commitment relating to that RC Facility bears to the parts of the Commitments of all the Banks relating to that RC Facility at such time;

“Relevant Ship” means the Ships and any other vessel from time to time (whether before or after the date of this Agreement) owned, managed or crewed by, or chartered to, any Relevant Party;

“Requisition Compensation” means, in relation to a Ship, all sums of money or other compensation from time to time payable during the Security Period by reason of the Compulsory Acquisition of such Ship;

“Reset Date” has the meaning given in clause 2.5;

“Schedule of Receivables” means a Schedule in the form of a schedule to the Receivables Assignment (or in such other form as the Agent may approve) and submitted or to be submitted to the Agent pursuant to clause 2.4 or clause 8.2.1(b);

“Screen Rate” means, for the purposes of determining EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page (being EURIBOR01 on the date of this Agreement) of the Reuters screen.  If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower;

“Security Agent” means The Royal Bank of Scotland plc, whose registered office is at 36 St. Andrew Square, Edinburgh EH2 2YB, Scotland acting for the purposes of this Agreement through its branch at 45 Akti Miaouli, 185 36 Piraeus, Greece (or of such other address as may last have been notified to the other parties to this Agreement pursuant to clause 17.1.3) or such other person as may be appointed as security agent and trustee by the Banks and the Agent pursuant to clause 16 and includes its successors in title;

“Security Documents” means this Agreement, the Supplemental Agreement, the Corporate Guarantee, the Owner’s Guarantees, the Mortgages, the Mortgage Addenda, the General Assignments, the Manager’s Undertakings, the Receivables Assignment, any Schedule of Receivables, the Account Pledges, the Oil Products Security Deed, any Ancillary Document and any other agreement or document as may have been or shall from time to time after the date of this Agreement be executed to guarantee and/or secure all or any part of the Aggregate Liabilities, interest thereon and other moneys from time to time owing by the Borrower or any other Security Party pursuant to this Agreement and/or any other Security Document (whether or not any such document also secures moneys from time to time owing pursuant to any other document or agreement);

“Security Party” means each Borrower, the Corporate Guarantor, each Owner and each Manager or any other person who may at any time be a party to any of the Security Documents (other than the Creditors);

“Security Period” means the period commencing on the date hereof and terminating upon the later of (a) the date when there shall be no Aggregate Liabilities and the security created by the

Security Documents shall have been discharged by payment of all monies payable thereunder, whether actually or contingently and (b) the latest Expiry Date;

“Settlement Amount” means, in relation to each demand made under a L/C, the amount payable by the Bank that issued such L/C to the Beneficiary in respect of such demand, in Dollars or, in the case of a L/C issued in an Optional Currency, in such Optional Currency;

“Settlement Date” means, in relation to each demand made under a L/C, the date on which payment of the Settlement Amount is due to the Beneficiary in respect of the demand;

“Ship” means each of the motor vessels listed in Part B of schedule 3 in the column headed “Name/Hull Number”, each registered in the name and under the ownership of the relevant Owner under the relevant Flag State, in each case with the IMO number (if any) specified opposite such vessel’s name in the column headed “IMO No.” in Part B of schedule 3 and it includes each Additional Ship, and “Ships” means any or all of them;

“Ship Security Documents” means, in relation to a Ship, the Owner’s Guarantee, the Mortgage, the General Assignment and the Manager’s Undertaking relevant to such Ship;

“SMC” means, in relation to a Ship, a safety management certificate issued in respect of that Ship in accordance with rule 13 of the Code;

“Subsidiary” of a person means any company or entity directly or indirectly controlled by such person, and for this purpose “control” means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management, whether by contract or otherwise;

“Supplemental Agreement” means the agreement dated 16 March 2009 supplemental to this Agreement made between (inter alios) the Borrower, the Agent and the Banks;

“Target Day” means a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System is open;

“Taxes” includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and “Taxation” shall be construed accordingly;

“Third Stage” means the third stage of European economic and monetary union pursuant to the Treaty on European Union;

“Tolerance Level” means $5,000,000 or such other higher amount as all Banks may agree at any relevant time;

“Total Commitment” means, at any relevant time, the aggregate of the Commitments of all the Banks in respect of both RC Facilities at such time;

“Total Loss” means, in respect of a Ship:

(a)	the actual, constructive, compromised or arranged total loss of such Ship; or

(b)	the Compulsory Acquisition of such Ship; or

(c)	the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of such Ship (other than where the same amounts to the Compulsory Acquisition of such

Ship) by any Government Entity, or by persons acting or purporting to act on behalf of any Government Entity, unless such Ship be released and restored to the relevant Owner from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof;

“Transaction Related Standby L/C”  means a letter of credit, letter of guarantee or bank guarantee issued or to be issued by a Bank in favour of a Beneficiary in such form as is agreed between that Bank and the Borrower which relates directly to the purchase of Oil Products by the Borrower and which imposes on that Bank an obligation to pay (a) only upon default in payment by the Borrower under its contract with the supplier of such Oil Products and (b) upon presentation of specified documents as specified in such letter of credit, letter of guarantee or bank guarantee (as the case may be);

“Transfer Certificate” means a certificate substantially in the form set out in schedule 4;

“Transferee Bank” has the meaning ascribed thereto in clause 15.3;

“Transferor Bank” has the meaning ascribed thereto in clause 15.3;

“Treaty on European Union” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty of 7 February 1992;

“Trust Deed” means a trust deed in the form, or substantially in the form, set out in schedule 8;

“Trust Property” means (a) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Agent under or pursuant to the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to the Security Agent in the Security Documents), (b) all moneys, property and other assets paid or transferred to or vested in the Security Agent or any agent of the Security Agent or any receiver or received or recovered by the Security Agent or any agent of the Security Agent or any receiver pursuant to, or in connection with, any of the Security Documents whether from any Security Party or any other person and (c) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by the Security Agent or any agent of the Security Agent in respect of the same (or any part thereof);

“Uncommitted Limit” means, in relation to a Facility at any relevant time:

(a)	in respect of the Guarantee Facility, the Maximum Guarantee Facility Limit minus the maximum amount of the Applicable Guarantee Facility Limit at such time;

(b)	in respect of RCF 1, the Maximum RCF 1 Limit minus the maximum amount of the Applicable RCF 1 Limit at such time; or

(c)	in respect of RCF 2, the Maximum RCF 2 Limit minus the maximum amount of the Applicable RCF 2 Limit at such time; and

“Underlying Documents” means, together, the Management Agreements and “Underlying Document” means any of them.

1.3	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	Construction of certain terms

In this Agreement, unless the context otherwise requires:

1.4.1	references to clauses and schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

1.4.2
references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.4.3
references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority and, for the avoidance of doubt, shall include any Basel 2 Regulation;

1.4.4	words importing the plural shall include the singular and vice versa;

1.4.5	references to a time of day are to London time;

1.4.6	references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.4.7
references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.8	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended;

1.4.9	references to a “demand” include any requirement to make payment in accordance with the terms of a L/C; and

1.4.10	an amount borrowed includes any amount utilised under the Ancillary Facility.

1.5	Majority Banks

Where this Agreement or any other Security Document provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions in writing of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have received prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Borrower and the Banks) the Borrower shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

2	The Facilities

2.1	The Facilities; amounts; obligations and interests several

2.1.1	Amounts

(a)	The Banks, relying upon each of the representations and warranties in clause 7, agree, upon and subject to the terms of this Agreement, to make available to the Borrower for the Availability Period:

(i)	a reducing revolving credit facility for the purposes described in clause 1.1.1, in an aggregate amount not exceeding at any one time the Applicable RCF 1 Limit;

(ii)	a multi-currency revolving guarantee and letter of credit facility for the purposes described in clause 1.1.2, in an amount not exceeding at any one time the Applicable Guarantee Facility Limit; and

(iii)	a revolving credit facility for the purposes described in clause 1.1.3, in an amount not exceeding at any one time the Applicable RCF 2 Limit.

(b)	The aggregate amount made available under the Guarantee Facility and RCF 2 shall not exceed at any time the lower of:

(i)	the Applicable Guarantee Facility Limit; and

(ii)	the total of:

(A)	90% of the face value of all Qualifying Receivables at such time, plus

(B)
75% of the total market value of the total volume of Oil Products which are owned by the Borrower and subject to the Oil Products Security Deed at such time (as such total volume is shown in the then most recent Borrowing Base Report available to the Agent), plus

(C)
any amount then standing to the credit of the Cash Collateral Account and any Illegality Security Account (and any such amount in an Optional Currency shall be calculated by the Agent in its Dollar equivalent by using the relevant spot rate of exchange referred to in clause 2.8 as of the date of any relevant calculation), minus

(D)
any amounts on account of trade payables then owing by the Borrower to suppliers of Oil Products but excluding any part of such amounts which are financed or secured by the utilization of L/Cs under the Guarantee Facility and while the relevant L/Cs remain outstanding, as such values and amounts are most recently determined by the Agent in its absolute discretion in accordance with the provisions of clause 8.2.2 and the other provisions of this Agreement including, without limitation and where applicable, by reference to the then most recent Borrowing Base Report available to the Agent.

(c)	The maximum amount made available under RCF 1 shall not exceed at any time the lower of:

(i)	the Applicable RCF 1 Limit; and

(ii)	83% of the market value of the Mortgaged Ships as most recently determined in accordance with the provisions of clause 8.2.2.

(d)
The obligation of each Bank under this Agreement in respect of a RC Facility shall be to contribute that Bank’s Relevant Proportion of each Advance under that RC Facility, as at the Drawdown Date of such Advance.

(e)
Subject to the terms of this Agreement and the Ancillary Documents, the Ancillary Bank may, in accordance with clause 2.20, make available the Ancillary Facility to the Borrower in place of (i) a part of its Guarantee Facility Commitment and (ii) an equal part of its Commitment relating to RCF 2.

2.1.2	Obligations several

The obligations of the Creditors under this Agreement are several; the failure of any Creditor to perform such obligations shall not relieve any other Creditor or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall any Creditor be responsible for the obligations of any other Creditor (except for its own obligations, if any, as a Bank) under this Agreement.

2.1.3	Interests several

Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Creditors are several and the amount due to any Creditor is a separate and independent debt.  No Creditor however shall have the right to protect and enforce its rights arising out of this Agreement other than with the prior written consent of the Majority Banks but, provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

2.2	Terms of RC Facilities

2.2.1
Subject to the terms and conditions of this Agreement, each Advance under a RC Facility shall be made to the Borrower following receipt by the Agent from the Borrower of a Drawdown Notice for such Advance, not later than 10:00 a.m. on the third Banking Day before the date on which the Borrower proposes such Advance is made.  A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 3.6.1, be irrevocable.

2.2.2	The Borrower shall be entitled to draw down each RC Facility in several Advances.

2.2.3
Each Advance of each RC Facility shall be a minimum of Five million Dollars ($5,000,000) and an integral multiple of Five million Dollars ($5,000,000) or any other amount as may be agreed by the Agent in its sole discretion or the balance of the Available Amount for such RC Facility, Provided that no Advance may be drawn down under a RC Facility on any day:

(a)	of an amount exceeding the Available Amount of such RC Facility on such day; or

(b)	of an amount which, when drawn down, would cause the Borrower to be in breach of clause 2.1.1(b), clause 2.1.1(c), clause 8.2.1(a) or clause 8.2.1(b); or

(c)
if the drawdown of such Advance would result in (i) more than two (2) Advances having been drawn down under both RC Facilities during the same calendar week or (ii) more than four (4) utilisations (including issuance of L/Cs and drawings of

Advances) having been made available under the RC Facilities and the Guarantee Facility during the same calendar week; or

(d)	if a Default has occurred and is continuing on such day.

2.2.4	Each Advance shall be denominated and advanced in Dollars only.

2.2.5
Upon receipt of a Drawdown Notice for an Advance complying with the terms of this Agreement, the Agent shall promptly notify each Bank and each Bank shall make available to the Agent, on the Drawdown Date for the relevant Advance, its Relevant Proportion of the relevant Advance for payment by the Agent in accordance with clause 6.2.

2.2.6	Any part of the Total Commitment which remains undrawn and uncancelled by the last day of the Availability Period applicable to it shall thereupon be automatically cancelled.

2.2.7
Without prejudice to the Borrower’s obligations under clause 8.1.3, none of the Creditors shall have any responsibility for the application of the proceeds of the Loan or any part thereof by the Borrower.

2.2.8
No drawing may be made under a RC Facility (nor under the Ancillary Facility) unless the Agent has confirmed in writing to the Borrower and the Banks and (in the case of a drawing under the Ancillary Facility) to the Ancillary Bank, that such drawing will not cause the Borrower to be in breach of clauses 2.1.1 or 8.2.1(a) nor to be in breach of clause 8.2.1(a) immediately after such drawing.  In relation to a drawing proposed to be made under the Ancillary Facility, the Agent shall not unreasonably delay its response to the request of the Ancillary Bank for such confirmation.

2.3	Terms of Guarantee Facility

2.3.1
Subject to the terms of clause 2.18 and subject to the fulfilment of the conditions precedent contained in clause 9 and the conditions contained in clause 2.3.4, the Borrower may request the issuance of a L/C by ensuring that the Agent and the Bank requested to issue that L/C receive a completed Issue Request:

(a)	not later than 11.00 a.m. (Greek time) on the intended Issue Date, if the relevant L/C is to be issued by The Royal Bank of Scotland plc; or

(b)	not later than 10.00 a.m. (German time) on the intended Issue Date, if the L/C is to be issued by HSH Nordbank AG.

2.3.2	The Borrower undertakes with each Bank to use each L/C only for the purpose stated in clause 1.1.2.

2.3.3	The Guarantee Facility shall terminate on the last day of the Availability Period.

2.3.4	The conditions referred to in clause 2.3.1 are that:

(a)	an Issue Date has to be a Banking Day during the Availability Period;

(b)	each L/C shall be denominated in Dollars or in an Optional Currency;

(c)
the Original Dollar Amount of a L/C shall be not less than $250,000 (or such other amount as is agreed by the Majority Banks and the Agent) or such other amount as is available in accordance with paragraph (d);

(d)	the total amount of the Outstandings of all Banks and the Outstanding Amount of the L/C then to be made shall not exceed the lower of:

(i)	the Applicable Guarantee Facility Limit; and

(ii)
such amount as shall ensure that the Borrower is in compliance with clause 2.1.1(b) and clause 8.2.1(a) and shall remain in compliance with clause 8.2.1(a) immediately after the issuance of the relevant L/C;

(e)	each L/C shall specify an Expiry Date and that Expiry Date shall be a date falling not later than the Final Maturity Date for the Guarantee Facility;

(f)
no L/C will be issued unless the Agent has confirmed to the Borrower and the relevant Bank that will issue such L/C, that the issuance of the relevant L/C would be in compliance with paragraph (d)(ii) above; and

(g)	no more than four (4) utilisations (including issuance of L/Cs and drawings of Advances) may be made within the same calendar week.

2.3.5
Each Issue Request must be signed by a duly authorised signatory of the Borrower and, once served, the Issue Request cannot be revoked without the prior consent of the Bank that will issue the relevant L/C and the Agent.

2.3.6	Subject to the provisions of this Agreement, the Bank that is to issue the relevant L/C shall, on the Issue Date for such L/C, issue the relevant L/C to the relevant Beneficiary.

2.3.7
For the purposes of (a) the definition of “Actual Exposure” in clause 1.2 and (b) clauses 2.3.4(d) and 8.2.1, the Outstanding Amount of each Optional Currency L/C and the Original Dollar Amount of any Optional Currency L/C shall be multiplied by 110%.

2.3.8	The obligation of a Bank to issue a L/C and the right of the Borrower to request the issuance of a L/C are further subject to the terms and conditions of clause 2.18.

2.4	Submission of Schedule of Receivables

The Borrower shall be entitled at any time to submit to the Agent a Schedule of Receivables which the Borrower wishes to provide to the Security Agent as security under the Receivables Assignment. If the Borrower elects to do so or the Borrower elects to remedy any deficiency notified to it by the Agent pursuant to clause 8.2.1(a) by submitting a Schedule of Receivables, the Borrower shall submit to the Agent (and in the case of clause 8.2.1(a), it shall do so within the time-limit provided for in clause 8.2.1(a)(ii)):

2.4.1
a Schedule of Receivables duly executed as a deed by the Borrower and setting out details of the Receivables which the Borrower wishes to provide to the Security Agent as security under the Receivables Assignment, provided that:

(a)
no more than five per cent (5%) of the aggregate of all such Receivables set out in such Schedule of Receivables shall be due from any one Customer (except the United States Navy and ExxonMobil Marine Ltd.); and

(b)	such Receivables shall not have been contained in a Schedule of Receivables previously delivered under this Agreement;

2.4.2	in respect of each Receivable contained in a Schedule of Receivables submitted to the Agent under clause 2.4.1, a copy of the bunkering confirmation issued by the Borrower to the relevant Customer together with a copy of the Customer’s confirmation of such bunkering confirmation, together evidencing the contract entered into between the Borrower and the Customer in relation to such Receivable and complying with the following requirements:

(a)
such bunkering confirmation when read together with the relevant Customer’s confirmation shall include, whether expressly or by incorporation, all the terms of such contract between the Borrower and the Customer;

(b)
in the case of Receivables relating to oil bunkers and/or lubricants supplied to the Customer by the Borrower or its employees, such bunkering confirmation when read together with the relevant Customer’s confirmation shall refer to and incorporate the Borrower’s standard terms and conditions;

(c)
in the case of Receivables relating to oil bunkers and/or lubricants supplied to the Customer by any parties other than the Borrower or its employees, such bunkering confirmation shall contain the following wording:

“AMP’s standard terms and conditions to apply, except as regards operational matters at the place of delivery, in relation to which supplier’s terms and conditions shall apply”;

2.4.3
in respect of each Receivable contained in a Schedule of Receivables submitted to the Agent under clause 2.4.1, a copy of the receipt for the oil bunkers and/or lubricants supplied (as relevant) complying with the following requirements:

(a)
such receipt shall have been duly signed by the master or chief engineer on behalf of the vessel to which the Borrower has supplied such oil bunkers and/or lubricants (as relevant) as evidence of the relevant Customer’s irrevocable payment obligations, free from any rights of set-off or other deduction;

(b)	in the case of oil bunkering receipts or lubricant sales receipts issued by any parties other than the Borrower or its employees, such receipt shall:

(i)	contain an express acknowledgement to the effect that the relevant third party has supplied the relevant Receivables to the Customer for and on behalf of the Borrower; and

(ii)	set out the number of the relevant bunkering confirmation to which such receipt relates;

(c)	in the case of oil bunkering receipts, such receipt shall be dated no more than 45 days before the relevant Issue Date and shall have a payment tenor of no more than 30 days;

(d)	in the case of lubricant sales receipts, such receipt shall be dated no more than 60 days before the relevant Issue Date and shall have a payment tenor of no more than 60 days;

2.4.4	for each copy of a receipt delivered under clause 2.4.3, a certificate duly signed by an officer of the Borrower, certifying that the copy of the relevant receipt is true and up to date; and

2.4.5	for each copy of a receipt delivered under clause 2.4.3, a carbon copy of the relevant invoice issued to the relevant Customer, complying with the following requirements:

(a)	in the case of oil bunkering invoices, such invoice shall have a payment tenor of no more than 30 days as of the date of the relevant receipt; and

(b)	in the case of lubricant sales invoices, such invoice shall have a payment tenor of no more than 60 days as of the date of the relevant receipt.

2.5	Reset Date

Reset Date shall be each date when the Borrower, after the Agent has served a notice in accordance with clause 8.2.1(a) notifying it of a deficiency thereunder, submits a Schedule of Receivables pursuant to clause 2.4 in order to remedy the relevant deficiency notified by the Agent.

2.6	Extension of Expiry Date

The Borrower may, by notice in writing to the Agent and the relevant Bank that has issued a L/C signed by a duly authorised signatory of the Borrower not later than 11.00 a.m. (Piraeus time) five (5) Banking Days prior to the Expiry Date of a L/C issued by that Bank, request that that Bank approve the extension of such Expiry Date.  Subject to compliance with the following conditions:

2.6.1	the extended Expiry Date shall be a date falling not later than the Final Maturity Date for the Guarantee Facility;

2.6.2	no Default has occurred and is continuing as at the date on which such extension is implemented;

2.6.3	the representations and warranties in clause 7 and those (if any) in the Security Documents would be true and not misleading if repeated on the date of the request for extension; and

2.6.4	the Agent is satisfied that the test contained in clause 2.1.1(b) and in clause 8.2.1(a) would not then or in the future be breached by reason of the requested extension,

that Bank (acting through the Agent) shall agree to and implement such request by amending and re-issuing the relevant L/C.

2.7	Selection of Optional Currencies for L/Cs

2.7.1	If a L/C is to be issued in an Optional Currency, the Borrower shall specify such Optional Currency in the relevant Issue Request submitted in accordance with clause 2.3.1.

2.7.2	If the Borrower fails to specify an Optional Currency, it shall be deemed to have specified Dollars for the L/C concerned.

2.8	Amount of Optional Currencies

2.8.1
In this clause 2.8, the “relevant spot rate of exchange” means, in relation to an Optional Currency L/C issued or to be issued by a Bank, that Bank’s rate of exchange for the purchase in the London Foreign Exchange Market of the appropriate amount of the relevant Optional Currency with Dollars at or about 11.00 a.m. on (as the case may be), each Issue Date on which such Optional Currency L/C is to be issued or on which a previously issued Optional Currency L/C remains outstanding, the Settlement Date of an Optional Currency L/C and each Reset Date or on any other date when compliance with clause 8.2.1(a) is tested by the Agent, as relevant (each an “L/C Valuation Date”).

2.8.2	On each L/C Valuation Date the Agent shall determine:

(a)	in the case of an Issue Date, the Outstanding Amount of each Optional Currency L/C then outstanding or to be issued on that L/C Valuation Date;

(b)	in the case of a Settlement Date, the Outstanding Amount of each relevant Optional Currency L/C; and

(c)	in the case of a Reset Date or any other date when compliance with clause 8.2.1(a) is tested by the Agent, the Outstanding Amount of each Optional Currency L/C then outstanding,

by converting the amount of such L/C in the Optional Currency into Dollars on the basis of the relevant spot rate of exchange.

2.8.3
Each Bank shall promptly notify the Agent and the Agent shall notify the Banks and the Borrower of each relevant spot rate of exchange (as to which each relevant Bank’s determinations shall, in the absence of manifest error, be conclusive on the Borrower and the other Creditors) and of the Outstanding Amounts hereunder as soon as they are ascertained.

2.9	Reduction of L/Cs

The Outstanding Amount of a L/C shall not be treated as reduced for the purposes of this Agreement unless and until:

2.9.1	the Bank that has issued that L/C has received a written confirmation from the Beneficiary of such L/C of the amount of such reduction; or

2.9.2
the Bank that has issued that L/C has notified the Agent and the Agent has notified the Borrower in writing that (notwithstanding the absence of a written confirmation from the Beneficiary of such L/C) it is satisfied that its liability under the L/C has been irrevocably reduced or discharged; or

2.9.3	the amount of the L/C irrevocably and unconditionally reduces in accordance with its terms; or

2.9.4
the expiry date of the L/C elapses and the Bank that has issued that L/C has notified the Agent and the Agent has notified the Borrower in writing that it is satisfied that no claim or demand has been made, or may thereafter be made, under the L/C.

If the Outstanding Amount of a L/C has been reduced pursuant to this clause 2.9, the Outstandings of each Bank shall be reduced by the amount of the reduction of the L/C.

2.10	Settlement of L/Cs

2.10.1
Each Bank shall, immediately after receiving a demand from, or after being notified by, a Beneficiary that it is required to make payment under a L/C issued by it, notify the Agent, and the Agent shall notify the Borrower and the other Banks that such payment is due and of the Settlement Amount and the Settlement Date.

2.10.2
The Borrower shall immediately after notification from the Agent under clause 2.10.1 reimburse the Settlement Amount to the relevant Bank that has issued that L/C by payment forthwith to the Agent for the account of that Bank on the Settlement Date of the Settlement Amount in Dollars or, if the relevant L/C was issued in an Optional Currency, in such Optional Currency.

2.11	L/C payments

The Borrower:

2.11.1	irrevocably authorises each Bank to make any payment demanded from it pursuant to a L/C issued by it if that demand is made in accordance with its terms;

2.11.2
accepts that any demand for payment made by the Beneficiary pursuant to a L/C and which is made in accordance with its terms shall be conclusive evidence that the Bank that issued it was liable to make payment under that L/C and any payment which that Bank makes pursuant to any such demand shall be accepted by the Borrower as binding upon the Borrower; and

2.11.3
acknowledges and agrees that no Bank shall in any circumstances whatsoever be liable to the Borrower in respect of any loss or damage suffered by the Borrower by reason of that Bank making a payment to the Beneficiary in connection with any payment demanded under a L/C issued by it.

2.12	No impairment

The Borrower shall neither be discharged from any of its liabilities or obligations under clauses 2.10.2 and 4.1 by, nor have any claim against any Creditor in respect of:

2.12.1	any misrepresentation or non-disclosure in respect of the affairs or condition of a Creditor made to the Borrower by any person; or

2.12.2
a Beneficiary and/or any Creditor releasing or granting any time or any indulgence whatsoever or making any settlement, composition or arrangement with the Borrower, a Beneficiary, any other Security Party or any other person; or

2.12.3
a Beneficiary and/or any Creditor asserting or pursuing, failing or neglecting to assert or pursue, or delaying in asserting or pursuing, or waiving, any of their rights or remedies against the Borrower, a Beneficiary, any other Security Party or any other person; or

2.12.4
a Beneficiary and/or any Creditor and/or the Borrower, with the consent of the Borrower (or with or without the consent of the Borrower in the case of any variation agreed between a Beneficiary and the Borrower or the person whose obligations are guaranteed thereby), making, whether expressly or by conduct, any variation to any L/C; or

2.12.5	a Beneficiary and/or any Creditor and/or the Borrower:

(a)
taking, accepting, varying, dealing with, enforcing, abstaining from enforcing, surrendering or releasing any security in relation to a Beneficiary or any Creditor or the Borrower or any other person in such manner as it or they think fit; or

(b)
claiming, proving for, accepting or transferring any payment in respect of the obligations and liabilities of the Borrower and/or a Beneficiary relative to any L/C or under this Agreement in any composition by, or winding up of, the Borrower and/or any third party or abstaining from so claiming, proving, accepting or transferring; or

2.12.6	any assignment or transfer by a Beneficiary of, or any succession to, any of its rights relative to any L/C.

2.13	Expiry Date after the Final Maturity Date

Without prejudice to the rights of the Banks under clauses 2.3.4 and 2.6, if a Bank in its absolute and unfettered discretion, and following a relevant request by the Borrower, agree to issue a L/C with an Expiry Date falling later than the Final Maturity Date for the Guarantee Facility, or agree to the extension of the Expiry Date of an existing L/C beyond the Final Maturity Date for the Guarantee Facility, the Borrower undertakes with each Creditor to place funds to the credit of the Cash Collateral Account in respect of the relevant L/C, in the currency in which the relevant L/C is denominated and in such amount as determined by the Agent (acting on the instructions of the Majority Banks in their absolute discretion) (which amount, in any event, shall be no less than the Outstanding Amount of the relevant L/C and without taking into account any other amounts then standing to the credit of such account for other purposes under this Agreement).

2.14	Cancellation

If by 15 October 2008 the conditions precedent referred to in clause 9.1 have not been satisfied in full or otherwise waived in writing, or no Facility has been utilised, then on such date the Facilities shall cease to be available and each of the relevant Applicable Limits shall be reduced to zero and cancelled forthwith.

2.15	Banks’ authorisation to issuing Bank

The Banks hereby agree that each other Bank may issue L/Cs under this Agreement and agree that each other Bank may, with respect to any L/C issued by it, make such arrangements for advising or confirming the same and administer the same (including amendments thereto within the terms of this clause 2) as such other Bank thinks fit.

2.16	Increase of Applicable Guarantee Facility Limit and Applicable RCF 2 Limit

2.16.1	It is hereby agreed and understood that, as of the Effective Date:

(a)	the maximum amount of the Applicable Guarantee Facility Limit is $197,500,000;

(b)	the maximum amount of the Applicable RCF 1 Limit is $102,500,000;

(c)	the maximum amount of the Applicable RCF 2 Limit is $147,500,000; and

(d)	the Uncommitted Limit (or any part thereof) in respect of a Facility may become available to the Borrower upon the satisfaction of the conditions of, and subject to the terms of, this clause 2.16.

2.16.2
If at any time the Borrower wishes an increase of the maximum amount of the Applicable Guarantee Facility Limit, it will notify in writing the Agent and the Arranger accordingly and of the proposed amount of the increase (the “Relevant Amount”), which shall be an amount not exceeding the then Uncommitted Limit of the Guarantee Facility.  The Borrower shall be entitled to submit such notice at any time falling not later than 20 Banking Days prior to the last day of the Availability Period for the Guarantee Facility.

2.16.3	The Agent will notify the Banks of the Borrower’s notice as soon as practicable after receipt thereof by the Agent.

2.16.4	The maximum amount of the Applicable Guarantee Facility Limit shall be increased by the sum of the Relevant Amount if, within 15 Banking Days after the Agent’s said notice to the Banks:

(a)	the Agent, the Arranger and all the Banks have consented in writing to such proposed increase of the maximum amount of the Applicable Guarantee Facility Limit by the sum of the Relevant Amount; and

(b)	a Bank (an “Increasing Bank”) has advised the Agent and the Arranger in writing that it wishes to increase its Guarantee Facility Commitment by a sum equal to the Relevant Amount; and

(c)
in the event that the Increasing Bank has also advised the Agent that it wishes to increase its Guarantee Facility Commitment only on condition that it transfers simultaneously a part of its rights and obligations under this Agreement to a Transferee Bank, a Transfer Certificate to this effect has been executed between the Increasing Bank and the relevant Transferee Bank in respect of the said transfer to the satisfaction of the Increasing Bank and such Transfer Certificate has been executed by the Agent and is otherwise duly executed and effective in accordance with the terms of this Agreement; and

(d)
all Banks, the Increasing Bank and, if applicable, the relevant Transferee Bank have executed such other Transfer Certificates with each other, as the Agent shall determine and require in order to ensure that, on the said increase of the maximum amount of the Applicable Guarantee Facility Limit becoming effective, the proportion (expressed as a percentage) which each Bank’s (including the Increasing Bank and, if applicable, the relevant Transferee Bank) Commitment and Contribution in respect of both RC Facilities bears to the Total Commitments and the aggregate of the Contributions of all of the Banks, and which each Bank’s Guarantee Facility Commitment bears to all Guarantee Facility Commitments and its Percentage in all the Facilities, are all the same percentage, and such Transfer Certificates have been executed by the Agent and are otherwise duly executed and effective in accordance with the terms of this Agreement; and

(e)
the Agent has sent a notice to the Borrower, the Arranger, the Banks and the other Creditors in writing (the “Increase Notice”) advising that the matters described in paragraphs (a), (b), (c) and (d) above have been completed and that the maximum amount of the Applicable Guarantee Facility Limit has been increased by the Relevant Amount.

2.16.5
No increase of the maximum amount of the Applicable Guarantee Facility Limit may be made under this clause 2.16 except if, in and upon doing so and as a result thereof, it is ensured by the Agent, the Borrower and the Banks that each of the Banks (including the Increasing Bank and any relevant Transferee Bank) maintains the same proportion of Commitment and Contribution in respect of both RC Facilities, the same proportion of Guarantee Facility Commitment and the same Percentage in all the Facilities.

2.16.6
It is hereby agreed and understood that, in order for the conditions referred to in clause 2.16.4(d) and clause 2.16.5 to take effect in connection with the increase of the maximum amount of the Applicable Guarantee Facility Limit, Banks other than the Increasing Bank may be required by the Agent to transfer part of their rights and obligations under this Agreement to other Banks, and all Banks hereby confirm their agreement to do so. However, nothing in this clause 2.16 will create an obligation or duty to a Bank to increase its Percentage in the Facilities at any time.

2.16.7	The effects of an increase of the maximum amount of the Applicable Guarantee Facility Limit under this clause 2.16 will be the following:

(a)	the maximum amount of the Applicable Guarantee Facility Limit will increase by a sum equal to the Relevant Amount; and

(b)
the maximum amount of the Applicable RCF 2 Limit will increase by a sum (the “RCF 2 Relevant Amount”) equal to the lower of (i) the Relevant Amount and (ii) the then Uncommitted Limit of RCF 2 and (iii) such other amount as may be agreed by all the Banks in their absolute discretion, and each Increase Notice shall contain the RCF 2 Relevant Amount agreed to by the Banks; and

(c)	the Guarantee Facility Commitment of the Increasing Bank will increase by an amount equal to the Relevant Amount and its Percentage will increase accordingly; and

(d)	the Commitment of the Increasing Bank in respect of RCF 2 will increase by an amount equal to the RCF 2 Relevant Amount; and

(e)
the Commitments, Contributions, Guarantee Facility Commitments and Percentages of the Banks (including the Increasing Bank and any Transferee Bank) will be adjusted further in accordance with the terms of all relevant Transfer Certificates executed pursuant to this clause 2.16 in order to give effect to the arrangements contemplated by this clause 2.16 and otherwise in accordance with the provisions of this Agreement applicable to the effects of Transfer Certificates; and

(f)	the Uncommitted Limit of the Guarantee Facility will reduce by the sum of the Relevant Amount; and

(g)	the Uncommitted Limit of RCF 2 will reduce by the sum of the RCF 2 Relevant Amount.

2.16.8
Each increase of the maximum amount of the Applicable Guarantee Facility Limit by the sum of the Relevant Amount, each increase of the maximum amount of the Applicable RCF 2 Limit by the sum of the RCF 2 Relevant Amount and the other matters referred to in clause 2.16.7 will take effect from and on the date when the Agent has sent to the Borrower the relevant Increase Notice.  The Increase Notice will set out in detail the Commitments, Contributions, Guarantee Facility Commitments and Percentages of all the Banks following such increase and the implementation of the transfers and other matters referred to in clauses 2.16.4 and 2.16.7 and each Increase Notice will constitute an agreement supplemental to this Agreement and, once sent by the Agent, will constitute an integral part of this Agreement

2.16.9
The Uncommitted Limit of a Facility can be made available to the Borrower in accordance with the terms of this clause 2.16, whether in whole or in part, in one amount or in several successive portions, each time in the absolute and unfettered discretion of all the Banks, the Agent, the Arranger and any relevant Increasing Bank and Transferee Bank.

2.16.10
Each time the Uncommitted Limit of a Facility becomes available under the terms of this clause 2.16, the Agent shall be entitled to request the parties to this Agreement that schedule 1 be substituted by a new schedule 1 prepared by the Agent and reflecting the then applicable Percentages following the resulting changes thereto, and each such new schedule 1 as prepared by the Agent and notified to the Borrower and the other Creditors in writing, shall constitute an integral part of this Agreement.

2.16.11
The Borrower shall procure that it and the other Security Parties shall, at the Borrower’s own cost and expense, enter into and deliver to the Agent such documentation as the Agent may require in its absolute discretion in relation to the making available of any Uncommitted Limit, any increase of the maximum amount of the Applicable Guarantee Facility Limit and/or the Applicable RCF 2 Limit and any of the other matters referred to in this clause 2.16 (including, without limitation, an amendment to this Agreement, amendments of the Mortgages and documents and evidence of the type referred to in schedule 2 in connection with any such amendments).

2.17	Market flex

2.17.1
In consideration of the Arranger and the Banks agreeing to enter into this Agreement, it is hereby agreed by the Borrower that the Arranger shall be entitled, after consultation with the Borrower and the Agent, to change the terms, conditions, pricing, fees and structure of this Agreement and the Security Documents, if the Arranger determines in its reasonable discretion that such changes are required in order for Banks to agree to an increase of the maximum amount of the Applicable Guarantee Facility Limit to $1,000,000,000 and such other changes as described in clause 2.16, and for the syndication of the Facilities provided however that the Arranger shall not be entitled to make or require such changes if the Borrower does not submit any notice under clause 2.16.2.

2.17.2
The Borrower shall procure that it and the other Security Parties shall, at the Borrower’s own cost and expense, enter into and deliver to the Agent such documentation as the Agent may require in its reasonable discretion in relation to any of the changes referred to or required by the Arranger under the terms of clause 2.17.1 (including, without limitation, an amendment to this Agreement, amendments of the Mortgages and documents and evidence of the type referred to in schedule 2 in connection with any such amendments).

2.18	Selection of Bank to issue L/Cs

2.18.1	When the Borrower wishes a L/C to be issued under this Agreement, it shall be entitled to select the Bank that will issue such L/C subject to the following conditions.

2.18.2	The conditions referred to above are that:

(a)	Subject to paragraph (b), no Bank will issue a L/C, if the Original Dollar Amount for which such L/C is to be issued:

(i)
would be an amount which, if added to the total Outstandings of such Bank as of the date of the relevant Issue Request and the relevant Issue Date (including under any other L/Cs which are to be issued by it after the relevant Issue Request but on or prior to the Issue Date for the relevant L/C), would exceed such Bank’s Guarantee Facility Commitment as of either such date; or

(ii)
would cause as of the date of the relevant Issue Request and the relevant Issue Date, or is likely to cause at any later time, the Outstandings of the Bank that will issue the relevant L/C, to bear a proportion to the total Outstandings of all Banks, which is higher than the proportion which that Bank’s Percentage bears to all Banks’ Percentages (but subject to the Tolerance Level).

(b)
Subject to clause 2.19, any L/Cs issued by The Royal Bank of Scotland plc prior to the Effective Date will not fall within the restrictions of paragraph (a) but the parties agree that all L/Cs issued on or after the Effective Date will be issued by HSH Nordbank AG or any other Bank (other than The Royal Bank of Scotland plc) until such time as the L/Cs issued under this Agreement will be in compliance with paragraph (a) above.

(c)
For the avoidance of doubt, the parties agree that any L/Cs issued by The Royal Bank of Scotland plc prior to the Effective Date will, with effect on and from the Effective Date, be deemed issued by The Royal Bank of Scotland plc as “Bank” under the terms of this Agreement as amended and restated by the Supplemental Agreement (and will no longer be deemed issued by The Royal Bank of Scotland plc as “Issuing Bank” under the terms of this Agreement prior to such amendment and restatement).

2.18.3
The Borrower undertakes with the Banks and the Agent to ensure that the provisions of clause 2.18.2 are complied with at all times in connection with any L/C requested to be issued under this Agreement. If a Bank considers that the issuance of a L/C by itself or any other Bank would not be in compliance with the provisions of 2.18.2, such Bank is entitled to object to the issuance of such L/C, whether by itself or by any other Bank, and such objection shall be binding on all parties to this Agreement and shall prevent the issuance of such L/C by any Bank until all Banks agree in writing that the issuance of such L/C will be in compliance with such provisions.

2.19	RBS Reduction Date

2.19.1
The parties agree that with effect from the RBS Reduction Date and at all times thereafter, the aggregate of (a) the Commitment in respect of RCF1, (b) the Guarantee Facility Commitment and (c) the Participation of The Royal Bank of Scotland plc, shall in no event exceed $100,000,000.

2.19.2
The Borrower undertakes with the Banks to ensure that, with effect from the RBS Reduction Date, clause 2.19.1 shall be complied with and, without prejudice to the absolute nature of such obligation and the generality of the foregoing, it undertakes further with the Banks to do any of the following on or prior to such date, in order to ensure compliance with such clause on such date and at all times thereafter:

(a)	to prepay the Contribution of The Royal Bank of Scotland plc to any of the Advances under the RC Facilities; and/or

(b)	to substitute any of the L/Cs issued by The Royal Bank of Scotland plc with L/Cs issued by another Bank or Banks; and/or

(c)
to place to the credit of the Cash Collateral Account amounts (without taking into account any other amounts standing to its credit for other purposes under this Agreement) in respect of any outstanding L/Cs then issued by The Royal Bank of Scotland plc (such amounts being equal to the total Outstanding Amounts of such L/Cs) until their Expiry Date or until such time as such Bank will confirm in writing that it no longer has any liabilities under clauses 2.10 or 4.1.1 in respect of such L/Cs or otherwise under such L/Cs (and the parties hereby agree that such cash collateralisation in respect of a L/C will be deemed to reduce the Outstanding Amounts and the Participation of The Royal Bank of Scotland plc for the purposes of this clause 2.19 by an amount equal to the relevant cash collateralisation); and/or

(d)
to procure (with no obligation or commitment whatsoever on the part of The Royal Bank of Scotland plc or any other Creditor in connection therewith) the transfer by The Royal Bank of Scotland plc to a Transferee Bank, on or prior to the RBS Reduction Date, of a part of the rights and obligations of The Royal Bank of Scotland plc under this Agreement and the other Security Documents, in accordance with clause 15.3.

2.19.3
Except where by the RBS Reduction Date the arrangements contemplated in clause 2.19.2(d) materialise in a manner whereby The Royal Bank of Scotland plc transfers to a Transferee Bank a part of its rights and obligations under this Agreement such that the relevant Transferee Bank then has obtained, exclusively as a result of such transfer, an aggregate Commitment in respect of both RC Facilities, a Guarantee Facility Commitment and a Participation of up to $50,000,000, the parties to this Agreement hereby irrevocably and unconditionally agree that the following changes to the terms of this Agreement shall take effect as from the RBS Reduction Date:

(a)	the maximum amount of the Applicable Guarantee Facility Limit will reduce by $50,000,000 and the maximum amount of the Applicable RCF 2 Limit will reduce by $41,750,000; and

(b)
the Percentage of The Royal Bank of Scotland plc will reduce to 40% and the Percentage of HSH Nordbank AG will increase to 60% (and the Bank’s Commitment to both RC Facilities and its Guarantee Facility Commitment will be adjusted accordingly).

2.20	Ancillary Facility

2.20.1
The Ancillary Facility will be by way of an overdraft facility in the maximum amount of up to $15,000,000 made or (as the context may require) to be made available by the Ancillary Bank to the Borrower.

2.20.2
If the Borrower and the Ancillary Bank agree and except as otherwise provided in this Agreement, the Ancillary Bank may provide the Ancillary Facility on a bilateral basis in place of (a) a part of the Ancillary Bank's unutilised and available Guarantee Facility Commitment and (b) an equal part of that Bank’s unutilised and available Commitment in respect of RCF 2 (each of which shall be reduced by the amount of the Ancillary Commitment).

2.20.3
The Ancillary Facility shall not be made available unless, not later than three (3) Banking Days prior to the Ancillary Commencement Date, the Agent has received from the Borrower and the Ancillary Bank:

(a)	a notice in writing of the establishment of the Ancillary Facility:

(i)	specifying the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(ii)	confirming in writing that the Ancillary Facility shall be on the following terms and conditions:

(A)	the proposed type of Ancillary Facility is an overdraft facility for a maximum amount of $15,000,000 and will only be made available in Dollars and by debits to the Overdraft Account;

(B)	it will be made available by the Ancillary Bank as lender, to the Borrower as borrower;

(C)
interest on the amounts outstanding under the Ancillary Facility will accrue at a rate per annum equal to (1) Overnight LIBOR (as defined in the Ancillary Documents) for Dollars plus (2) a spread of 2.90% per annum plus (3) any mandatory cost similar to the Mandatory Cost, for interest periods of no longer than one (1) month; and

(D)	its purpose shall be the same as that of RCF 2 as described in clause 1.1, and

(b)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

The Agent shall promptly notify the other Banks of the establishment of the Ancillary Facility.

No amendment or waiver of a term of the Ancillary Facility shall require the consent of any Creditor other than the Ancillary Bank, unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

2.20.4	Subject to compliance with clause 2.20.3 above, the Ancillary Facility will be available with effect from the date agreed by the Borrower and the Ancillary Bank.

2.20.5	Except as provided below and subject to clause 2.20.3, the terms of the Ancillary Facility will be those agreed by the Ancillary Bank and the Borrower.

2.20.6	However, those terms:

(a)	must be in compliance with clause 2.20.3 and, as regards any other terms, based upon normal commercial terms at that time (except as varied by this Agreement);

(b)	may allow only the Borrower to use the Ancillary Facility;

(c)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(d)	must provide that the drawings and any debits to the Overdraft Account will be subject to clause 2.2.8;

(e)
may not allow the Ancillary Commitment of the Ancillary Bank to exceed the unutilised and available Guarantee Facility Commitment of that Bank or the unutilised and available Commitment of that Bank in respect of RCF 2; and

(f)
must require that the Ancillary Commitment is reduced to nil and that all Ancillary Outstandings are repaid not later than the Final Maturity Date (or such earlier date as the Guarantee Facility Commitment of the Ancillary Bank is reduced to nil or the Commitment of the Ancillary Bank in respect of RCF 2 is reduced to nil).

2.20.7
If there is any inconsistency between any term of the Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (a) clauses 6.3 and 6.4 which shall not prevail for the purposes of calculating fees, interest or commission relating to the Ancillary Facility and (b) where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

2.20.8
The rate and time of payment of interest, commission, fees and any other remuneration in respect of the Ancillary Facility shall be determined by agreement between the Ancillary Bank and the Borrower based upon normal market rates and terms but always subject to the terms of clause 2.20.3(ii).

2.20.9
The Ancillary Facility shall cease to be available on the last day of the Availability Period in relation to the Guarantee Facility and RCF 2, or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

2.20.10
If the Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Bank shall be reduced to nil (and each of its Guarantee Facility Commitment and its Commitment in relation to RCF 2 shall be increased accordingly).

2.20.11	The Ancillary Bank may not demand repayment or prepayment of any amounts made available or incurred by it under the Ancillary Facility, unless:

(a)
all Guarantee Facility Commitments and all the Commitments in respect of RCF 2 have been cancelled in full, or all outstanding Advances under RCF 2 have become due and payable in accordance with the terms of this Agreement, or the Agent has declared all outstanding Advances under RCF 2 immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

(b)
it becomes unlawful in any applicable jurisdiction for the Ancillary Bank to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in the Ancillary Facility; or

(c)
the Ancillary Outstandings (if any) can be refinanced by an Advance under RCF 2 advanced exclusively by the Ancillary Bank by utilising its then unutilised and available Commitment in respect of RCF 2.

2.20.12	For the purposes of determining whether or not the Ancillary Outstandings under the Ancillary Facility mentioned in clause 2.20.11(c) above can be refinanced by an Advance of RCF 2:

(a)	each of the Guarantee Facility Commitment of the Ancillary Bank and the Commitment of the Ancillary Bank in respect of RCF 2 will each be increased by the amount of the Ancillary Commitment; and

(b)
the relevant Advance may (so long as clause 2.20.11(a) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether clauses 2.2.3(c), 2.3.4(g) or 2.2.1 apply.

2.20.13	On the making of an Advance under RCF 2 to refinance Ancillary Outstandings:

(a)
the Ancillary Bank will be the only Bank to participate in that Advance by utilising a part of its then available and unutilised Commitment in respect of RCF 2 which is equal to the Ancillary Outstandings; and

(b)	the Ancillary Facility shall be cancelled.

2.20.14
The making of such Advance under RCF 2 for the purpose of refinancing Ancillary Outstandings may be made by the Ancillary Bank by mere notice by it to the Borrower and the Agent, on or prior to the same day that it intends to make such drawdown, advising them of its proposed action, the Ancillary Bank shall make such drawdown by applying such Advance immediately after its drawdown in full repayment of all Ancillary Outstandings.  The Ancillary Bank shall be entitled (but not bound), and the Borrower hereby irrevocably and unconditionally authorises the Ancillary Bank, to draw down such Advance in accordance with this clause, without the submission of a Drawdown Notice by the Borrower to the Agent or the Ancillary Bank and without any prior written consent by the Borrower or any other Creditor.

2.20.15
None of the provisions of clause 2.2 shall apply to the drawdown of an Advance under RCF 2 made available by the Ancillary Bank in accordance with clauses 2.20.11-2.20.14 for the purpose of refinancing Ancillary Outstandings.

2.20.16
Each of the Borrower and the Banks and the other Creditors hereby consent to the drawdown mechanism set out in clauses 2.20.11-2.20.15 for the purpose stated therein and hereby agree and acknowledge that, once an Advance is advanced pursuant to clauses 2.20.11-2.20.15, it shall form part of the Loan and RCF 2 as if it were drawn down pursuant to clause 2.2.

2.20.17	The Borrower and the Ancillary Bank agree with and for the benefit of each Bank that the Ancillary Outstandings shall not exceed the Ancillary Commitment at any time.

2.20.18
Notwithstanding any other term of this Agreement, the Ancillary Bank shall ensure that at all times (a) its available and unutilised Guarantee Facility Commitment is not less than the Ancillary Commitment and (b) its available and unutilised Commitment in respect of RCF 2 is not less than the Ancillary Commitment.

2.20.19
The Borrower and the Ancillary Bank shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of the Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time but, in the case of the Ancillary Outstandings, the Ancillary Bank shall in any event (and without the Agent’s request) notify the Agent thereof at the time of each drawing.  Each Borrower consents to all such information being released to the Agent and the other Creditors.

3	Interest and Interest Periods

3.1	Normal interest rate

The Borrower shall pay interest on each Advance in respect of each Interest Period relating thereto on each Interest Payment Date (or, in the case of Interest Periods of more than three (3) months, by instalments, the first such instalment payable three (3) months from the commencement of the Interest Period and the subsequent instalments payable at intervals of three (3) months or, if shorter, the period from the date of the preceding instalment until the Interest Payment Date relative to such Interest Period) at the rate per annum determined by the Agent to be the aggregate of (a) the Margin, (b) LIBOR for such Interest Period or, for any amounts denominated in euros, EURIBOR for such Interest Period and (c) the Mandatory Cost, if any.

3.2	Selection of Interest Periods

The Borrower may by notice received by the Agent not later than 10:00 a.m. on the third Banking Day before the beginning of each Interest Period specify whether such Interest Period shall have a duration of one (1) week, two (2) weeks, three (3) weeks, one (1) month, two (2) months or three (3) months (subject always to availability in the London Interbank Market as determined by the Agent in its absolute discretion), as the Borrower may select and the Agent (acting on the instructions of all the Banks) may agree.

3.3	Determination of Interest Periods

Every Interest Period shall be of the duration specified by the Borrower pursuant to clause 3.2 but so that:

3.3.1
the initial Interest Period in respect of each Advance shall commence on the date such Advance is made and each subsequent Interest Period for such Advance shall commence on the last day of the previous Interest Period for such Advance;

3.3.2	if any Interest Period in respect of an Advance of a RC Facility would otherwise overrun the Final Maturity Date, such Interest Period shall end on the Final Maturity Date;

3.3.3
if any Interest Period in respect of an Advance of RCF 1 would otherwise overrun a RCF 1 Reduction Date (other than the Final Maturity Date) on which the Borrower will be required to make a prepayment pursuant to clause 4.3.1(c), the relevant Advance shall be divided into parts so that there is one part in the amount of the prepayment amount due on each such RCF 1 Reduction Date falling during that Interest Period and having an Interest Period ending on the relevant RCF 1 Reduction Date and another part in the amount of the balance of such Advance having an Interest Period ascertained in accordance with clause 3.2 and the other provisions of this clause 3.3; and

3.3.4
if the Borrower fails to specify the duration of an Interest Period in accordance with the provisions of clause 3.2 and this clause 3.3 such Interest Period shall have a duration of three (3) months or such other period as shall comply with this clause 3.3.

3.4	Default interest

If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 3.4) on its due date for payment under any of the Security Documents, the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 3.2.  The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than six (6) months as selected by the Agent, each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period.  The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of (a) two per cent (2%) per annum, (b) the Margin (but not in respect of sums due under the Guarantee Facility), (c) LIBOR for such period or, for any amounts denominated in euros, EURIBOR for such period and (d) the Mandatory Cost (if any) in respect of the Loan and the RC Facilities.  Such interest shall be due and payable on the last day of each such period as determined by the Agent and each such day shall, for the purposes of this Agreement, be treated as an Interest Payment Date and interest shall be payable on such principal sum during such period at a rate of two per cent (2%) above the rate applicable thereto immediately before it shall have become so due and payable.  If, for the reasons specified in clause 3.6.1, the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 3.2, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be two per cent (2%) per annum above the aggregate of the Margin (but not in respect of sums due under the Guarantee Facility) and the cost of funds to such Bank.

3.5	Notification of Interest Periods and interest rate

The Agent shall notify the Borrower and the Banks promptly of the duration of each Interest period and of each rate of interest (or, as the case may be default interest) determined by it under this clause 3.

3.6      Market disruption; non-availability

3.6.1	If and whenever, at any time prior to the commencement of any Interest Period:

(a)
the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that adequate and fair means do not exist for ascertaining LIBOR or (as the case may be) EURIBOR during such Interest Period; or

(b)	where applicable, only one or none of the Reference Banks supplies the Agent with a quotation for the purpose of calculating LIBOR or (as the case may be) EURIBOR; or

(c)
the Agent shall have received notification from two or more Banks, that deposits in Dollars are not available to such Banks in the London Interbank Market in the ordinary course of business in sufficient amounts to fund the Loan or their Contributions for such Interest Period or that LIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a “Determination Notice”) thereof to the Borrower and to each of the Banks.  A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.  After the giving of any Determination Notice the undrawn amount of the Total Commitment shall not be borrowed and no further L/C shall be issued, until notice to the contrary is given to the Borrower and the other Creditors by the Agent.

3.6.2
During the period of ten (10) days after any Determination Notice has been given by the Agent under clause 3.6.1, each Bank shall certify an alternative basis (the “Alternative Basis”) for funding its Commitment or maintaining its Contribution.  The Alternative Basis may at the Bank’s sole and unfettered discretion (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to such Bank equivalent to the Margin (but if LIBOR is available, any such alternative rate of interest (exclusive of such margin) shall not exceed the aggregate of (a) LIBOR and (b) 0.15% per annum).  The Agent shall calculate the arithmetic mean of the Alternative Bases provided by the relevant Banks (the “Substitute Basis”) and certify the same to the Borrower and the Banks.  The Substitute Basis so certified shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as the Agent notifies the Borrower that none of the circumstances specified in clause 3.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

3.7	Reference Bank quotations

If any Reference Bank is unable or otherwise fails to furnish a quotation for the purposes of calculating LIBOR or (as the case may be) EURIBOR the interest rate shall be determined, subject to clause 3.6, on the basis of quotations furnished by the other Reference Banks.

4	Indemnities; repayments; cancellations; prepayments

4.1	Borrower's indemnity

4.1.1	The Borrower undertakes:

(a)	to pay to the Agent (for the account of the relevant Bank) upon demand by the Agent an amount equal to each amount and in the same currency as demanded from or paid by the relevant Bank under any L/C issued by it and not otherwise fully paid or repaid by the Borrower under this Agreement; and

(b)
to indemnify the Banks and each of them severally on demand against all actions, claims, demands, liabilities, costs, losses, damages and expenses of whatsoever nature and howsoever incurred or any penalty or other expenditure which may result or which any Bank may incur, suffer or sustain in connection with or arising in any way whatsoever out of this Agreement or the issuing of the L/Cs.

4.1.2
Each Bank shall be entitled to pay immediately any amount for which a demand or request has been made at any time under any L/C issued by it without any reference to or further authority from the Borrower and neither the Agent, nor any Bank shall be under any duty to investigate or enquire whether any claim or demand or any Bank shall have been properly made notwithstanding that the Borrower may dispute the validity of such claim or demand.  The liabilities of the Borrower under this Agreement shall be in no way prejudiced, affected or diminished by the fact that any Bank was or might have been justified in refusing payment of any amount claimed or demanded.

4.2	Prepayments on RBS Reduction Dates

The Borrower undertakes with the Banks and the Agent that, on or prior to the RBS Reduction Date, it will make to The Royal Bank of Scotland plc such prepayments of the Advances outstanding immediately prior to the changes described in clause 2.19.3 becoming effective, so that:

(a)	the Borrower is in compliance with the new reduced limits of the RC Facilities referred to in clause 2.19.3; and

(b)	the Percentages of the Banks following such prepayments are in compliance with the terms of 2.19.3 and the Percentages described therein; and

(c)	following such prepayments, the Borrower remains in compliance with clause 2.18 and the other terms and provisions of this Agreement including those coming into effect on the RBS Reduction Date.

4.3	Repayment, reductions and voluntary prepayments of RC Facilities, extension of Final Maturity Date

4.3.1	Repayment and reductions

(a)	The Borrower shall repay each Advance of each RC Facility in full on the Final Maturity Date.

(b)
The Applicable RCF 1 Limit shall be reduced on each of the RCF 1 Reduction Dates.  Subject to the provisions of this Agreement, the amount of each such reduction shall be (a) $4,750,000 on each RCF 1 Reduction Date (other than the final RCF 1 Reduction Date) and (b) $83,500,000 on the final RCF 1 Reduction Date.  For the avoidance of doubt, on the final RCF 1 Reduction Date, the Applicable RCF 1 Limit shall be reduced to zero.

(c)	The Borrower shall prepay on each RCF 1 Reduction Date such part of RCF 1 as shall ensure that:

(i)	the outstanding amount of the Advances (taking into account such prepayment) under RCF 1,

will not exceed

(ii)	the amount of the Applicable RCF 1 Limit (taking into account the relevant reduction thereof on such RCF 1 Reduction Date in accordance with clause 4.3.1(b)).

4.3.2	Extension of Final Maturity Date

(a)
The Banks (acting unanimously) shall be entitled, in their absolute and unfettered discretion, to extend the Final Maturity Date for such period as the Borrower may request and the Banks may agree in their absolute and unfettered discretion, provided that the Borrower has sent to the Arranger and the Agent a request in writing to that effect not later than ninety (90) days prior to the then current Final Maturity Date.

(b)
The Agent will notify the Banks of the contents of any such request as soon as practicable after receipt thereof but any Bank shall be entitled to decline such request in its absolute and unfettered discretion.  If the Banks acting unanimously agree to extend the then current Final Maturity Date, the Agent will notify the Borrower in writing (each such notice, an “Extension Notice”) of the Banks’ agreement to extend and of the new Final Maturity Date, not later than seven (7) days prior to the then current Final Maturity Date.  If the Agent has not sent an Extension Notice to the Borrower by such time, it shall be deemed that the Banks have declined the Borrower’s request for an extension.

(c)
The Borrower shall procure that it and the other Security Parties shall, at the Borrower’s own cost and expense, enter into and deliver to the Agent such documentation as the Agent may require in its absolute discretion in relation to any such extension of the Final Maturity Date (including, without limitation, an amendment to this Agreement and amendments of the Mortgages and documents and evidence of the type referred to in schedule 2 in connection with any such amendments).

(d)
If and when the Final Maturity Date is extended in accordance with this clause 4.3.2, the Banks shall have the right each time on the expiration of the then current Final Maturity Date to extend the then current Final Maturity Date for such further period as the Borrower may request and the Banks acting unanimously may agree in their absolute and unfettered discretion and, in each such case, the provisions of this clause 4.3.2 shall apply to each such option to extend mutatis mutandis.

4.3.3	Voluntary prepayments

The Borrower may prepay an Advance of an RC Facility in whole or part (such part being in an amount of Five million Dollars ($5,000,000) or any larger sum which is an integral multiple of Five million Dollars ($5,000,000)) on any Interest Payment Date relating to the part of the Advance to be prepaid without premium or penalty but subject always to their obligations under clause 4.5.

4.4	Prepayments, reductions and cash-collateralisations on Total Loss

4.4.1	Before utilisation

On a Ship becoming a Total Loss or suffering damage or being involved in an incident which, in the opinion of the Agent, may result in that Ship being subsequently determined to be a Total Loss, before any drawing is made under this Agreement or any L/C is issued, the RC Facilities, the Guarantee Facility and the relevant Applicable Limits of the Facilities will be reduced by such amounts as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require.

4.4.2	After utilisation

If a Mortgaged Ship becomes a Total Loss after any drawing is made or any L/C is issued under this Agreement, then:

(a)
forthwith after the occurrence of such Total Loss, the RC Facilities, the Guarantee Facility and the relevant Applicable Limits shall be reduced by such amounts as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require; and

(b)
forthwith following the Agent’s request, the Borrower shall prepay such part of the Advances in Dollars, and shall place funds to the credit of the Cash Collateral Account in respect of the outstanding L/Cs, in such amount and in such currency, as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require.

4.4.3	Interpretation

For the purpose of this Agreement, a Total Loss in respect of a Ship shall be deemed to have occurred:

(a)	in the case of an actual total loss of a Ship, on the actual date and at the time such Ship was lost or, if such date is not known, on the date on which such Ship was last reported;

(b)	in the case of a constructive total loss of a Ship, upon the date and at the time notice of abandonment of such Ship is given to the insurers of such Ship for the time being;

(c)
in the case of a compromised or arranged total loss of a Ship, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of such Ship;

(d)	in the case of Compulsory Acquisition of such Ship, on the date upon which the relevant requisition of title or other compulsory acquisition occurs; and

(e)
in the case of hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of a Ship (other than where the same amounts to Compulsory Acquisition of such Ship) by any Government Entity, or by persons purporting to act on behalf of any Government Entity, which deprives the relevant Owner of the use of such Ship for more than thirty (30) days, upon the expiry of the period of thirty (30) days after the date upon which the relevant hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation occurred.

4.5	Amounts payable on prepayment

Any prepayment of all or part of the Loan under this Agreement shall be made together with:

  4.5.1     accrued interest on the amount to be prepaid to the date of such prepayment;

4.5.2	any additional amount payable under clauses 6.6 or 12.2; and

4.5.3
all other sums payable by the Borrower to the Creditors under this Agreement or any of the other Security Documents including, without limitation, any accrued commissions payable under clause 5.1 and any amounts payable under clause 11.

4.6	Notice of prepayment; reduction of repayment instalments; re-borrowing

4.6.1	No prepayment may be effected under clause 4.3.3 unless the Borrower shall have given the Agent at least two (2) Banking Days’ notice of its intention to make such prepayment.

4.6.2
Every notice of prepayment given under clause 4.3.3 shall be effective only on actual receipt by the Agent, shall be irrevocable, shall specify the Advance, the RC Facility and the amount thereof to be prepaid and shall oblige the Borrower to make such prepayment on the date specified.

4.6.3
Any amount to be prepaid pursuant to clause 4.3.3 in respect of a RC Facility shall be applied in prepayment of that RC Facility and in prepayment of such Advance or Advances thereof, and in such manner as between them, as specified by the Borrower.

4.6.4
Any part of the Loan to be prepaid pursuant to clauses 4.4.2(b) or 8.2.1 and any part of the Applicable Limits of the RC Facilities to be reduced pursuant to clause 4.4.2(a) shall be applied in such proportions between the RC Facilities, and in such manner, as the Agent may notify the Borrower that the Majority Banks require in their absolute discretion (but subject to clause 4.6.5).

4.6.5
Any reduction or cancellation of the Applicable RCF 1 Limit pursuant to clause 4.4 shall reduce in inverse chronological order the amounts of the Applicable RCF 1 Limit still required to be reduced on each RCF 1 Reduction Date pursuant to clause 4.3.1.

4.6.6
Any reduction of the Applicable Limit in respect of a RC Facility pursuant to this Agreement, shall reduce the Commitments of all Banks in respect of that Facility pro rata in accordance with their Percentage.  Any reduction of the Applicable Guarantee Facility Limit pursuant to this Agreement, shall reduce the Guarantee Facility Commitments of all Banks pro rata in accordance with their Percentage.

4.6.7
Unless and to the extent that the Applicable Limit in respect of the relevant RC Facility has been reduced on or prior to the date of any such prepayment and subject to the other terms of this Agreement, amounts of a RC Facility or part thereof prepaid under this Agreement may be re-borrowed.

4.6.8	Any prepayment of a RC Facility under clause 4.2 shall be applied in prepayment of the Contributions of The Royal Bank of Scotland plc to all the Advances of that RC Facility pro rata.

4.6.9	The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5	Fees, commissions and expenses

5.1	Fees

The Borrower shall pay to the Agent:

5.1.1	on the date of the Supplemental Agreement, a participation fee in the amount of :

(a)	$300,000 for the account of HSH Nordbank AG; and

(b)	$216,112 for the account of The Royal Bank of Scotland plc;

5.1.2
for the account of the Agent, on the date of the Supplemental Agreement and at twelve (12) monthly intervals thereafter until all moneys owing under the Security Documents have been repaid in full, an annual agency and administration fee in the amount of $75,000 per annum;

5.1.3
for the account of each Bank, on each of the dates falling at three (3) monthly intervals after the date of this Agreement until the last day of the Availability Period, and on such day, commitment commission computed from the date of this Agreement (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the rate of 0.30% per annum (but, with effect from 1 February 2009, 0.45% per annum) on (a) the daily undrawn and available amount of such Bank’s Commitment relating to RCF 1 and (b) such Bank’s daily balance of its unutilised Guarantee Facility Commitment (which, for the avoidance of doubt, shall exclude any commitment commission accruing on or in relation to the Ancillary Commitment which shall be payable and calculated under the provisions of the Ancillary Documents);

5.1.4
for the account of each Bank in respect of each L/C issued by it, on the last day of each calendar month up to the Expiry Date (or its cancelling date, if earlier) of such L/C and on the Expiry Date of such L/C (or its cancelling date, if earlier) issued by it, letter of credit commission on the daily Outstanding Amount of such L/C, computed in respect of that L/C from its Issue Date (in the case of the first payment of commission) and from the due date of the preceding payment of commission (in the case of each subsequent payment) at the following respective rates in respect of each type of L/C:

(a)	in respect of Documentary L/Cs, 0.35% per annum (but, with effect from 1 February 2009, 0.50% per annum);

(b)	in respect of Transaction Related Standby L/Cs, 0.75% per annum (but, with effect from 1 February 2009, 1.50% per annum); and

(c)	in respect of Direct Credit Substitutes, 1.50% per annum (but, with effect from 1 February 2009, 2.50% per annum); and

5.1.5	for the account of the relevant Bank that is to issue or has issued a L/C (as the case may be):

(a)	on the Issue Date for the relevant L/C, a processing fee of $500 in respect of such L/C so issued on such date; and

(b)	on the date of amendment of the relevant L/C, an amendment fee of $250 in respect of each such amendment.

The fees and the commissions referred to in this clause 5.1 shall be payable by the Borrower whether or not any drawing is ever made under the RC Facilities or, except in the case of clauses 5.1.4 and 5.1.5, any L/C is ever issued.  All monies payable pursuant to this clause are non-refundable.

5.2	Expenses

The Borrower shall pay to the Agent on a full indemnity basis on demand all expenses (including legal, printing and out-of-pocket expenses) incurred by any Creditor:

5.2.1
in connection with the negotiation, preparation, execution and, where relevant, registration of the Security Documents and of any amendment or extension of or the granting of any waiver or consent under, any of the Security Documents; and

5.2.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, any of the Security Documents, or otherwise in respect of the moneys owing under any of the Security Documents together with interest at the rate referred to in clause 3.2 from the date on which such expenses were incurred, in each case to the date of payment (as well after as before judgment).

5.3	Value added tax

All fees, commissions and expenses payable pursuant to this clause 5 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon.  Any value added tax chargeable in respect of any services supplied by any of the Creditors under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

5.4	Stamp and other duties

The Borrower shall pay all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by any of the Creditors) imposed on or in connection with any of the Security Documents, the Underlying Documents, the Facilities, the L/Cs or any amount owing pursuant to clauses 2.10.2 or 4.1.1 and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.

6	Payments and taxes; accounts and calculations

6.1	No set-off or counterclaim

The Borrower acknowledges that in performing their obligations under this Agreement the Banks will be incurring liabilities to third parties in relation to the funding of amounts to the Borrower, such liabilities matching the liabilities of the Borrower to the Banks and that it is reasonable for the Banks to be entitled to receive payments from the Borrower gross on the due date in order that the Banks are put in a position to perform their matching obligations to the relevant third parties. All payments to be made by the Borrower under any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6, free and clear of any deductions or withholdings, in Dollars or the relevant Optional Currency in which they are denominated (except for changes or expenses which shall be paid in the currency in which they are incurred) on the due date (for value on the day on which payment is due) and shall be made to the account of the Agent (subject to the last paragraph of this clause 6.1) as follows:

6.1.1      if in Dollars:

(a)	by not later than 11.00 a.m. (New York time) on the due date;

(b)
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
to the account of the Agent at American Express Bank Limited, 23rd Floor, American Express Tower, 200 Vesey Street, New York, NY 10285-2300, U.S.A. (Account No 000261123), or to such other account with such other bank as the Agent may from time to time notify to the Borrower;

6.1.2	if in an Optional Currency (other than euros and Sterling):

(a)
by not later than 11.00 a.m. local time in the place for payment (or such other time as may be required law or practice for the settlement of foreign exchange transactions in the place of payment) on the due date; and

(b)
in lawful money of the country of that currency which is freely transferable and convertible into Dollars and in immediately available funds to the account of such bank in such place in the country of that currency as the Agent shall from time to time notify to the Borrower;

6.1.3	if in Sterling:

(a)	by not later than 11.00 a.m. (London time) on the due date;

(b)	in immediately available funds; and

(c)	to such account of the Agent with such bank as the Agent shall from time to time notify to the Borrower; and

6.1.4	if in euros:

(a)	by not later than 11.00 a.m. (Greek time) on the due date;

(b)	in immediately available funds; and

(c)	to such account of the Agent with such bank as the Agent shall from time to time notify to the Borrower.

Save as otherwise provided in this Agreement or any relevant Security Documents, such payments shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their respective Percentage.

In order to facilitate the Borrower and HSH Nordbank AG in the administration of all the Facilities (including the Ancillary Facility), the Agent and the other Banks agree that the Borrower shall be entitled to pay to HSH Nordbank AG amounts owing to it by the Borrower under the terms of this Agreement (including in connection with the Ancillary Facility) by instructing HSH Nordbank AG to debit the Overdraft Account with any such sum owing to it by the Borrower (but in no other manner whatsoever other than in accordance with the terms of this Agreement) provided that:

(a)	there are sufficient credit balances or sufficient overdraft limit under the Ancillary Facility in the Overdraft Account, for the purposes of such debit;

(b)
the Borrower notifies the Agent in advance of its intention to make such payment by way of debiting the Overdraft Account and of the actual payment made, and the Agent has given its prior consent to such direct payment and debiting of the Overdraft Account; and

(c)	any such payments are subject in all respects to the provisions of clauses 13.3 and 13.4, and the other terms of this Agreement.

6.2	Payment by the Banks

6.2.1
All sums to be advanced by the Banks to the Borrower under the RC Facilities under this Agreement shall be remitted in Dollars on the Drawdown Date for the relevant Advance to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account specified in the Drawdown Notice for such Advance.

6.2.2
All payments to be made by a Bank to or for the account of the Agent under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 6.6.2, free and clear of any deductions or withholdings, in Dollars (if the relevant payment is due in Dollars) or in the relevant Optional Currency (if the relevant payment is due in an Optional Currency) on the due date to the account of the Agent at such bank as the Agent may from time to time specify for this purpose.

6.3	Non-Banking Days

When any payment under any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.4	Calculations

All interest and other payments of an annual nature under any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and:

(a)	in the case of payments denominated in Dollars or an Optional Currency other than Sterling or Hong Kong Dollars, on the basis of a three hundred and sixty (360) day year; or

(b)	in the case of payments denominated in Sterling or Hong Kong Dollars, on the basis of a three hundred and sixty five (365) day year.

6.5	Certificates conclusive

Any certificate or determination of the Agent or a Bank as to any rate of interest or any other amount pursuant to and for the purposes of any of the Security Documents shall, in the absence of manifest error, be conclusive and binding on the Borrower.

6.6	Grossing-up for Taxes

6.6.1
If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment due under any of the Security Documents for the account of any Creditor or if the Agent or the Security Agent is required to make any deduction or withholding from a payment to another Creditor or withholding in respect of Taxes from any payment due under any of the Security Documents, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Creditor receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify each Creditor against any losses or costs incurred by it by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.  The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.6.2
If at any time any Bank is required to make any deduction or withholding in respect of Taxes from any payment due under this Agreement for the account of the Agent, the sum due from such Bank in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent receives on the due date for such payment (and retains free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and each Bank shall indemnify the Agent against any losses or costs incurred by either of them by reason of any failure of such Bank to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

6.7	Loan account

Each of the Banks shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it under the Security Documents.  Each of the Agent and the Security Agent shall maintain a control account (which shall be the “account current” referred to in any Mortgage which is in statutory form), showing the Loan, any amounts owing under clauses 2.10.2 or 4.1.1, the Outstandings of all the Banks and other sums owing to the Banks under the Security Documents and all payments in respect thereof made from time to time. Each such control account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under the Security Documents.

6.8	Agent may assume receipt

Where any sum is to be paid under any of the Security Documents to the Agent or, as the case may be, the Security Agent for the account of another person, the Agent or, as the case may be, the Security Agent may assume that the payment will be made when due and the Agent or, as the case may be, the Security Agent may (but shall not be obliged to) make such sum available to the person so entitled.  If it proves to be the case that such payment was not made to the Agent or, as the case may be, the Security Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent or, as the case may be, the Security Agent together with interest thereon sufficient to compensate the Agent or, as the case may be, the Security Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent or, as the case may be, the Security Agent for any and all loss or expense which the Agent or, as the case may be, the Security Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

6.9	Partial payments

If, on any date on which a payment is due to be made by the Borrower under any of the Security Documents, the amount received by the Agent from the Borrower falls short of the total amount of the payment due to be made by the Borrower on such date then, without prejudice to any rights or remedies available to the Creditors or any of them under any of the Security Documents, then the Agent shall apply the amount actually received from the Borrower in or towards discharge of the obligations of the Borrower under the Security Documents in the following order, notwithstanding any appropriation made, or purported to be made, by the Borrower:

6.9.1
firstly, in or towards payment, on a pro rata basis (and, as between Banks, pro rata in accordance with their Participations), of any unpaid costs and expenses of the Creditors or any of them under any of the Security Documents;

6.9.2
secondly, in or towards payment, on a pro rata basis (and, as between Banks, pro rata in accordance with their Participations), of any fees payable to the Arranger, the Agent, the Banks or any other Creditor under, or in relation to, the Security Documents which remain unpaid;

6.9.3
thirdly, in or towards payment to the Banks, on a pro rata basis in accordance with their Participations, of any accrued commissions payable under clause 5.1 which shall have become due but remain unpaid;

6.9.4
fourthly, in or towards payment to the Banks, on a pro rata basis in accordance with their Participations, of any accrued interest which shall have become due under any of the Security Documents but remains unpaid;

6.9.5
fifthly, in or towards payment to the Banks, on a pro rata basis in accordance with their Participations, of any amounts of principal in respect of the Loan or owing under clauses 2.10.2 or 4.1.1, which shall have become due but remains unpaid;

6.9.6
sixthly, in or towards payment to any Bank for any loss suffered by reason of any payment in respect of principal not being effected on an Interest Payment Date relating to the part of principal so repaid and which amounts are so payable under this Agreement; and

6.9.7
seventhly, in or towards payment to the relevant person of any other sum which shall have become due under any of the Security Documents but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

The order of application set out in clauses 6.9.3 to 6.9.7 may be varied by the Agent if all the Banks so direct without any reference to, or consent or approval from the Borrower.

6.10	Types of L/C

For all purposes of this Agreement, the relevant Bank that is to issue or has issued a L/C shall determine (which determination shall be conclusive and binding on the Borrower and the other Creditors) whether the relevant L/C is to be classified as a Documentary L/C, a Transaction Related Standby L/C or a Direct Credit Substitute.

7        Representations and warranties

7.1	Continuing representations and warranties

The Borrower represents and warrants to each Creditor that:

7.1.1	Due incorporation

the Borrower and each of the other Security Parties are duly incorporated and validly existing in good standing under the laws of their respective countries of incorporation as corporations or (as the case may be) as companies with limited liability and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

7.1.2	Corporate power

the Borrower has power to execute, deliver and perform its obligations under the Borrower’s Security Documents and the Underlying Documents to which it is or is to be a party and to borrow the Loan and any other borrowings and liabilities under this Agreement, and each of the other Security Parties has power to execute and deliver and perform its obligations under the Security Documents and the Underlying Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same and no limitation on the powers of the Borrower to borrow will be exceeded as a result of borrowing the Loan or any other borrowings and liabilities under this Agreement or any other transaction contemplated by this Agreement or the other Security Documents;

7.1.3	Binding obligations

the Underlying Documents and the Security Documents constitute or will, when executed, constitute valid and legally binding obligations of the relevant Security Parties enforceable in accordance with their respective terms;

7.1.4	No conflict with other obligations

the execution and delivery of, the performance of their obligations under, and compliance with the provisions of, the Underlying Documents and the Security Documents by the relevant Security Parties, will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which the Borrower or any other Security Party is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which the Borrower or any other Security Party is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the constitutional documents of the Borrower or any other Security Party or (d) result in the creation or imposition of or oblige the Borrower or any other Security Party to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertakings, assets, rights or revenues of the Borrower or any other Security Party;

7.1.5	No litigation

no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of any of the officers of the Borrower, threatened against the Borrower or any other Security Party which could have a material adverse effect on the business, assets or financial condition of the Borrower or any other Security Party or any other member of the Group;

7.1.6       No filings required

save for the registration of each Mortgage through the relevant Registry, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Security Documents or any of the Underlying Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Security Documents and the Underlying Documents and each of the Security Documents and the Underlying Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

7.1.7	Choice of law

the choice of English law to govern the Underlying Documents and the Security Documents (other than the Mortgages and the Account Pledges), the choice of the law of the relevant Flag State to govern each Mortgage, the choice of Greek law to govern the Account Pledges (other than the Overdraft Account Pledge) and the choice of German law to govern the Overdraft Account Pledge, and the submissions by the Security Parties to the non-exclusive jurisdiction of the English courts, are valid and binding;

7.1.8	No immunity

neither the Borrower nor any other Security Party nor any of their respective assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgement, execution or other enforcement);

7.1.9	Consents obtained

every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by any Security Party to authorise, or required by any Security Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of each of the Underlying Documents and the Security Documents or the performance by each Security Party of its obligations under the Underlying Documents and the Security Documents has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same; and

7.1.10	Shareholdings

(a)	each of the Borrower, each Owner and each Manager are wholly-owned direct or indirect Subsidiaries of the Corporate Guarantor; and

(b)	no less than 26% of the total issued voting share capital of the Corporate Guarantor is ultimately beneficially owned by Mr Dimitrios Melisanidis; and

(c)
no person or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Corporate Guarantor or have the control of the Corporate Guarantor or of its board of directors (and “control” shall have the meaning given to it in the definition of “Subsidiary” in clause 1.2);

7.1.11	Financial statements correct and complete

the unaudited consolidated financial statements of the Group in respect of the financial half-year ended on 30 June 2008 as delivered to the Agent have been prepared in accordance with the Applicable Accounting Principles and present fairly and accurately the consolidated financial position of the Group as at such date and the consolidated results of the operations of the Group for the financial year ended on such date and, as at such date neither the Group nor any member thereof had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

7.1.12	Oil Products - Borrowing Base Report

(a)
except as otherwise disclosed by the Borrower in writing to the Agent and agreed to by the Agent in writing, no member of the Group (other than the Borrower) owns legally or beneficially or otherwise has title of ownership to any Oil Products;

(b)
the Borrower owns legally and beneficially in its own name and has title of ownership to the total volume of Oil Products disclosed by it in each Borrowing Base Report at the time the relevant report is submitted to the Agent, and all of the information contained in each such report is true, complete, accurate and not misleading in all material respects at the time when the relevant report is submitted to the Agent; and

(c)
the data, values, statements, facts and other information contained in each Borrowing Base Report are true and accurate in all material respects and not misleading, do not omit material facts or other information and all reasonable enquiries have been made to verify the data, values, facts, statements and other information contained therein; there are no other data, information or facts the omission of which would make any data, values, facts, information or statement therein misleading.

7.2	Initial representations and warranties

The Borrower further represents and warrants to each Creditor that:

7.2.1	Pari passu

the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Borrower (with the exception of any obligations which are mandatorily preferred by law and not by contract);

7.2.2	No default under other Indebtedness

neither the Borrower nor any other Security Party nor any other member of the Group is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to Indebtedness to which it is a party or by which it may be bound;

7.2.3	Information

the information, exhibits and reports furnished by any Security Party to the Agent or the Banks in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other facts the omission of which would make any fact or statement therein misleading;

7.2.4       No withholding Taxes

no Taxes are imposed by withholding or otherwise on any payment to be made by any Security Party under the Underlying Documents or the Security Documents or are imposed on or by virtue of the execution or delivery by the Security Parties of the Underlying Documents or the Security Documents or any other document or instrument to be executed or delivered under any of the Security Documents;

7.2.5	No Default

no Default has occurred and is continuing;

7.2.6	The Ships

(a)	each Additional Ship will be on the Additional Mortgage Date for that Ship; and

(b)	each Ship (other than the Additional Ships) will be on the date of this Agreement:

(i)	in the absolute ownership of the relevant Owner who will, on and after such date, be the sole, legal and beneficial owner of such Ship;

(ii)	registered in the name of the relevant Owner through the relevant Registry as a ship under the laws and flag of the relevant Flag State;

(iii)	operationally seaworthy and in every way fit for service; and

(iv)	classed with the relevant Classification free of all requirements and recommendations of the relevant Classification Society;

7.2.7	Ships’ employment

none of the Ships will be:

(a)	in the case of an Additional Ship, on the Additional Mortgage Date for that Ship; or

(b)	in the case of each Ship (other than an Additional Ship), on the date of this Agreement,

subject to any charter or contract or to any agreement to enter into any charter or contract which, if entered into after the date of the relevant Ship Security Documents would have required the consent of the Creditors or any of them and on the date of this Agreement, there will not be any agreement or arrangement whereby the Earnings of any Ship may be shared with any other person;

7.2.8	Freedom from Encumbrances

no Ship nor its Earnings, Insurances or Requisition Compensation nor any other properties or rights which are or are to be the subject of any of the Ship Security Documents relating to that Ship, nor any of the Accounts nor the Receivables nor any part thereof will be, on the date of this Agreement, subject to any Encumbrances (other than Permitted Encumbrances);

7.2.9	Compliance with Environmental Laws and Approvals

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent:

(a)
the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have complied with the provisions of all Environmental Laws;

(b)
the Borrower and the other Relevant Parties and, to the best of the Borrower’s knowledge and belief (having made due enquiry), their respective Environmental Affiliates have obtained all Environmental Approvals and are in compliance with all such Environmental Approvals; and

(c)
neither the Borrower nor any other Relevant Party nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates has received notice of any Environmental Claim that the Borrower or any other Relevant Party or any such Environmental Affiliate is not in compliance with any Environmental Law or any Environmental Approval;

7.2.10	No Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there is no Environmental Claim pending or, to the best of the Borrower’s knowledge and belief, threatened against any of the Owners or any of the Ships or any other Relevant Party or any other Relevant Ship or, to the best of the Borrower’s knowledge and belief (having made due enquiry), any of their respective Environmental Affiliates;

7.2.11	No potential Environmental Claims

except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, there has been no emission, spill, release or discharge of a Pollutant from any of the Ships or any other Relevant Ship owned by, managed or crewed by or chartered to any of the Owners nor, to the best of the Borrower’s knowledge and belief (having made due enquiry), from any Relevant Ship owned by, managed or crewed by or chartered to any other Relevant Party which could give rise to an Environmental Claim;

7.2.12	No material adverse change

there has been no material adverse change in the financial position of the Borrower or the Owners or the Corporate Guarantor or any other Relevant Party or the consolidated financial position of the Group, from that described by the Borrower to the Agent and the Banks in the negotiation of this Agreement;

7.2.13	ISPS Code

on the date of this Agreement, the Owner of each Ship shall have a valid and current ISSC in respect of its Ship and each such Ship shall be in compliance with the ISPS Code;

7.2.14	Copies true and complete - commissions

the copies of each of the Underlying Documents delivered or to be delivered to the Agent pursuant to clause 9.1 or under any other term of this Agreement are, or will when delivered be, true and complete copies of such documents; each of such document constitutes valid and binding obligations of the parties thereto enforceable in accordance with its terms and there will have been no amendments or variations thereof or defaults thereunder;

7.2.15	Application for DOC and SMC

the Operator of each Ship has applied for a DOC for itself and an SMC in respect of each Ship and neither the Borrower nor the Operator of any Ship is aware of any reason why any such application may be refused; and

7.2.16	Borrower’s own account

in relation to the borrowing by the Borrower of the Loan and any other amounts under this Agreement, the performance and discharge of its obligations and liabilities under the Security Documents and the transactions and other arrangements effected or contemplated by this Agreement, the Borrower is acting for its own account and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure which has been implemented by any relevant regulatory authority or otherwise to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities (as amended)).

7.3	Repetition of representations and warranties

On and as of the date of this Agreement, on each Drawdown Date and on each Issue Date of a L/C and (except in relation to the representations and warranties in clause 7.2) on each Interest Payment Date, the Borrower shall (a) be deemed to repeat the representations and warranties in clauses 7.1 and 7.2 as if made with reference to the facts and circumstances existing on such day and (b) be deemed to further represent and warrant to each Creditor that the then latest audited consolidated financial statements of the Group delivered to the Agent or the Security Agent (if any) have been prepared in accordance with the Applicable Accounting Principles which have been consistently applied and present fairly and accurately the consolidated financial position of the Group as at the end of the financial period to which the same relate and the consolidated results of the operations of the Group for the financial period to which the same relate, respectively, and, as at the end of such financial period, neither the Corporate Guarantor nor any other member of the Group had any significant liabilities (contingent or otherwise) or any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements.

8	Undertakings

8.1	General

The Borrower undertakes with each Creditor that, from the date of this Agreement and so long as any moneys are owing under any of the Security Documents, whether actually or contingently, and while all or any part of the Facilities remains available, it will:

8.1.1	Notice of Default

promptly inform the Agent of any occurrence of which it becomes aware which might adversely affect the ability of any Security Party to perform its obligations under any of the Security Documents or the Underlying Documents and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

8.1.2	Consents and licences

without prejudice to clauses 7.1 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Security Parties under each of the Security Documents and the Underlying Documents;

8.1.3	Use of proceeds

without prejudice to paragraph (b) below, use the Facilities and the L/Cs exclusively for the relevant purposes specified in clauses 1.1 and 2.1 or, in the case of the Ancillary Facility, for the purpose specified in clause 2.20.3(a)(ii)(D);

8.1.4	Pari passu and subordination of intra-Group loans

(a)
ensure that the obligations of the Borrower, each Owner and the Corporate Guarantor under this Agreement, each Owner’s Guarantee and the Corporate Guarantee, respectively, shall, without prejudice to the provisions of clause 8.3 and the security intended to be created by the Security Documents, at all times rank at least pari passu with all their other respective present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract; and

(b)
ensure that, to the extent that the proceeds of a RC Facility are on-lent by the Borrower to the Corporate Guarantor or any Owner or any other member of the Group in accordance with the specified purpose of the relevant RC Facility pursuant to clauses 1.1 and 2.1:

(i)
the relevant loan or loans shall be made on an unsecured basis and shall be fully subordinated towards any moneys owing to the Creditors, whether actually or contingently, under this Agreement and the other Security Documents; and

(ii)
neither the relevant loan or loans nor any part thereof nor any interest accrued or accruing thereon shall be repaid or paid to the Borrower unless any and all moneys owing to the Creditors, whether actually or contingently, under this Agreement and the other Security Documents (including the Aggregate Liabilities) have been repaid in full;

8.1.5	Financial statements

prepare or cause to be prepared consolidated financial statements of the Group in accordance with the Applicable Accounting Principles consistently applied in respect of each financial year and cause the same to be reported on by the Group’s auditors and prepare or cause to be prepared unaudited consolidated financial statements of the Group in respect of each financial half-year on the same basis as the annual financial statements, and deliver to the Agent as many copies of the same as the Agent may reasonably require as soon as practicable but not later than ninety (90) days (in the case of annual financial statements) and sixty (60) days (in the case of semi-annual financial statements) after the end of the financial period to which they relate;

8.1.6	Delivery of reports

deliver to the Agent as many copies as the Agent may reasonably require of every report, circular, notice or like document issued by the Borrower, the Corporate Guarantor, each Owner or any other member of the Group to their shareholders or creditors generally, in each case at the time of issue thereof;

8.1.7       Provision of further information and Borrowing Base Reports

(a)
provide the Agent with such financial and other information concerning the Group, the Corporate Guarantor, the Borrower, the other Security Parties, the other Relevant Parties and their respective affairs, at the earliest possible opportunity and in any event at regular intervals of not more than three (3) months and at all other times as the Agent may from time to time require, including, without limitation, any management information, information relating to the position, trading and/or employment of the Ships and any actual or proposed purchase of vessels by any member of the Group, copies of all documents required of the Corporate Guarantor to file with the Securities and Exchange Commission of the U.S.A. or pursuant to the Sarbanes-Oxley Act of the U.S.A. and any other documents or information as may be reasonably required by the Agent; and

(b)
deliver to the Arranger and the Agent in writing before 11:00am (Greek time) on the first working day (in Greece) of each calendar week or at such other time as the Agent (acting on the instructions of the Majority Banks in their absolute discretion) may require, a Borrowing Base Report as at such date (attaching also a list of the Borrower’s Receivables which are not Qualifying Receivables), duly executed by the Borrower and counter-signed and verified for the accuracy of its contents by the Chief Financial Officer of the Group;

8.1.8	Obligations under Security Documents

and will procure that each of the other Security Parties will, duly and punctually perform each of the obligations expressed to be assumed by it under the Security Documents and the Underlying Documents;

8.1.9	Compliance with Code

and will procure that any Operator will, comply with, and ensure that each Ship and any Operator at all times complies with, the requirements of the Code, including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto throughout the Security Period;

8.1.10	Withdrawal of DOC and SMC

and will procure that any Operator will, immediately inform the Agent if there is any threatened or actual withdrawal of such Operator’s DOC or the SMC in respect of any Ship;

8.1.11	Issuance of DOC and SMC

and will procure that any Operator will, promptly inform the Agent upon the issuance to any Operator of a DOC and to each Ship of an SMC or the receipt by any of the Owners or any Operator of notification that its application for the same has been refused;

8.1.12	ISPS Code compliance

and will procure that each Manager or any Operator will:

(a)	from the date of this Agreement and at all times thereafter, maintain a valid and current ISSC in respect of each Ship;

(b)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC in respect of any Ship; and

(c)	procure that each Ship will comply at all times with the ISPS Code;

8.1.13	“KYC” requirements

deliver to the Agent such documents and evidence as any Creditor shall from time to time require, based on applicable law and regulations and such Creditor’s own internal guidelines from time to time, in each case, relating to the verification of identity and knowledge of such Creditor’s customers and to the opening of bank accounts by any Security Party (including the Accounts);

8.1.14	Collateral Ships

within seven (7) days following a relevant request by the Agent (acting on the instructions of the Majority Banks) to the Borrower and the relevant Collateral Owner(s), in respect of one or more Collateral Ships, deliver to the Agent, and/or procure that the relevant Collateral Owner(s) (as the case may be) execute(s) and deliver(s) to the Agent, the documents and evidence set out in schedule 9, Part 1 in respect of such Collateral Ship(s), in form and substance satisfactory to the Agent and at the cost and expense of the Borrower;

8.1.15	Oil Products

procure that no member of the Group (other than the Borrower) will purchase, own (legally or beneficially) or otherwise have or acquire title to any Oil Products, except with the prior written consent of the Agent; and

8.1.16	Oil Products insurance

(a)
effect and maintain at all times such insurances (including a marine cargo insurance policy) on and in relation to its Oil Products, against those risks and matters, to such extent, for such amounts and values and on such other terms and conditions, as is required by and is acceptable to the Agent (acting on the instructions of the Majority Banks in their absolute discretion) and ensure that such insurances are placed with reputable independent insurance companies or underwriters, and through reputable insurance brokers, in each case acceptable to the Agent (acting on the instructions of the Majority Banks in their absolute discretion) in all respects; and

(b)	comply at all times with the terms and conditions of such insurances;

(c)
deliver to the Agent forthwith upon request copies of the policies of such insurances and any such information in connection with such insurances and the relevant insurers, underwriters and any insurance brokers involved in the placing of such insurances and, in the case of expiry of any such insurances, any such information and documents shall be sent to the Agent no later than 14 days prior to the expiry of such insurances;

(d)
ensure that at least 7 days prior to the expiry of any such insurances, instructions are sent to underwriters, insurers or brokers for the renewal of such insurances on terms which comply with this clause 8.1.16;

(e)
ensure that (i) no other person is named as assured or joint assured in such insurances except the Borrower and, if the Agent so requires, the Security Agent and (ii) the interest of the Security Agent as assignee of such insurances is at all times endorsed on such insurance policies and other relevant insurance documents and (iii) the Security Agent is at all times named sole loss payee under such insurances; and

(f)
ensure that any notice of assignment required by the Oil Products Security Deed in respect of such insurances is served upon the relevant insurers, underwriters or brokers and acknowledged by them in the form specified in the Oil Products Security Deed.

8.2	Security value maintenance

8.2.1	Security shortfall

(a)
If at any time X shall be higher than Y, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(i)
prepay within a period of two (2) days of the date of receipt by the Borrower of the Agent's said notice such sum of the RC Facilities in Dollars as will result in X after such prepayment being at least equal to or lower than Y; and/or

(ii)	within two (2) days of the date of receipt by the Borrower of the Agent's said notice:

(A)
provide in accordance with clause 2.4 further Receivables which are Qualifying Receivables by delivering to the Agent a Schedule of Receivables with such Receivables together with copies of documents, receipts and invoices of the type specified in clause 2.4 and relating to such Receivables; and/or

(B)
place further funds to the credit of the Cash Collateral Account in respect of the outstanding L/Cs (without taking into account any other amounts then standing to the credit of such account for other purposes under this Agreement); and/or

(C)	constitute to the satisfaction of the Agent such further security for the Aggregate Liabilities as shall be acceptable to the Banks,

in each case having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to Y, shall be at least equal to or higher than X as at such date, or which would remedy the deficiency referred to above.

(b)
If at any time A shall be higher than B, the Agent (acting on the instructions of the Majority Banks) shall give notice to the Borrower requiring that such deficiency be remedied and then the Borrower shall either:

(i)
prepay within a period of two (2) days of the date of receipt by the Borrower of the Agent's said notice such sum of the RCF 1 in Dollars as will result in A after such prepayment of the RCF 1 being at least equal to or lower than B; or

(ii)
within two (2) days of the date of receipt by the Borrower of the Agent's said notice constitute to the satisfaction of the Agent such further security for amounts owing under RCF 1 as shall be acceptable to the Banks, in each case having a value for security purposes (as determined by the Agent in its absolute discretion) at the date upon which such further security shall be constituted which, when added to B, shall be at least equal to or higher than A as at such date, or which would remedy the deficiency referred to above.

(c)
The Agent shall test the Borrower’s compliance with paragraphs (a) and (b) of this clause 8.2.1 on each date when a Borrowing Base Report is available to the Agent and at any other times as and when the Agent (acting on the instructions of the Majority Banks) shall require and, in any event, on each Reset Date.

(d)	The provisions of clause 4.5 and any relevant provision of clause 4.6 shall apply to prepayments made under this clause 8.2.1.

(e)	For the purposes of this clause 8.2.1:

“A is the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the other Creditors) which is, at any relevant time, equal to the principal amount outstanding under RCF 1; and

“B” is the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the other Creditors) which is, at any relevant time, the total of:

 (i)    83% of the market value of the Mortgaged Ships; plus

(ii)	the market value of any additional security for the time being actually provided to the Banks pursuant to clause 8.2.1(b),

as most recently determined by the Agent in its absolute discretion in accordance with the provisions of clause 8.2.2 and the other provisions of this Agreement including, without limitation and where applicable, by reference to the then most recent Borrowing Base Report available to the Agent.

“X” is the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the other Creditors) which is, at any relevant time, equal to the Actual Exposure; and

“Y” is the amount in Dollars (as certified by the Agent whose certificate shall, in the absence of manifest error, be conclusive and binding on the Borrower and the other Creditors) which is, at any relevant time, the total of:

(i)	90% of the face value of all Qualifying Receivables; plus

(ii)
75% of the market value of the total volume of Oil Products which are then owned by the Borrower and subject to the Oil Products Security Deed (as such total volume is shown in the then most recent Borrowing Base Report available to the Agent); plus

(iii)
any amount standing to the credit of the Cash Collateral Account and any Illegality Security Account (and any such amount in an Optional Currency shall be calculated by the Agent in its Dollar equivalent by using the relevant spot rate of exchange referred to in clause 2.8 as of the date of any relevant calculation); plus

(iv)	83% of the market value of the Mortgaged Ships; plus

(v)
the market value of any additional security for the time being actually provided to the Creditors pursuant to clause 8.2 (but excluding amounts standing to the credit of the Cash Collateral Account); minus

(vi)
any amounts on account of trade payables then owing by the Borrower to suppliers of Oil Products but excluding any part of such amounts which are financed or secured by the utilization of L/Cs under the Guarantee Facility and while the relevant L/Cs remain outstanding, as such values and amounts are most recently determined by the Agent in its absolute discretion in accordance with the provisions of clause 8.2.2 and the other provisions of this Agreement including, without limitation and where applicable, by reference to the then most recent Borrowing Base Report available to the Agent.

8.2.2	Valuation of Mortgaged Ships and Oil Products

(a)
Each Mortgaged Ship shall, for the purposes of this clause 8.2, be valued in Dollars at the end of every financial quarter and at any other times as and when the Agent (acting on the instructions of the Majority Banks in their absolute discretion) shall require.  Subject to paragraph (b) below, each such valuation shall be made by an independent firm of shipbrokers nominated by the Borrower and approved by the Agent (acting on the instructions of the Majority Banks in their sole discretion) or, failing such nomination or approval, appointed by the Agent (acting on the instructions of the Majority Banks in their sole discretion).  Each such valuation of a Mortgaged Ship shall be addressed to the Agent and made without, unless required by the Agent, physical inspection and on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms, as between a willing buyer and a willing seller and without taking into account the benefit of any charterparty or other engagement concerning the relevant Mortgaged Ship.  Such valuation shall constitute the value of such Mortgaged Ship for the purposes of this clause 8.2 unless the Agent (acting on the instructions of the Majority Banks in their sole discretion) objects to the valuation of the relevant Mortgaged Ship provided by the shipbroker nominated by the Borrower within seven (7) days of receipt of such valuation, in which event the value of such Mortgaged Ship shall be the arithmetic mean of the value specified in such valuation and the value specified in a further valuation issued by an independent firm of shipbrokers appointed by the Agent (acting on the instructions of the Majority Banks in their sole discretion) and made on the same basis as specified above.

(b)
In the case of a Ship which is a single hull vessel, its market value for the purposes of this clause 8.2 shall be the then prevailing scrap value of such Ship as determined by the Agent in its sole discretion.

(c)
The value of each Mortgaged Ship last determined in accordance with the provisions of this clause 8.2.2 shall be the value inserted in each Borrowing Base Report for that Mortgaged Ship and shall be binding upon the parties hereto, until such further date when the market value of such Mortgaged Ship is determined by the Agent pursuant to this clause 8.2.2.

(d)
The market value of the total volume of the Borrower’s Oil Products at any relevant time shall be determined by reference to (i) the total volume of Oil Products last reported by the Borrower to the Agent in the then latest Borrowing Base Report available to the Agent and (ii) the then prevailing market price for such Oil Products as at the date of that report as indicated in appropriate indexes for such Oil Products published by an internationally recognised body acceptable to the Agent (acting on the instructions of the Majority Banks) in its absolute discretion (such as “Platts”).

(e)
The prevailing market price for such of Oil Products referred to in paragraph (d) above shall be the market value thereof inserted in each Borrowing Base Report for such Oil Products. The market value of the total volume of the Borrower’s Oil Products shown in a Borrowing Base Report and determined in accordance with the provisions of this clause 8.2.2 shall be binding upon the parties hereto until such further date when another Borrowing Base Report is made available to the Agent which contains a determination pursuant to this clause 8.2.2.

(f)
In the event that the Borrower does not deliver to the Agent a Borrowing Base Report at the time, in accordance with, and in the manner prescribed in, the provisions of this Agreement or the Majority Banks (acting through the Agent) do not agree with the contents of a Borrowing Base Report prepared by the Borrower, the Agent (acting on the instructions of the Majority Banks) shall be entitled, based on information and data available to it from any source whatsoever at the relevant time to either (i) prepare a substitute Borrowing Base Report itself or (ii) to amend the contents of the Borrowing Base Report so that it complies with the requirements and the provisions of this Agreement. In that case, the Agent shall send the substitute or amended Borrowing Base Report to the Borrower and the other Banks and such report shall be considered to be the then latest Borrowing Base Report binding upon the parties hereto for the purposes of this clause 8.2.2 and the other provisions of this Agreement.

8.2.3	Information

The Borrower undertakes with the Creditors to supply to the Agent and to any such shipbrokers such information concerning each Mortgaged Ship and its condition as such shipbrokers may reasonably require for the purpose of making any such valuation and will supply the Agent with such other information, including without limitation about any Schedules of Receivables as the Agent shall from time to time require for the purposes of giving effect to clause 8.2.1.

8.2.4	Costs

All costs in connection with the Agent obtaining any valuation of each of the Mortgaged Ships referred to in clause 8.2.2 and in schedule 2, and any valuation either of any additional security for the purposes of ascertaining the Security Value at any time or necessitated by the Borrower electing to constitute additional security pursuant to clause 8.2.1, shall be borne by the Borrower.

8.2.5	Valuation of additional security

For the purposes of this clause 8.2, the market value of any additional security provided or to be provided to the Security Agent and/or the other Creditors shall be determined by the Agent in its absolute discretion without any necessity for the Agent assigning any reason thereto.

8.2.6	Documents and evidence

In connection with any additional security provided in accordance with this clause 8.2, the Agent shall be entitled to receive such evidence and documents of the kind referred to in schedule 2 as may in the Agent’s opinion be appropriate and such favourable legal opinions as the Agent shall in its absolute discretion require.

8.3	Negative undertakings

The Borrower undertakes with each Creditor that, from the date of this Agreement and so long as any moneys are owing under the Security Documents, whether actually or contingently, and while all or any part of the Facilities remains available, it will not, without the prior written consent of the Agent (acting on the instructions of the Majority Banks):

8.3.1	Negative pledge

permit any Encumbrance (other than a Permitted Encumbrance) to subsist, arise or be created or extended over all or any part of its present or future undertaking, assets, rights or revenues in order to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any Security Party or any other person;

8.3.2	No merger

merge or consolidate with any other person or enter into any demerger, amalgamation, corporate reconstruction or redomiciliation of any type;

8.3.3	Disposals

sell, transfer, abandon, lend or otherwise dispose of or cease to exercise direct control over any part (being either alone or when aggregated with all other disposals falling to be taken into account pursuant to this clause 8.3.3 material in the opinion of the Agent in relation to the undertaking, assets, rights and revenues of the Borrower taken as a whole) of its present or future undertaking, assets, rights or revenues (otherwise than by transfers, sales or disposals for full consideration in the ordinary course of trading) whether by one or a series of transactions related or not;

8.3.4	Other business

undertake any business other than the business carried out by it or the Group on the date of this Agreement;

8.3.5	Acquisitions

acquire any further assets other than in the ordinary course of its business or contracts for the sale of oil bunkers and lubricants;

8.3.6	Other obligations

incur any obligations except for obligations arising under the Underlying Documents or the Security Documents or contracts entered into in the ordinary course of its business or contracts for the sale of oil bunkers and lubricants;

8.3.7	No borrowing

the Borrower will not incur any Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.8	Repayment of borrowings

repay the principal of, or pay interest on or any other sum in connection with, any of its Borrowed Money except for Borrowed Money pursuant to the Security Documents;

8.3.9       Loans

make any loans or grant any credit (save for normal trade credit in the ordinary course of business) to any person or agree to do so;

8.3.10	Sureties

permit any of its Indebtedness to any person (other than the Creditors) to be guaranteed by any person save in the ordinary course of its business or by a Bank by way of L/Cs;

8.3.11	Share capital and distribution

declare or pay any dividends to any of its shareholders if an Event of Default has occurred or will or, in the opinion of the Agent, is likely to occur as a result of, or following, the declaration or payment of dividends;

8.3.12	Subsidiaries

form or acquire any Subsidiaries save in the ordinary course of its business;

8.3.13	Manager

permit the appointment of any manager of any of the Ships other than the Managers or the termination or amendment of the terms of any of the Management Agreements; or

8.4	Cash collateralisation of L/Cs

Without prejudice to clause 2.13, forthwith upon, or at any time following the occurrence of an Event of Default, the Agent (acting on the instructions of the Majority Banks) shall be entitled (but not obliged) to demand payment by the Borrower of, and the Borrower forthwith upon such demand shall pay to the Account Bank for credit to the Cash Collateral Account, such amount as shall be the aggregate of the total Outstanding Amounts for all L/Cs (without taking into account any other amounts then standing to the credit of such account for other purposes under this Agreement).  Such payment shall be made in Dollars, except in the case of any part of the said Outstanding Amounts which is a Settlement Amount outstanding in an Optional Currency and unpaid, which shall be made in the relevant Optional Currency.

8.5	Additional tonnage

8.5.1
If any member of the Group (excluding the Security Parties) acquires a vessel (other than the Ships), the relevant member of the Group shall be entitled to arrange for the financing of the acquisition of such vessel by bank debt and to agree that such vessel shall be mortgaged in favour of the relevant lender or lenders, subject to no Event of Default having occurred and be continuing at such time and the Borrower and the other Security Parties being in compliance with all of their undertakings and obligations under this Agreement and the other Security Documents.

8.5.2
The Borrower shall be entitled however to procure that any such vessel is mortgaged (at the expense of the Borrower) in favour of the Security Agent as security for the Borrower’s obligations under this Agreement, subject to satisfactory documentation being received by the Agent in respect of such security at the cost and expense of the Borrower pursuant to clause 8.5.3 below, so that such vessel becomes an “Additional Ship” for the purpose of this Agreement.

8.5.3
The Borrower shall be entitled by written notice to the Agent at any time to request that a vessel owned by a member of the Group (and which is not then already a Ship under this Agreement) becomes an “Additional Ship” for the purposes of this Agreement.  The Agent (acting on the instructions of the Majority Banks in their absolute discretion) shall be entitled to accept or decline such request (without any need to assign any reason to such decision) and shall notify the Borrower of the Banks’ decision within twenty (20) days of the Borrower’s relevant request in respect of a vessel.  If the Agent notifies the Borrower that the Banks accept its request in respect of a vessel, the Borrower shall deliver to the Agent, not later than (ten) 10 days after the Agent’s notice of acceptance to the Borrower in respect of a vessel, the documents and evidence set out in schedule 9, Part 2 in respect of the relevant vessel, in form and substance satisfactory to the Agent and at the cost and expense of the Borrower.

9	Conditions

9.1	Documents and evidence

The obligation of the Banks to make available the Facilities or to advance any Advances or to issue any L/C, shall be subject to the condition that the Agent or its duly authorised representative shall have received, not later than two (2) Banking Days before the date of this Agreement, the documents and evidence specified in schedule 5, in form and substance satisfactory to the Agent.

9.2	General conditions precedent

The obligations of the Banks to make available the Facilities or to advance any Advances or to issue any L/C (as the case may be), shall be subject to the further conditions that, at the time of the relevant Drawdown Notice for an Advance or at the time of the relevant Issue Request in respect of the relevant L/C (as the case may be) and at the time of the making of the relevant Advance or on the Issue Date of the relevant L/C (as the case may be):

9.2.1
the representations and warranties contained in (i) clauses 7.1, 7.2 and 7.3(b), (ii) clause 4 of the Corporate Guarantee and (iii) clause 4 of each Owner’s Guarantee, are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

9.2.2	no Default shall have occurred and be continuing or would result from the making of the relevant Advance or the issuing of the relevant L/C (as the case may be).

9.3	Waiver of conditions precedent

The conditions specified in this clause 9 are inserted solely for the benefit of the Creditors and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part and with or without conditions.

9.4	Further conditions precedent

Not later than five (5) Banking Days prior to each Drawdown Date or each Issue Date and not later than five (5) Banking Days prior to each Interest Payment Date or each Reset Date, the Agent may request and the Borrower shall, not later than two (2) Banking Days prior to such date, deliver to the Agent on such request further favourable certificates and/or opinions as to any or all of the matters which are the subject of clauses 7, 8, 9 and 10 of this Agreement.

10    Events of Default

10.1	Events

There shall be an Event of Default if:

10.1.1
Non-payment: any Security Party fails to pay any sum payable by it under any of the Security Documents or the Underlying Documents at the time, in the currency and in the manner stipulated in the Security Documents or the Underlying Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

10.1.2
Breach of Insurances and certain other obligations: any of the Owners or a Manager fails to obtain and/or maintain the Insurances (in accordance with the requirements of the Security Documents) for any of the Mortgaged Ships or if any insurer in respect of such Insurances cancels any of such Insurances or disclaims liability by reason, in either case, of mis-statement in any proposal for any of such Insurances or for any other failure or default on the part of the Owners or any of them or any other person or the Borrower or the Corporate Guarantor or any of the Owners commit any breach of or omit to observe any of the obligations or undertakings expressed to be assumed by them under clauses 2.17, 2.19, 8.1.3, 8.1.7(b), 8.1.14, 8.1.16, 8.2, 8.3 or 8.4 of this Agreement or clauses 5.2 or 5.3 of the Corporate Guarantee or clause 5 of any Owner’s Guarantee, respectively; or

10.1.3
Breach of other obligations: any Security Party commits any breach of or omits to observe any of its obligations or undertakings expressed to be assumed by it under any of the Security Documents or any of the Underlying Documents (other than those referred to elsewhere in this clause 10.1) and, in respect of any such breach or omission which in the opinion of the Agent (acting on the instructions of the Majority Banks) is capable of remedy, such action as the Agent (acting on the instructions of the Majority Banks) may require shall not have been taken within fourteen (14) days of the Agent notifying the relevant Security Party of such default and of such required action; or

10.1.4
Misrepresentation: any representation or warranty made or deemed to be made or repeated by or in respect of any Security Party in or pursuant to any of the Security Documents or in any notice, certificate or statement referred to in or delivered under any of the Security Documents is or proves to have been incorrect or misleading in any material respect; or

10.1.5
Cross-default: any Indebtedness of any Relevant Party is not paid when due or any Indebtedness of any Relevant Party becomes (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant Relevant Party of a voluntary right of prepayment), or any creditor of any Relevant Party becomes entitled to declare any such Indebtedness due and payable or any facility or commitment available to any Relevant Party relating to Indebtedness, is withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned unless the relevant Relevant Party shall have satisfied the Agent that such withdrawal, suspension or cancellation will not affect or prejudice in any way the relevant Relevant Party’s ability to pay its debts as they fall due and fund its commitments, or any guarantee given by any Relevant Party in respect of Indebtedness is not honoured when due and called upon; or

10.1.6
Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

10.1.7
Insolvency: any Relevant Party is unable or admits inability to pay its debts as they fall due; suspends making payments on any of its debts or announces an intention to do so; becomes insolvent; has assets the value of which is less than the value of its liabilities (taking into account contingent and prospective liabilities); or suffers the declaration of a moratorium in respect of any of its Indebtedness; or

10.1.8	Reduction or loss of capital: a meeting is convened by any Relevant Party for the purpose of passing any resolution to purchase or reduce its share capital or to redeem any of its shares; or

10.1.9
Winding up: any corporate action, legal proceedings or other procedure or step is taken for the purpose of winding up any Relevant Party or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

10.1.10
Administration: any petition is presented, notice given or step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Agent believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

10.1.11
Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any part of the assets of any Relevant Party; or

10.1.12
Compositions: any corporate action, legal proceedings or other procedures or steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

10.1.13
Analogous proceedings: there occurs, in relation to any Relevant Party, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Agent, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 10.1.6 to 10.1.12 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

10.1.14	Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on its business; or

10.1.15
Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interests in, any Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

10.1.16
Invalidity: any of the Security Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Security Documents shall at any time and for any reason be contested by any Security Party which is a party thereto, or if any such Security Party shall deny that it has any, or any further, liability thereunder; or

10.1.17
Unlawfulness: it becomes impossible or unlawful at any time for any Security Party, to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Security Documents or for the Agent to exercise the rights or any of them vested in it under any of the Security Documents or otherwise; or

10.1.18	Repudiation: any Security Party repudiates any of the Security Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Security Documents; or

10.1.19	Encumbrances enforceable: any Encumbrance (other than Permitted Liens) in respect of any of the property (or part thereof) which is the subject of any of the Security Documents becomes enforceable; or

10.1.20
Material adverse change: there occurs, in the reasonable opinion of the Agent (acting on the instructions of the Majority Banks), a material adverse change in the financial condition of any Security Party or the Group or by reference to the financial position of that Security Party or (as the case may be) the Group as described by or on behalf of the Borrower or any Security Party to the Agent and/or the Banks in the negotiation of this Agreement; or

10.1.21
Arrest: any Mortgaged Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the relevant Owner and such Owner shall fail to procure the release of such Mortgaged Ship within a period of two (2) days thereafter; or

10.1.22
Registration: the registration of any Mortgaged Ship under the laws and flag of the relevant Flag State is cancelled or terminated without the prior written consent of the Agent (acting on the instructions of the Majority Banks) or if such registration of any Mortgaged Ship is not renewed at least forty five (45) days prior to the expiry of such registration; or

10.1.23
Unrest: the Flag State in respect of a Mortgaged Ship becomes involved in hostilities or civil war or there is a seizure of power in any Flag State in respect of a Mortgaged Ship by unconstitutional means if, in any such case, such event could in the opinion of the Agent (acting on the instructions of the Majority Banks) reasonably be expected to have a material adverse effect on the security constituted by any of the Security Documents; or

10.1.24
Environment: the Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or the Borrower and/or any other Relevant Party and/or any of their respective Environmental Affiliates or any Ship or any other Relevant Ship is involved in any incident which gives rise or may give rise to an Environmental Claim if, in any such case, such non-compliance or incident or the consequences thereof could, in the opinion of the Agent reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or the Corporate Guarantor or any other Security Party or the Group or on the security constituted by any of the Security Documents; or

10.1.25
P&I: any Owner or a Manager or any other person fails or omits to comply with any requirements of the protection and indemnity association or other insurer with which a Ship is entered for insurance or insured against protection and indemnity risks (including oil pollution risks) to the effect that any cover (including, without limitation, any cover in respect of liability for Environmental Claims arising in jurisdictions where such Ship operates or trades) is or may be liable to cancellation, qualification or exclusion at any time; or

10.1.26	Shareholdings:

(a)
there is any change in the legal and/or ultimate beneficial ownership of any of the shares in the Corporate Guarantor from that existing on the date of this Agreement, which results in (i) Mr Dimitrios Melisanidis being the ultimate beneficial owner of less than 26% of the total issued voting share capital of the Corporate Guarantor at any relevant time or (ii) any person or persons acting in concert (other than Mr Dimitrios Melisanidis) becoming at any relevant time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Corporate Guarantor or having the control of the Corporate Guarantor or of its board of directors (and “control” shall have the meaning given to it in the definition of “Subsidiary” in clause 1.2); or

(b)
there is any change in the legal and/or beneficial ownership of any of the shares in the Borrower or any Owner or a Manager which results in any such Security Party ceasing to be a wholly-owned direct or indirect Subsidiary of the Corporate Guarantor; or

10.1.27	Accounts: moneys are withdrawn from any of the Accounts other than in accordance with clause 14; or

10.1.28
Listing: the shares of the Corporate Guarantor are de-listed or suspended from trading on, or cease to trade (whether temporarily for longer than ten (10) consecutive days, or permanently) on, the New York Stock Exchange; or

10.1.29
Licences, etc:  any licence, authorisation, consent or approval at any time necessary to enable any Security Party to comply with its obligations under the Security Documents or the Underlying Documents is revoked or withheld or modified or is otherwise not granted or fails to remain in full force and effect or if any exchange control or other law or regulation shall exist which would make any transaction under the Security Documents or the Underlying Documents or the continuation thereof, unlawful or would prevent the performance by any Security Party of any term of any of the Security Documents or the Underlying Documents; or

10.1.30
Material events: any other event occurs or circumstance arises which, in the reasonable opinion of the Agent (acting on the instructions of the Majority Banks), is likely materially and adversely to affect either (i) the ability of any Security Party to perform all or any of its obligations under or otherwise to comply with the terms of any of the Security Documents or (ii) the security created by any of the Security Documents.

10.2	Acceleration

The Agent shall, if so requested by the Majority Banks, without prejudice to any other rights of the Agent, at any time after the happening of an Event of Default by notice to the Borrower:

10.2.1
declare that the obligation of each Bank to make the Facilities available and the obligation of the Ancillary Bank to make the Ancillary Facility available, shall be terminated, whereupon the Applicable RCF 1 Limit, the Applicable RCF 2 Limit, the Applicable Guarantee Facility Limit and the Ancillary Commitment shall each be reduced to zero forthwith; and/or

10.2.2
declare that the Loan and all interest and commissions accrued and all other sums payable under the Security Documents and all Ancillary Outstandings have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable; and/or

10.2.3
make a demand on the Borrower pursuant to clause 8.4 for payment of cash collateral to the Account Bank for credit to the Cash Collateral Account in respect of all the then outstanding L/Cs forthwith and/or at any other time specified by the Agent (acting on the instructions of the Majority Banks), whereupon any such amount shall become due and payable immediately or in accordance with each such notice (it being understood that the Agent (acting on the instructions of the Majority Banks) shall be entitled to give multiple such notices for further payment of moneys by the Borrower to the Cash Collateral Account, at any time and from time to time following an Event of Default, notwithstanding that the Borrower may have complied with one or more earlier notices).

10.3	Demand basis

If, pursuant to clause 10.2.2, the Agent declares the Loan to be due and payable on demand, the Agent may (and if so requested by the Majority Banks shall) by written notice to the Borrower:

10.3.1
call for repayment of the Loan and any Ancillary Outstandings on such date as may be specified whereupon the Loan and all Ancillary Outstandings shall become due and payable on the date so specified together with all interest and commissions accrued and all other sums payable under this Agreement; or

10.3.2	withdraw such declaration with effect from the date specified in such notice.

10.4	Negotiation with Beneficiaries after Default

The Borrower:

10.4.1
irrevocably authorises the Agent (acting on the instructions of the Majority Banks) to negotiate with any Beneficiary at any time after the occurrence of any Default with a view to arranging for the prepayment by a Bank, for the account of the Borrower, of any moneys outstanding under any L/C issued by that Bank; and

10.4.2
agrees that at any time after the occurrence of any Default each Bank shall be entitled (but not, so far as the Borrower is concerned, bound) to and, if directed by the Agent (acting on the instructions of the Majority Banks), it shall pay to a Beneficiary, in such manner and upon such terms as that Bank and the Beneficiary shall agree, any moneys outstanding under any L/C issued by that Bank.

10.5	Conversion into Dollars

10.5.1
The Agent (acting on the instructions of all the Banks) may, following a notice given to the Borrower under clause 10.2, declare that the part (if any) of the Outstandings of the Banks which is then outstanding and/or denominated in one or more Optional Currencies, be converted into, and outstanding in, Dollars with effect from the date of conversion selected by the Agent (acting on the instructions of all the Banks in their discretion) and notified by the Agent to the Banks and the Borrower.  In making such conversion the Agent shall use the relevant spot rate(s) of exchange referred to in clause 2.8 as of the date of such conversion (as advised to it by the relevant Banks(s)), and the amount of the Outstandings so converted and outstanding in Dollars shall be such amount of Dollars as is required for the purchase of the amount of the total Outstandings of all Banks in the relevant Optional Currencies by applying such rate(s) on the relevant date of conversion.

10.5.2
With effect on and from the date when the conversion has taken place (as notified by the Agent to the Borrower and the Banks pursuant to clause 10.5.1), all the Outstandings of all Banks shall be denominated in Dollars and the liabilities of the Borrower to the Banks, the

Agent and the Security Agent under this Agreement in respect of the Outstandings shall also be denominated and owing in Dollars.

11	Indemnities

11.1	Miscellaneous indemnities

The Borrower shall on demand indemnify each Creditor, without prejudice to any of such Creditor’s other rights under any of the Security Documents, against any loss (including loss of Margin) or expense which such Creditor shall certify as sustained or incurred by it as a consequence of:

11.1.1	any default in payment of any sum under any of the Security Documents when due;

11.1.2	the occurrence of any other Event of Default;

11.1.3
any prepayment of the Loan or part thereof being made under clauses 4.3.3,  4.4, 8.2.1 or 12.1 or any other repayment or prepayment of the Loan or part thereof being made, otherwise than on an Interest Payment Date relating to the part of the Loan prepaid or repaid;

11.1.4	applying any sum standing to the credit of the Cash Collateral Account otherwise than on the last day of a deposit period relating thereto;

11.1.5	any Advance not being made for any reason (excluding any default by the Agent or any Bank) after the Drawdown Notice for such Advance has been given;

11.1.6
any transfer being made by a Creditor of any part of its Contribution for the purpose of complying with clauses 2.16.4(c) and/or (d) and/or clause 2.16.5 and/or clause 2.19 otherwise than on an Interest Payment Date relating to the part of the Loan being transferred; or

11.1.7	any L/C not being issued for any reason (excluding any default by any Creditor) after the Issue Request for such L/C has been given,

including, in any such case, but not limited to, any loss or expense sustained or incurred by a Bank in maintaining or funding its Contribution or (as the case may be) Commitment or any part thereof or any amount owing under clauses 2.10.2 or 4.1.1 or in liquidating or re-employing deposits from third parties acquired to effect or maintain its Contribution or (as the case may be) Commitment or any part thereof or any amount owing under clauses 2.10.2 or 4.1.1.

11.2	Currency indemnity

If any sum due from the Borrower under any of the Security Documents or any order or judgment given or made in relation thereto has to be converted from the currency (the “first currency”) in which the same is payable under the relevant Security Document or under such order or judgment into another currency (the “second currency”) for the purpose of:

11.2.1	making or filing a claim or proof against the Borrower;

11.2.2	obtaining an order or judgment in any court or other tribunal; or

11.2.3	enforcing any order or judgment given or made in relation to any of the Security Documents,

the Borrower shall indemnify and hold harmless each Creditor from and against any loss suffered as a result of any difference between:

(a)	the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency; and

(b)
the rate or rates of exchange at which the relevant Creditor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

Any amount due from the Borrower under this clause 11.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Security Documents and the term “rate of exchange” includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

11.3	Environmental indemnity

The Borrower shall indemnify each Creditor on demand and hold it harmless from and against all costs, expenses, payments, charges, losses, demands, liabilities, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgements, orders, sanctions or other outgoings of whatever nature which may be suffered, incurred or paid by, or made or asserted against such Creditor at any time, whether before or after the repayment in full of principal and interest under this Agreement, relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against such Creditor if such Environmental Claim would not have been, or been capable of being, made or asserted against such Creditor if it had not entered into any of the Security Documents and/or exercised any of its rights, powers and discretions thereby conferred and/or performed any of its obligations thereunder and/or been involved in any of the transactions contemplated by the Security Documents.

12	Unlawfulness and increased costs

12.1	Unlawfulness

If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon a Bank in the jurisdiction in which it is formed or has its principal or lending office or in which any action is required to be performed by it for the purposes of this Agreement (whether or not in force before the date of this Agreement):

12.1.1
renders it unlawful for a Bank to issue any or any further L/Cs, the relevant Bank shall promptly inform the Agent and the Agent shall notify the Borrower, and the obligations of that Bank to issue any or any further L/Cs under this Agreement shall forthwith terminate and the Borrower shall within ten (10) Banking Days after such notice pay to the Account Bank for credit to the Illegality Security Account for each issued and outstanding L/C issued by that Bank, an amount (in the currency of the relevant L/C) equal to the difference between (a) the Outstanding Amount of such L/C and (b) the amount then standing to the credit of the Illegality Security Account for that L/C (less any amount already standing to the credit of such account as a result of a previous payment in respect of a Bank pursuant to this clause 12.1); or

12.1.2	renders it unlawful for any Bank to contribute to an Advance or to maintain its Commitment (or part thereof) or fund its Contribution, such Bank shall promptly, through the Agent, give notice to the Borrower whereupon (a) such Bank’s Commitment in respect of both RC Facilities shall be reduced to zero and (b) the Borrower shall be obliged to prepay such Bank’s Contribution either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation together with interest accrued to the date of prepayment and all other sums payable by the Borrower under this Agreement.

12.2	Increased costs

If the result of any change in, or in the interpretation or application of, or the introduction of, any Capital Adequacy Law or the compliance by a Bank or, as the case may be, its holding company, is to:

12.2.1
subject any Bank to Taxes or change the basis of Taxation of such Bank with respect to any payment under any of the Security Documents (other than Taxes or Taxation on the overall net income, profits or gains of such Bank imposed in the jurisdiction in which its principal or lending office under this Agreement is located); and/or

12.2.2
increase the cost to, or impose an additional cost on (a) a Bank or its holding company in making or keeping such Bank’s Commitment available or in maintaining or funding all or part of such Bank’s Contribution or any amounts owing under clauses 2.10.2 or 4.1.1 or (b) a Bank or its holding company in making or keeping available its obligation to issue any L/C or to maintain or fund all or part of any amounts owing under clauses 2.10.2 or 4.1.1; and/or

12.2.3	reduce the amount payable or the effective return to a Bank under any of the Security Documents; and/or

12.2.4
reduce a Bank’s or its holding company’s rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank’s obligations under any of the Security Documents; and/or

12.2.5
require a Bank or their respective holding company to make a payment or forego a return on or calculated by reference to any amount received or receivable by such Bank under any of the Security Documents; and/or

12.2.6
require a Bank or their respective holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct, all or part of its Commitment or Contribution or any amount owing under clauses 2.10.2 or 4.1.1, all or part of the amount that will be guaranteed by a L/C when it is issued or the Outstanding Amount, from its capital for regulatory purposes, then and in each such case (subject to clause 12.3):

(a)	such Bank shall (through the Agent) notify the Borrower in writing of such event promptly upon its becoming aware of the same; and

(b)
the Borrower shall on demand pay to the Agent for the account of such Bank, the amount which such Bank specifies (in a certificate setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company regards as confidential) is required to compensate such Bank and/or (as the case may be) its holding company for such liability to Taxes, cost, reduction, payment , forgone return or loss.

For the purposes of this clause 12.2 and clause 12.4 “holding company” means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

12.3	Exception

Nothing in clause 12.2 shall entitle a Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss to the extent that the same is the subject of an additional payment under clause 6.6.

13	Security, set-off and pro-rata payments

13.1	Application of moneys

All moneys received by the Agent and/or the Security Agent under or pursuant to any of the Security Documents and expressed to be applicable in accordance with the provisions of this clause 13.1 shall be applied in the following manner:

13.1.1
first, in or towards payments on a pro rata basis (and, as between Banks, pro rata in accordance with their Participations), of all unpaid costs and expenses which may be owing to the Creditors or any of them under any of the Security Documents;

13.1.2	secondly, in or towards payment, on a pro rata basis (and, as between Banks, pro rata in accordance their Participations), of any unpaid fees and commissions payable to the Creditors or any of them;

13.1.3
thirdly, in or towards payment, on a pro rata basis in accordance with each Bank’s Participation, of any arrears of interest owing in respect of the Loan or any part thereof or in respect of the Guarantee Facility (including under clauses 2.10.2 or 4.1.1);

13.1.4
fourthly, in or towards repayment, on a pro rata basis in accordance with each Bank’s Participation, of any amounts of principal in respect of the Loan or in respect of the Guarantee Facility (including under clauses 2.10.2 or 4.1.1) (whether the same is due and payable or not);

13.1.5	fifthly, in or towards payment to the Cash Collateral Account of any amounts so payable pursuant to the terms of this Agreement or the other Security Documents;

13.1.6
sixthly, in or towards payment to any Bank for any loss suffered by reason of any payment in respect of principal not being effected on an Interest Payment Date relating to the part of the principal so repaid and which amounts are so payable under this Agreement;

13.1.7	seventhly, in or towards payment to any Creditor of any other sums owing to it under any of the Security Documents; and

13.1.8	eighthly, the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus,

Provided however that:

(a)
amounts standing to the credit of an Illegality Security Account shall be applied first, in accordance with clause 14.8 and, if there is a surplus following such application, secondly, and as to such surplus, in accordance with the order specified in this clause 13.1 above; and

(b)
amounts standing to the credit of the Cash Collateral Account and which were paid into such account in connection with a L/C, shall be maintained in the Cash Collateral Account first for the benefit of the Bank that has issued such L/C and shall be applied first, in discharge of any amounts owing to such Bank under clauses 2.10.2 or 4.1.1 or otherwise in connection with such L/C and, secondly, if there is any surplus following the later of (i) such application, (ii) such L/C’s Expiry Date or (iii) that Bank's confirmation in writing that it no longer has any liabilities under such L/C and no amounts are or may be owing to it under clauses 2.10.2 or 4.1.1 in respect of such L/C, then in accordance with the order specified in this clause 13.1.

13.2	Set-off

The Borrower authorises each Creditor (without prejudice to any of such Creditor’s rights at law, in equity or otherwise), at any time and without notice to the Borrower, to apply any credit balance to which the Borrower is then entitled standing upon any account of the Borrower with any branch of such Creditor in or towards satisfaction of any sum due and payable from the Borrower to such Creditor under any of the Security Documents.  For this purpose, each Creditor is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.  No Creditor shall be obliged to exercise any right given to it by this clause 13.2.  Each Creditor shall notify the Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Agent shall inform the other Creditors.  Nothing in this clause 13.2 shall be effective to create a charge or other Encumbrance.

13.3	Pro rata payments

13.3.1
If at any time any Bank (the “Recovering Bank”) receives or recovers any amount owing to it by the Borrower under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 6.1 or 6.9 (not being, in the case of a Bank, a payment received from a Transferee Bank or a sub-participant in such Bank’s participation under this Agreement or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 3.6, 5, 6.6, 11.1, 11.2, 12.1 or 12.2) the Recovering Bank shall, within two (2) Banking Days of such receipt or recovery (a “Relevant Receipt”) notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clauses 6.1 or 6.9 (as the case may be) then:

(a)	within two (2) Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

(b)
the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the Borrower and shall distribute the same to the Banks (other than the Recovering Bank) in accordance with clause 6.9; and

(c)
as between the Borrower and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the Borrower to the other Banks shall, to the extent of the amount so re-distributed to them, be treated as discharged.

13.3.2
If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Bank to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Bank’s pro-rata share of the amount which has to be refunded by the Recovering Bank.

13.3.3	Each Bank shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 13.3.

13.3.4
Notwithstanding the foregoing provisions of this clause 13.3, no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

13.3.5
This clause shall not apply to any receipt or recovery by HSH Nordbank AG which in accordance with the last paragraph of clause 6.1 took place at any time prior to the service of notice under clause 10.2.

13.4	No release

For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 13.3 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 13.3.

13.5	No charge

The provisions of this clause 13 shall not, and shall not be construed so as to, constitute a charge by a Bank over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 13.3.

13.6	Further assurance

The Borrower undertakes with the Creditors that the Security Documents shall both at the date of execution and delivery thereof and so long as any moneys are owing under any of the Security Documents be valid and binding obligations of the respective parties thereto and rights of the Agent and the other Creditors enforceable in accordance with their respective terms and that it will, at its expense, execute, sign, perfect and do and will procure the execution, signing, perfecting and doing by each of the other Security Parties of, any and every such further assurance, document, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.7	Conflicts

In the event of any conflict between this Agreement and any of the other Borrower’s Security Documents, the provisions of this Agreement shall prevail.

14	Accounts

14.1	General

The Borrower undertakes with each Creditor that:

14.1.1	on or before the date of this Agreement, it will open the Operating Account and the Cash Collateral Account and on or before the date of the Supplemental Agreement, open the Overdraft Account;

14.1.2	on or before the date of this Agreement, it will procure that the Aegean Bunkering will open the Manager’s Operating Account;

14.1.3
it will procure that all moneys payable to each Owner in respect of the Earnings of such Owner’s Ship shall, unless and until the Security Agent directs to the contrary pursuant to the provisions of the relevant General Assignment, be paid at all times to the Manager’s Operating Account; and

14.1.4	it will procure that all Receivables shall be paid at all times to the Operating Account.

14.2	Borrower’s Accounts: withdrawals

The Borrower shall not be entitled to withdraw moneys from any of its own Accounts provided however that, unless and until a Default shall occur and the Agent (acting on the instructions of the Majority Banks) shall direct to the contrary:

14.2.1
the Borrower may withdraw moneys from the Cash Collateral Account for any purpose not expressly prohibited by the terms of this Agreement or any other Security Document provided that there are and, following any such withdrawal, there will be sufficient funds in the Cash Collateral Account to ensure that the Borrower is in compliance with this Agreement; and

14.2.2	the Borrower may withdraw moneys from the Operating Account only for the following purposes:

(a)	to make payments to the credit of the Cash Collateral Account; and

(b)	provided that there are and, following any such withdrawal there will be, sufficient funds in the Cash Collateral Account, to ensure that the Borrower is in compliance with this Agreement;

(c)	to make payments to the Overdraft Account for the purpose of making payments due to the Ancillary Bank under the Ancillary Facility or otherwise with the prior written consent of the Agent; and

(d)	for any other purpose not expressly prohibited by the terms of this Agreement or the other Security Documents; and

14.2.3	the Borrower may withdraw moneys from the Overdraft Account:

(a)
to make any payments owing to HSH Nordbank AG under this Agreement and the other Security Documents and in accordance with, and subject to, the terms of this Agreement and the other Security Documents; and

(b)	for any other purpose not expressly prohibited by the terms of this Agreement or the other Security Documents.

14.3	Interest

Amounts standing to the credit of each Account of the Borrower shall bear interest at the rate (unless otherwise agreed between the Account Bank or, in the case of the Overdraft Account, the Ancillary Bank and the Borrower) which is certified by the Account Bank or, in the case of the Overdraft Account, the Ancillary Bank to the Borrower to be the rate quoted by the Account Bank or (as the case may be) the Ancillary Bank to its customers for deposits in the relevant account currency or currencies for such period as the Account Bank or (as the case may be) the

Ancillary Bank may determine and in an amount comparable with the amount for the time being standing to the credit of that Account, such interest to be credited to such Account at the expiry of each such period of deposit and to accrue from day to day and to be calculated on the basis of a three hundred and sixty (360) day year and the actual number of days elapsed.

14.4	Set-off

Without in any way affecting the rights of the Creditors under clause 13.2, upon the occurrence of a Default or at any time thereafter the Agent (acting on the instructions of the Majority Banks)  shall be entitled (but not obliged) to instruct the Account Bank or, if applicable, the Ancillary Bank to set-off and apply all sums standing to the credit of any Account of the Borrower and accrued interest (if any) thereon without notice to the Borrower in the manner specified in clause 13.1.

14.5	Deductions

The Agent (acting on the instructions of the Majority Banks) shall be entitled (but not obliged) at any time to instruct the Account Bank or, if applicable, the Ancillary Bank to deduct from the balance for the time being standing to the credit of any Account of the Borrower all other moneys which may fall due to be paid to the Creditors or any of them under the terms of this Agreement and the other Security Documents or otherwise howsoever in connection with the Aggregate Liabilities.

14.6	Pledging of Accounts

The Accounts and all amounts from time to time standing to the credit thereof shall be subject to the security constituted and the rights conferred by the Account Pledges.

14.7	Illegality Security Accounts

The Agent shall, at such time as it considers appropriate or following a request by a Bank (and the Agent is hereby irrevocably authorised by the Borrower to), instruct the Account Bank to open in its books an Illegality Security Account in relation to each L/C issued by that Bank, to which shall be credited all sums required to be paid to the Account Bank under clause 12.1 for credit to the Illegality Security Account for such L/C and the Borrower undertakes to execute on demand by the Agent an Illegality Security Account Pledge for such account.

14.8	Payments out of Illegality Security Accounts

The Agent shall (and it is hereby irrevocably authorised by the Borrower to) instruct the Account Bank to pay to the relevant Bank that has issued a L/C and debit to the Illegality Security Account for that L/C, on the date on which that Bank makes any payment to the relevant Customer under that L/C, an amount equal to the amount of such payment (or the amount standing to the credit of such Illegality Security Account, if less).

14.9	Payments into Illegality Security Accounts

Any amount which the Borrower has paid to the Account Bank for credit to an Illegality Security Account pursuant to clause 12.1 shall be applied solely in or towards the discharge of the obligations of the Borrower which, but for such payment, would have fallen to be satisfied by the relevant Bank that has issued the L/C in respect of which the Borrower has paid that amount for credit to such Illegality Security Account.

15       Assignment, transfer and lending office

15.1	Benefit and burden

This Agreement shall be binding upon, and enure for the benefit of, the Creditors and the Borrower and their respective successors in title.

15.2	No assignment by Borrower

The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

15.3	Transfers by Banks

Subject to the prior written consent of the Arranger and the Agent (such consent not to be unreasonably withheld), any Bank (the “Transferor Bank”) may at any time cause all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to be transferred to any other bank or financial institution (a “Transferee Bank”) by delivering to the Agent a Transfer Certificate duly completed and duly executed by the Transferor Bank and the Transferee Bank.  No such transfer is binding on, or effective in relation to, the Borrower or the Agent unless (i) it is effected or evidenced by a Transfer Certificate which complies with the provisions of this clause 15.3 and is signed by or on behalf of the Transferor Bank, the Transferee Bank and the Agent (on behalf of itself, the Borrower and the other Creditors) and (ii) such transfer of rights under the other Security Documents as the Agent or the Transferee Bank may deem necessary has been effected and registered.  Upon signature of any such Transfer Certificate by the Agent, which signature shall be effected as promptly as is practicable after such Transfer Certificate has been delivered to the Agent, and subject to the terms of such Transfer Certificate, such Transfer Certificate shall have effect as set out below.

The following further provisions shall have effect in relation to any Transfer Certificate:

15.3.1
a Transfer Certificate may be in respect of a Bank’s rights in respect of all, or part of, its rights and obligations under this Agreement but shall be in respect of the same proportion of its Commitment and Contribution in respect of both RC Facilities and the same proportion of participation in all Facilities (save to the extent necessary to give effect to the provisions of clauses 2.16.4(c) and/or (d) and clause 2.16.5);

15.3.2
a Transfer Certificate shall only be in respect of rights and obligations of the Transferor Bank in its capacity as a Bank and shall not transfer its rights and obligations as the Agent, or in any other capacity, as the case may be and such other rights and obligations may only be transferred in accordance with any applicable provisions of this Agreement;

15.3.3	a Transfer Certificate shall take effect in accordance with English law as follows:

(a)
to the extent specified in the Transfer Certificate, the Transferor Bank’s payment rights and all its other rights (other than those referred to in clause 15.3.2 above) under this Agreement are assigned to the Transferee Bank absolutely, free of any defects in the Transferor Bank’s title and of any rights or equities which the Borrower had against the Transferor Bank;

(b)	the Transferor Bank’s obligations are discharged to the extent specified in the Transfer Certificate;

(c)	the Transferee Bank becomes a Bank with a Contribution, Commitment, Guarantee Facility Commitment and Percentage specified in the Transfer Certificate;

(d)
the Transferee Bank becomes bound by all the provisions of this Agreement and the Security Documents which are applicable to the Banks generally, including those about pro-rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent, the Security Agent and the Arranger in accordance with the provisions of clause 16 and to the extent that the Transferee Bank becomes bound by those provisions, the Transferor Bank ceases to be bound by them;

(e)
a payment which the Transferee Bank makes under this Agreement after the Transfer Certificate comes into effect ranks in point of priority and security in the same way as it would have ranked had it been made by the Transferor Bank, assuming that any defects in the Transferor Bank’s title and any rights or equities of any Security Party against the Transferor Bank had not existed; and

(f)
the Transferee Bank becomes entitled to all the rights under this Agreement which are applicable to the Banks generally, including but not limited to those relating to the Majority Banks and those under clauses 3.6, 5 and 12 and to the extent that the Transferee Bank becomes entitled to such rights, the Transferor Bank ceases to be entitled to them;

15.3.4	the rights and equities of the Borrower or of any other Security Party referred to above include, but are not limited to, any right of set-off and any other kind of cross-claim; and

15.3.5
the Borrower, the Account Bank, the Security Agent, the Ancillary Bank and the Banks hereby irrevocably authorise and instruct the Agent to sign any such Transfer Certificate on their behalf and undertake not to withdraw, revoke or qualify such authority or instruction at any time.  Promptly upon its signature of any Transfer Certificate, the Agent shall notify the Borrower, the Transferor Bank, the Transferee Bank and the other Creditors.

15.4	Reliance on Transfer Certificate

15.4.1
The Agent shall be entitled to rely on any Transfer Certificate believed by it to be genuine and correct and to have been presented or signed by the persons by whom it purports to have been presented or signed, and shall not be liable to any of the parties to this Agreement and the Security Documents for the consequences of such reliance.

15.4.2
The Agent shall at all times during the continuation of this Agreement maintain a register in which it shall record the name, Commitments, Contributions, Guarantee Facility Commitments, Percentages and administrative details (including the lending office) from time to time of the Banks holding a Transfer Certificate and the date at which the transfer referred to in such Transfer Certificate held by each Bank was transferred to such Bank, and the Agent shall make the said register available for inspection by any Bank or the Borrower during normal banking hours upon receipt by the Agent of reasonable prior notice requesting the Agent to do so.

15.4.3
The entries on the said register shall, in the absence of manifest error, be conclusive in determining the identities, the Commitments, Contributions, Guarantee Facility Commitments, Percentages and the Transfer Certificates held by the Banks from time to time and the principal amounts of such Transfer Certificates and may be relied upon by the Agent and the other Security Parties for all purposes in connection with this Agreement and the Security Documents.

15.5	Transfer fees and expenses

If any Bank causes the transfer of all or any part of its rights, benefits and/or obligations under the Security Documents, it shall pay to the Agent and/or the Security Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses), and all value added tax thereon, verified by the Agent or, as the case may be, the Security Agent as having been incurred by it or any other Creditor in connection with such transfer.

15.6	Documenting transfers

If any Bank assigns all or any part of its rights or transfers all or any part of its rights, benefits and/or obligations as provided in clauses 15.3 and/or 2.16, the Borrower undertakes, immediately on being requested to do so by the Agent and at the cost of the Transferor Bank, to enter into, and procure that the other Security Parties shall (at the cost of the relevant Transferor Bank) enter into, such documents as may be necessary or desirable to transfer to the Transferee Bank, all or the relevant part of such Bank’s interest in the Security Documents and all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to the Transferor Bank and/or its Transferee Bank (as the case may be) to the extent of their respective interests.

15.7	Sub-participation

A Bank may sub-participate all or any part of its rights and/or obligations under the Security Documents without the consent of, or notice to, the Borrower.

15.8	Lending office

Each Bank shall lend through its office at the address specified in schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by it through which such Bank wishes to lend for the purposes of this Agreement.  If the office through which a Bank is lending is changed pursuant to this clause 15.8, such Bank shall notify the Agent promptly of such change and the Agent shall notify the Borrower, the Security Agent, the Account Bank and the other Banks.

15.9	Disclosure of information

A Bank may (having obtained the consents required (if any) by clause 15.3) disclose to a prospective Transferee Bank or to any other bank or financial institution who may propose entering into contractual relations with such Bank in relation to this Agreement such information about the Borrower or the other Security Parties as such Bank shall consider appropriate.

16       Arranger, Agent, Security Agent and Reference Banks

16.1	Appointment of the Agent

Each Bank irrevocably appoints the Agent as its agent for the purposes of this Agreement and such of the Security Documents to which it may be appropriate for the Agent to be party. By virtue of such appointment, each of the Banks hereby authorises the Agent:

16.1.1	to execute such documents as may be approved by the Majority Banks for execution by the Agent; and

16.1.2
(whether or not by or through employees or agents) to take such action on such Bank’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement and/or any other Security Document, together with such powers and discretions as are reasonably incidental thereto.

16.2	Agent’s actions

Any action taken by the Agent under or in relation to this Agreement or any of the other Security Documents whether with requisite authority or on the basis of appropriate instructions, received from the Banks (or as otherwise duly authorised) shall be binding on all the Banks.

16.3	Agent’s duties

The Agent shall:

16.3.1
promptly notify each Bank of the contents of each notice, certificate or other document received by it from the Borrower under or pursuant to clauses 8.1.1, 8.1.5 and 8.1.6 and each Borrowing Base Report; and

16.3.2
(subject to the other provisions of this clause 16) take (or instruct the Security Agent to take) such action or, as the case may be, refrain from taking (or authorise the Security Agent to refrain from taking) such action with respect to the exercise of any of its rights, remedies, powers and discretions as agent, as the Majority Banks may direct.

16.4	Agent’s rights

The Agent may:

16.4.1
in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement or any of the other Security Documents, act or, as the case may be, refrain from acting (or authorise the Security Agent to act or refrain from acting) in accordance with the instructions of the Banks and shall be fully protected in so doing;

16.4.2
unless and until it shall have received directions from the Majority Banks, take such action or, as the case may be, refrain from taking such action (or authorise the Security Agent to take or refrain from taking such action) in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

16.4.3
refrain from acting (or authorise the Security Agent to refrain from acting) in accordance with any instructions of the Banks to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents until it and/or the

Security Agent has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it would or might incur as a result;

16.4.4
deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank and of any amounts owing to such Bank under clauses 2.10.2 and 4.1.1 for all purposes of this Agreement unless and until a notice shall have been filed with the Agent pursuant to clause 15.3 and shall have become effective, and (ii) the office set opposite the name of each of the Banks in schedule 1 as such Bank’s lending office under this Agreement unless and until a written notice of change of lending office shall have been received by the Agent and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

16.4.5
rely as to matters of fact which might reasonably be expected to be within the knowledge of any Security Party upon a certificate signed by any director or officer of the relevant Security Party on behalf of the relevant Security Party; and

16.4.6	do anything which is in its opinion necessary or desirable to comply with any law or regulation in any jurisdiction.

16.5	No liability of Arranger or Agent

Neither the Arranger nor the Agent (nor, in relation to clause 16.5.5 below the Ancillary Bank) nor any of their respective employees and agents shall:

16.5.1
be obliged to make any enquiry as to the use of any of the proceeds of the Facilities or the use of any L/C issued unless (in the case of the Agent) so required in writing by a Bank, in which case the Agent shall promptly make the appropriate request to the Borrower; or

16.5.2
be obliged to make any enquiry as to any breach or default by the Borrower or any other Security Party in the performance or observance of any of the provisions of this Agreement or any of the other Security Documents or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

16.5.3	be obliged to enquire whether or not any representation or warranty made by the Borrower or any other Security Party pursuant to this Agreement or any of the other Security Documents is true; or

16.5.4
be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

16.5.5	be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

16.5.6	be obliged to institute any legal proceedings arising out of or in connection with this Agreement or any of the other Security Documents other than on the instructions of the Majority Banks; or

16.5.7	be liable to any Bank for any action taken or omitted under or in connection with this Agreement or any of the other Security Documents unless caused by its gross negligence or wilful misconduct.

For the purposes of this clause 16, neither the Arranger nor the Agent shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the Arranger or the person for the time being acting as the Agent may become aware in the context of corporate finance, advisory or lending activities from time to time undertaken by the Arranger or, as the case may be, the Agent for any Security Party or any other person which may be a trade competitor of any Security Party or may otherwise have commercial interests similar to those of any Security Party.

16.6	Non-reliance on Arranger or Agent

Each Bank acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Arranger or the Agent to induce it to enter into this Agreement or any of the other Security Documents and that it has made and will continue to make, without reliance on the Arranger or the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Security Parties and its own independent investigation of the financial condition, prospects and affairs of the Security Parties in connection with the making and continuation by such Bank of banking facilities under this Agreement.  Neither the Arranger nor the Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to any Security Party whether coming into its possession before the making of the Facilities hereunder or the issuing of L/Cs, or at any time or times thereafter other than as provided in clause 16.3.1.

16.7	No responsibility on Arranger or Agent for Borrower’s performance

Neither the Arranger nor the Agent shall have any responsibility or liability to any Bank:

16.7.1	on account of the failure of any Security Party to perform its obligations under any of the Security Documents; or

16.7.2	for the financial condition of any Security Party; or

16.7.3	for the completeness or accuracy of any statements, representations or warranties in any of the Security Documents or any document delivered under any of the Security Documents; or

16.7.4
for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Security Documents or of any certificate, report or other document executed or delivered under any of the Security Documents; or

16.7.5	to investigate or make any enquiry into the title of the Borrower or any other Security Party to the Ships or any other security or any part thereof; or

16.7.6	for the failure to register any of the Security Documents with any official or regulatory body or office or elsewhere; or

16.7.7	for taking or omitting to take any other action under or in relation to any of the Security Documents or any aspect of any of the Security Documents; or

16.7.8	on account of the failure of the Security Agent to perform or discharge any of its duties or obligations under the Security Documents; or

16.7.9	otherwise in connection with this Agreement or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Banks.

16.8	Reliance on documents and professional advice

Each of the Arranger and the Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Arranger’s or, as the case may be, the Agent’s employment).

16.9	Other dealings

Each of the Arranger, the Agent and the Ancillary Bank may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, any Security Party or any other member of the Group or any of the Banks as if it were not the Arranger or, as the case may be, the Agent.

16.10	Rights of Agent as Bank; no partnership

With respect to its own participation (if any) to the Facilities the Agent shall have the same rights and powers under the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and the term “Banks” shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

16.11	Amendments and waivers

16.11.1
Subject to clause 16.11.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of any of the Security Documents) and, if so instructed by the Majority Banks, shall:

(a)	agree (or authorise the Security Agent to agree) amendments or modifications to any of the Security Documents with the Borrower and/or any other Security Party; and/or

(b)
vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of any of the other Security Documents by the Borrower and/or any other Security Party (or authorise the Security Agent to do so).

Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 16.2) shall be binding on the Banks (and the other Creditors).

16.11.2
Except with the prior written consent of all the Banks, the Agent shall have no authority on behalf of the Banks to agree (or authorise the Security Agent to agree) with the Borrower and/or any other Security Party any amendment or modification to any of the Security Documents or to grant (or authorise the Security Agent to grant) waivers in respect of breaches or defaults or to vary or excuse (or authorise the Security Agent to vary or excuse) performance of or under any of the Security Documents by the Borrower and/or any other Security Party, if the effect of such amendment, modification, waiver or excuse would be to:

(a)	reduce the Margin or the commission payable under clause 5.1.4;

(b)
postpone the due date or reduce the amount of any payment of principal or interest (including amounts owing under clauses 2.10.2 or 4.1.1), interest  or other amount payable by any Security Party under any of the Security Documents;

(c)	change the currency in which any amount is payable by any Security Party under any of the Security Documents;

(d)
increase any Bank’s Commitment or Guarantee Facility Commitment or Percentage or the Applicable Guarantee Facility Limit, the Applicable RCF 1 Limit, the Applicable RCF 2 Limit, the GF Relevant Amount, the RCF 1 Relevant Amount, the Maximum Guarantee Facility Limit, the Maximum RCF 1 Limit or the Maximum RCF 2 Limit;

(e)	extend the Final Maturity Date or the RBS Reduction Date;

(f)
change any provision of any of the Security Documents which expressly or impliedly requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks;

(g)	change the order of distribution under clauses 6.9 or 13.1 or any clauses concerning application of funds standing to the credit of the Cash Collateral Account or any Illegality Security Account;

(h)	change this clause 16.11;

(i)	change any of clauses 10.2, 2.18, 2.19 or 2.20;

(j)	change clause 8.1.5 of this Agreement or clause 5.1.4 of the Corporate Guarantee;

(k)	change the definitions of “Majority Banks”, “Tolerance Level”, “Outstandings” and “Outstanding Amount” in clause 1.2;

(l)	change any provisions regarding the payment of cash collateral to the credit of the Cash Collateral Account or any Illegality Security Account; or

(m)
release any Security Party from the security constituted by any Security Document (except as required by the terms thereof or by law) or change the terms and conditions upon which such security or guarantee may be, or is required to be, released.

16.11.3
An amendment or waiver which relates to the rights or obligations of the Agent, the Arranger, the Security Agent or the Ancillary Bank (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger, the Security Agent or, as the case may be, the Ancillary Bank.

16.12	Reimbursement and indemnity by Banks

Each Bank shall reimburse the Agent (rateably in accordance with such Bank’s Percentage), to the extent that the Agent is not reimbursed by the Borrower, for the costs, charges and expenses incurred by the Agent which are expressed to be payable by the Borrower under clause 5.1 including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent (rateably in accordance with such Bank’s Percentage) against all liabilities, damages, costs and claims whatsoever incurred by the Agent in connection with any of the Security Documents or the performance of its duties under any of the Security Documents or any action taken or omitted by the Agent under any of the Security

Documents, unless such liabilities, damages, costs or claims arise from the Agent’s own gross negligence or wilful misconduct.

16.13	Retirement of Agent

16.13.1
The Agent may, having given to the Borrower and each of the Banks not less than ninety (90) days’ notice of its intention to do so, retire from its appointment as Agent under this Agreement, provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor agent:

(a)	a Related Company of the Agent nominated by the Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a Bank nominated by the Majority Banks or, failing such a nomination,

(c)	any reputable and experienced bank or financial institution nominated by the retiring Agent.

Any corporation into which the retiring Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks.  Prior to any such successor being appointed, the Agent agrees to consult with the Borrower as to the identity of the proposed successor and to take account of any reasonable objections which the Borrower may raise to such successor being appointed.

16.13.2
Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at its own expense) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.14	Appointment and retirement of Security Agent

16.14.1	Appointment

Each of the Banks and the Agent irrevocably appoint the Security Agent as their security agent and trustee for the purposes of this Agreement and the Security Documents, in each case on the terms set out in this Agreement. By virtue of such appointment, each of the Banks and the Agent hereby authorise the Security Agent (whether or not by or through employees or agents) to take such action on their behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Security Agent by this Agreement and/or the Security Documents, together with such powers and discretions as are reasonably incidental thereto.

16.14.2   Retirement

Without prejudice to clause 16.13, the Security Agent may, having given to the Borrower and each of the Banks not less than ninety (90) days’ notice of its intention to do so, retire from its appointment as Security Agent under this Agreement and any Trust Deed, provided that no such retirement shall take effect unless there has been appointed by the Banks and the Agent as a successor security agent and trustee:

(a)	a Related Company of the Security Agent nominated by the Security Agent which the Banks hereby irrevocably and unconditionally agree to appoint or, failing such nomination,

(b)	a bank or trust corporation nominated by the Majority Banks or, failing such a nomination,

(c)	any bank or trust corporation nominated by the retiring Security Agent,

and, in any case, such successor security agent and trustee shall have duly accepted such appointment by delivering to the Agent (i) written confirmation (in a form acceptable to the Agent) of such acceptance agreeing to be bound by this Agreement in the capacity of Security Agent as if it had been an original party to this Agreement and (ii) a duly executed Trust Deed.

Any corporation into which the retiring Security Agent may be merged or converted or any corporation with which the Security Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Security Agent shall be a party shall, to the extent permitted by applicable law, be the successor Security Agent under this Agreement, any Trust Deed and the other Security Documents without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, any Trust Deed and the other Security Documents save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to each Security Party and the Banks.  Prior to any such successor being appointed, the Security Agent agrees to consult with the Borrower as to the identity of the proposed successor and to take account of any reasonable objections which the Borrower may raise to such successor being appointed.

Upon any such successor as aforesaid being appointed, the retiring Security Agent shall be discharged from any further obligation under the Security Documents (but shall continue to have the benefit of this clause 16 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Security Agent. The retiring Security Agent shall (at its own expense) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Security Documents.

16.15	Powers and duties of the Security Agent

16.15.1
The Security Agent shall have no duties, obligations or liabilities to any of the Banks or the Agent beyond those expressly stated in any of the Security Documents.  Each of the Banks and the Agent hereby authorise the Security Agent to enter into and execute:

(a)	each of the Security Documents to which the Security Agent is or is intended to be a party; and

(b)	any and all such other Security Documents as may be approved by the Agent in writing (acting on the instructions of the Majority Banks) for entry into by the Security Agent,

and, in each and every case, to hold any and all security thereby created upon trust for the other Creditors in the manner contemplated by this Agreement.

16.15.2	Subject to clause 16.15.3 the Security Agent may, with the prior consent of the Majority Banks communicated in writing by the Agent, concur with any of the Security Parties to:

(a)	amend, modify or otherwise vary any provision of the Security Documents to which the Security Agent is or is intended to be a party; or

(b)	waive breaches of, or defaults under, or otherwise excuse performance of, any provision of the Security Documents to which the Security Agent is or is intended to be a party.

Any such action so authorised and effected by the Security Agent shall be promptly notified to the Banks and the Agent by the Security Agent and shall be binding on the other Creditors.

16.15.3	The Security Agent shall not concur with any Security Party with respect to any of the matters described in clause 16.11.2 without the consent of the Banks communicated in writing by the Agent.

16.15.4
The Security Agent shall (subject to the other provisions of this clause 16) take such action or, as the case may be, refrain from taking such action, with respect to any of its rights, powers and discretions as security agent and trustee, as the Agent may direct.  Subject as provided in the foregoing provisions of this clause, unless and until the Security Agent shall have received such instructions from the Agent, the Security Agent may, but shall not be obliged to, take (or refrain from taking) such action under or pursuant to the Security Documents referred to in clause 16.14 as the Security Agent shall deem advisable in the best interests of the Creditors provided that (for the avoidance of doubt), to the extent that this clause might otherwise be construed as authorising the Security Agent to take, or refrain from taking, any action of the nature referred to in clause 16.15.2 - and for which the prior consent of all the Banks is expressly required under clause 16.15.3 - clauses 16.15.2 and 16.15.3 shall apply to the exclusion of this clause.

16.15.5
None of the Banks nor the Agent shall have any independent power to enforce any of the Security Documents referred to in clause 16.15.1 or to exercise any rights, discretions or powers or to grant any consents or releases under or pursuant to such Security Documents or any of them or otherwise have direct recourse to the security and/or guarantees constituted by such Security Documents or any of them except through the Security Agent.

16.15.6
For the purpose of this clause 16, the Security Agent may rely, and act in reliance, upon any information from time to time furnished to the Security Agent by the Agent (whether pursuant to clause 16.15.7 or otherwise) unless and until the same is superseded by further such information, so that the Security Agent shall have no liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the Security Agent has actual knowledge that such information is inaccurate or incorrect.

16.15.7
Without prejudice to the foregoing each of the Agent and the Banks (whether directly or through the Agent) shall provide the Security Agent with such written information as it may reasonably require for the purpose of carrying out its duties and obligations under the Security Documents referred to in clause 16.15.1.

16.16	Trust provisions

16.16.1	The trusts constituted or evidenced in or by this Agreement and the Trust Deed shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of a period of eighty (80) years from the date of this Agreement; and

(b)
receipt by the Security Agent of confirmation in writing by the Agent that there is no longer outstanding any Indebtedness (actual or contingent) which is secured or guaranteed or otherwise assured by or under any of the Security Documents, and the parties to this Agreement declare that the perpetuity period applicable to this Agreement and the trusts declared by the Trust Deed shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of eighty (80) years from the date of this Agreement.

16.16.2
In its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall, without prejudice to any of the powers, discretions and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of any of those Security Documents), have all the same powers and discretions as a natural person acting as the beneficial owner of such property and/or as are conferred upon the Security Agent by any of those Security Documents.

16.16.3
It is expressly declared that, in its capacity as trustee in relation to the Security Documents specified in clause 16.15.1, the Security Agent shall be entitled to invest moneys forming part of the security and which, in the opinion of the Security Agent, may not be paid out promptly following receipt in the name or under the control of the Security Agent in any of the investments for the time being authorised by law for the investment by trustees of trust moneys or in any other property or investments whether similar to the aforesaid or not or by placing the same on deposit in the name or under the control of the Security Agent as the Security Agent may think fit without being under any duty to diversify its investments and the Security Agent may at any time vary or transpose any such property or investments for or into any others of a like nature and shall not be responsible for any loss due to depreciation in value or otherwise of such property or investments. Any investment of any part or all of the security may, at the discretion of the Security Agent, be made or retained in the names of nominees.

16.17	Independent action by Creditors

No Creditor shall enforce, exercise any rights, remedies or powers or grant any consents or releases under or pursuant to, or otherwise have a direct recourse to the security and/or guarantees constituted by any of the Security Documents without the prior written consent of the Majority Banks but, Provided such consent has been obtained, it shall not be necessary for any other Creditor to be joined as an additional party in any proceedings for this purpose.

16.18	Common Agent and Security Agent

The Agent and the Security Agent have entered into the Security Documents in their separate capacities (a) as agent for the Banks under and pursuant to this Agreement (in the case of the Agent) and (b) as security agent and trustee for the Banks and the Agent under and pursuant to this Agreement, to hold the guarantees and/or security created by the Security Documents specified in clause 16.15.1 on the terms set out in such Security Documents (in the case of the Security Agent). However, from time to time the Agent and the Security Agent may be the same entity. When the Agent and the Security Agent are the same entity and any Security

Document provides for the Agent to communicate with or provide instructions to the Security Agent (and vice versa), it will not be necessary for there to be any such formal communications or instructions on those occasions.

16.19	Co-operation to achieve agreed priorities of application

The Banks and the Agent shall co-operate with each other and with the Security Agent and any receiver under the Security Documents in realising the property and assets subject to the Security Documents and in ensuring that the net proceeds realised under the Security Documents after deduction of the expenses of realisation are applied in accordance with clause 13.1.

16.20	Prompt distribution of proceeds

Moneys received by any of the Creditors (whether from a receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall (after providing for all costs, charges, expenses and liabilities and other payments ranking in priority) be paid to the Agent for distribution (in the case of moneys so received by any of the Creditors other than the Agent or the Security Agent) and shall be distributed by the Agent or, as the case may be, the Security Agent (in the case of moneys so received by the Agent or, as the case may be, the Security Agent) in each case in accordance with clause 13.1.  The Agent or, as the case may be, the Security Agent shall make each such application and/or distribution as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent or, as the case may be, the Security Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent or, as the case may be, the Security Agent (acting on the instructions of the Majority Banks) or any receiver may credit any moneys received by it to a suspense account for so long and in such manner as the Agent or such receiver may from time to time determine with a view to preserving the rights of the Agent or, as the case may be, the Security Agent and/or the Arranger and/or the Banks and/or the Account Bank or any of them to provide for the whole of their respective claims against the Borrower or any other person liable.

17	Notices and other matters

17.1	Notices

Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the other Security Documents shall:

17.1.1	be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication in permanent written form;

17.1.2
be deemed to have been received, subject as otherwise provided in the relevant Security Document, in the case of a letter, when delivered personally or five (5) days after it has been put in to the post and, in the case of a facsimile transmission or other means of telecommunication in permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee or if the time of despatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

17.1.3	be sent:

(a)	if to the Borrower at:

c/o Aegean Marine Petroleum S.A.
42 Hatzikiriakou Street
185 38 Piraeus
Greece

Fax no:     +30 210 458 6243
Attention:  Theodora Papadogianni

(b)	if to the Agent and/or the Account Bank and/or the Security Agent at:

The Royal Bank of Scotland plc
Piraeus Branch
45 Akti Miaouli
185 36 Piraeus
Greece

Fax No:    +30 210 459 6600
Attention:  Shipping Department

(c)	if to the Arranger at:

HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Fax No:     +49 40 3333 610100
Attention:   Mr Dirk Wahlers

(d)	if to a Bank (including, where applicable, in its capacity as Ancillary Bank), to its address or fax number specified in schedule 1 or in any relevant Transfer Certificate,

or, in any case, to such other address and/or numbers as is notified by one party to the other parties under this Agreement.

17.2	Notices through the Agent

Every notice, request, demand or other communication under this Agreement to be given by the Borrower to any other party shall be given to the Agent for onward transmission as appropriate and if such notice, request, demand or other communication is to be given to the Borrower it shall (except if otherwise provided in the Security Documents) be given through the Agent.

17.3	No implied waivers, remedies cumulative

No failure or delay on the part of any Creditor to exercise any power, right or remedy under any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

17.4	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Creditors shall be entitled to rely.

18	Governing law and jurisdiction

18.1	Law

This Agreement is governed by, and shall be construed in accordance with, English law.

18.2	Submission to jurisdiction

The Borrower agrees, for the benefit of each of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts.  The Borrower irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present of Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings.  The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of any Creditor to take proceedings against the Borrower in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which the Borrower may have against any Creditor arising out of or in connection with this Agreement.

18.3	Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the provisions of the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 3
The Owners and their Ships
Part A
The Owners

	(1) Owner	(2) Country of Incorporation	(3) Registered office

16	Aegean Daisy Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece

17	Aegean Rose Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece

18	Baltic Navigation Company	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

19	Carnaby Navigation Inc.	Liberia	80 Broad Street, Monrovia, Republic of Liberia

20	Mare Vision S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

21	Aegean Tanking S.A.	Liberia	80 Broad Street, Monrovia, Republic of Liberia

22	Ouranos Tanking S.A.	Liberia	80 Broad Street, Monrovia, Liberia

23	Sea Breezer Marine S.A.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

24	Aegean Breeze Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece

25	Aegean Tiffany Maritime Company	Greece	44 Hatzikiriakou Street, 185 38 Piraeus, Greece

26	Aegean X Maritime Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

27	Pontos Navigation Inc.	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

(1) Owner	(2) Country of Incorporation	(3) Registered office

28	Aegean Marine Petroleum LLC (Collateral Owner A)	United Arab Emirates	P.O. Box 2688, Khorfakkan, Emirate of Sharjah, United Arab Emirates

29	Aegean Seven Maritime Inc. (Collateral Owner B)	Liberia	80 Broad Street, Monrovia, Republic of Liberia

30	Venus Holding Company (Collateral Owner C)	Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

Part B
The Ships and their details

	(1) Name/Hull Number	(2) Flag State	(3) IMO No.	(4) Owning Company
16	Aegean Daisy	Hellenic Republic	7729007	Aegean Daisy Maritime Company
17	Aegean Rose	Hellenic Republic	7729019	Aegean Rose Maritime Company
18	Aegean Force	Liberia	8007080	Baltic Navigation Company
19	Aegean Pride I	Liberia	8027195	Carnaby Navigation Inc.
20	Aegean XI	Gibraltar	8411255	Mare Vision S.A.
21	Fos	Liberia	8033314	Aegean Tanking S.A.
22	Ouranos	Liberia	8138683	Ouranos Tanking S.A.
23	Aegean Princess	Liberia	8821759	Sea Breezer Marine S.A.
24	Aegean Breeze I	Hellenic Republic	9314466	Aegean Breeze Maritime Company
25	Aegean Tiffany	Hellenic Republic	9314478	Aegean Tiffany Maritime Company
26	Aegean X	Panama	8209664	Aegean X Maritime Inc.
27	Leader	Panama	8400000	Pontos Navigation Inc.
28	Aegean Flower (Collateral Ship A)	United Arab Emirates	8978394	Aegean Marine Petroleum LLC
29	Aegean VII (Collateral Ship B)	Liberia	8313544	Aegean Seven Maritime Inc.
30	Aegean IX (Collateral Ship C)	Panama	7402623	Venus Holding Company

EXECUTED as a DEED	)
by	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM NETWORK INC.	)
in the presence of:	)	Attorney-in-Fact

Witness
Name:
Address:
Occupation:

EXECUTED as a DEED	)
by	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of:	)	Attorney-in-Fact

Witness
Name:
Address:
Occupation:

Borrower

EXECUTED as a DEED	)
by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM NETWORK INC.	)	/s/ Y. KOUMBIADOU
in the presence of:	)	Attorney-in-Fact

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

Banks

SIGNED by F. BRATIMOS	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ F. BRATIMOS
as Bank	)	Attorney-in-Fact

SIGNED by T. ALMPANIDIS	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ T. ALMPANIDIS
as Bank	)	Attorney-in-Fact

Agent

SIGNED by F. BRATIMOS	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ F. BRATIMOS
as Agent	)	Attorneys-in-Fact

Security Agent

SIGNED by F. BRATIMOS	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ F. BRATIMOS
as Security Agent	)	Attorneys-in-Fact

Account Bank

SIGNED by F. BRATIMOS	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ F. BRATIMOS
as Account Bank	)	Attorneys-in-Fact

Issuing Bank

SIGNED by F. BRATIMOS	)
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)	/s/ F. BRATIMOS
as Issuing Bank	)	Attorneys-in-Fact

Arranger

SIGNED by T. ALMPANIDIS	)
for and on behalf of	)
HSH NORDBANK AG	)	/s/ T. ALMPANIDIS
as Arranger	)	Attorney-in-Fact

Owners

EXECUTED as a DEED by A. MANITSAS	)
for and on behalf of	)
AEGEAN DAISY MARITIME COMPANY	)	/s/ A. MANITSAS
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by A. MANITSAS	)
for and on behalf of	)
AEGEAN ROSE MARITIME COMPANY	)	/s/ A. MANITSAS
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
BALTIC NAVIGATION COMPANY	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
CARNABY NAVIGATION INC.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
MARE VISION S.A.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN TANKING S.A.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
OURANOS TANKING S.A.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
SEA BREEZER MARINE S.A.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN BREEZE MARITIME COMPANY	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN TIFFANY MARITIME COMPANY	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN X MARITIME INC.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
PONTOS NAVIGATION INC.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM LLC	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN SEVEN MARITIME INC.	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
VENUS HOLDING COMPANY	)	/s/ Y. KOUMBIADOU
as Owner	)	Attorney-in-Fact
in the presence of:

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

Manager

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN BUNKERING SERVICES INC.	)	/s/ Y. KOUMBIADOU
in the presence of:	)	Attorney-in-Fact
as Manager

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

New Manager

EXECUTED as a DEED by K.KYRIAKOU	)
for and on behalf of	)
AEGEAN MANAGEMENT SERVICES M.C.	)	/s/ K.KYRIAKOU
in the presence of:	)	Attorney-in-Fact
as New Manager

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation:

Corporate Guarantor

EXECUTED as a DEED by Y. KOUMBIADOU	)
for and on behalf of	)
AEGEAN MARINE PETROLEUM NETWORK INC.	)	/s/ Y. KOUMBIADOU
in the presence of:	)	Attorney-in-Fact
as Corporate Guarantor

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Norton Rose LLP
Occupation: